UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS INVESTMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

May 9, 2013

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of FS Investment Corporation (the “Company”) to be held on Thursday, June 20, 2013 at 1:00 p.m., Eastern Time, at Cira Centre, 2929 Arch Street, 21st Floor, Philadelphia, Pennsylvania 19104.

At the Annual Meeting, in addition to considering and voting on routine business matters, including the election of directors, you will be asked to consider and vote on several other matters that are important to the future of the Company. Specifically, you will be asked to consider and vote upon proposals that, if adopted, will effectively position the Company to pursue a listing of the Company’s shares of common stock on a national securities exchange if and when market conditions make it desirable to do so and it is otherwise in the Company’s best interest. These matters are detailed briefly below and are explained in more detail in the enclosed materials. I urge you to read these materials carefully.

Shares of the Company’s common stock have never been listed or traded on any securities exchange, such as the New York Stock Exchange or NASDAQ Stock Market. The Company’s board of directors has considered whether the Company should list its shares on a national securities exchange and has decided that a listing is likely to be beneficial to the Company and its stockholders. Accordingly, the Company’s board of directors is recommending certain corporate actions requiring your vote that will better position the Company to pursue a listing if market conditions make it desirable to do so and it is otherwise in the Company’s best interest.

Because we are a widely held business development company with more than 61,000 stockholders of record, your vote is very important! Your immediate response will help avoid potential delays and may save the Company significant additional expenses associated with soliciting stockholder votes.

The Notice of Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to:

(i) elect ten members of the board of directors of the Company to serve until the 2014 annual meeting of stockholders and until their successors are duly elected and qualified;

(ii) ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

(iii) consider and vote upon the approval of five proposals which will collectively amend and restate the Company’s charter to reflect amendments described in the proxy statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange (such as the New York Stock Exchange or the NASDAQ Stock Market), and which will serve to conform more closely certain provisions in the Company’s charter to provisions in the charters of other business development companies whose securities are listed and publicly-traded on a national securities exchange as described in the proxy statement, which such amendments require the affirmative vote of the holders of a majority of all issued and outstanding shares of common stock for their approval;

(iv) consider and vote upon the approval of a proposal to reflect in the Company’s amended and restated charter an additional amendment described in the proxy statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to remove references to the NASAA Guidelines (as defined in the proxy statement), which amendment requires the affirmative vote of the holders of two-thirds of all issued and outstanding shares of common stock for its approval;

(v) consider and vote upon the approval of proposals to reflect in the Company’s amended and restated charter additional amendments described in the proxy statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to, among other things, (a) increase the vote required to effect changes to certain charter provisions to 80% of all the votes entitled to be cast on the matter and (b) require such increased vote (i.e., 80% of all the votes entitled to be cast on the matter) to effect a liquidation of the Company or any amendment to provisions of the charter relating to the composition of the board of directors and the election of its members, which amendments require the affirmative vote of the holders of two-thirds of all issued and outstanding shares of common stock for their approval;

(vi) consider and vote upon the approval of an amended and restated investment advisory agreement between the Company and its investment advisor, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange (except, as described in the proxy statement, for the removal of the subordinated liquidation incentive fee, which is not dependent upon a listing); and

(vii) consider and vote upon a proposal to authorize flexibility for the Company, with the approval of the Company’s board of directors, to offer and sell shares of the Company’s common stock, during the next 12 months following stockholder approval of such proposal, at a price below the then-current net asset value per share, subject to the Company listing its outstanding shares of common stock on a national securities exchange and certain limitations described in the proxy statement.

In addition to these proposals, you may be asked to consider any other matters that properly may be presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, including proposals to adjourn the Annual Meeting with respect to proposals for which insufficient votes to approve were cast, and, with respect to such proposals, to permit further solicitation of additional proxies by the Company. I will also report on the progress of the Company during the past year and respond to stockholders’ questions.

The Company’s board of directors unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,

Michael C. Forman
Chairman and Chief Executive Officer

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 20, 2013

To the Stockholders of FS Investment Corporation:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of FS Investment Corporation, a Maryland corporation (the “Company”), will be held at Cira Centre, 2929 Arch Street, 21st Floor, Philadelphia, Pennsylvania 19104, on Thursday, June 20, 2013 at 1:00 p.m., Eastern Time (the “Annual Meeting”), for the following purposes:

1.	To elect ten members of the board of directors of the Company to serve until the 2014 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

3.	To consider and vote upon the approval of five proposals to amend and restate the Company’s charter to reflect amendments described in the proxy statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange (such as the New York Stock Exchange or the NASDAQ Stock Market), and which will serve to conform more closely certain provisions in the Company’s charter to provisions in the charters of other business development companies whose securities are listed and publicly-traded on a national securities exchange as described in the proxy statement, which such amendments require the affirmative vote of the holders of a majority of all issued and outstanding shares of common stock for their approval.

4.	To consider and vote upon the approval of a proposal to reflect in the Company’s amended and restated charter an additional amendment described in the proxy statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to remove references to the NASAA Guidelines (as defined in the proxy statement), which amendment requires the affirmative vote of the holders of two-thirds of all issued and outstanding shares of common stock for its approval.

5.	To consider and vote upon the approval of proposals to reflect in the Company’s amended and restated charter additional amendments described in the proxy statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to, among other things, (a) increase the vote required to effect changes to certain charter provisions to 80% of all the votes entitled to be cast on the matter, and (b) require such increased vote (i.e., 80% of all the votes entitled to be cast on the matter) to effect a liquidation of the Company or any amendment to provisions of the charter relating to the composition of the board of directors and the election of its members, which amendments require the affirmative vote of the holders of two-thirds of all issued and outstanding shares of common stock for their approval.

6.	To consider and vote upon the approval of an amended and restated investment advisory agreement between the Company and its investment advisor, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange (except, as described in the proxy statement, for the removal of the subordinated liquidation incentive fee, which is not dependent upon a listing).

7.	To consider and vote upon a proposal to authorize flexibility for the Company, with the approval of the Company’s board of directors, to offer and sell shares of the Company’s common stock, during the next 12 months following stockholder approval, at a price below the then-current net asset value per share, subject to the Company listing its outstanding shares of common stock on a national securities exchange and certain limitations described in the proxy statement.

8.	To consider and transact such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 30, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof.

The Company has enclosed a copy of the proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2012 (the “Annual Report”). The proxy statement, the proxy card and the Annual Report are also available on the Company’s website at www.fsinvestmentcorp.com. If you plan on attending the Annual Meeting and voting your shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

By Order of the Board of Directors,

Stephen S. Sypherd
Vice President, Treasurer and Secretary

May 9, 2013

Stockholders are requested to execute and return promptly the accompanying proxy card, which is being solicited by the board of directors of the Company. You may execute the proxy card using the methods described in the proxy card. Executing the proxy card is important to ensure a quorum at the Annual Meeting. Stockholders also have the option to authorize their proxies by telephone or through the Internet by following the instructions printed on the proxy card. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting in person.

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 20, 2013

PROXY STATEMENT

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of FS Investment Corporation, a Maryland corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held at 1:00 p.m., Eastern Time, on Thursday, June 20, 2013, at Cira Centre, 2929 Arch Street, 21st Floor, Philadelphia, Pennsylvania 19104, and any adjournments or postponements thereof (the “Annual Meeting”). This proxy statement and the accompanying materials are being mailed to stockholders of record described below on or about April 30, 2013 and are available on the Company’s website at www.fsinvestmentcorp.com.

All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR:

(i) the proposal to elect each of the director nominees named herein to the Board to serve until the 2014 annual meeting of stockholders and until his successor is duly elected and qualified (the “Director Proposal”);

(ii) the proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm (the “Accountant Proposal”);

(iii) the proposal to amend and restate the Company’s charter (the “Charter”) to reflect an amendment, which will become effective upon a future listing of the Shares on a national securities exchange (a “Listing”), such as the New York Stock Exchange or the NASDAQ Stock Market, to provide for a staggered Board, which amendment requires the affirmative vote of the holders of a majority of all issued and outstanding Shares for its approval (“Listing Charter Amendment Proposal 1”);

(iv) the proposal to reflect in the Company’s amended and restated Charter additional amendments, which will become effective upon a Listing, to delete certain provisions required by the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”) and which will serve to conform more closely certain provisions to provisions in the charters of other business development companies (“BDCs”) whose securities are listed and publicly-traded on a national securities exchange (“Listed BDCs”), which such amendments require the affirmative vote of the holders of a majority of all issued and outstanding Shares for their approval (“Listing Charter Amendment Proposal 2”);

(v) the proposal to reflect in the Company’s amended and restated Charter an additional amendment, which will become effective upon a Listing, to provide that directors may be removed only for “cause” and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors, which amendment requires the affirmative vote of the holders of a majority of all issued and outstanding Shares for its approval (“Listing Charter Amendment Proposal 3”);

(vi) the proposal to reflect in the Company’s amended and restated Charter an additional amendment, which will become effective upon a Listing, to provide that the Company may limit a stockholder’s right to inspect the books and records of the Company if the Board determines that such stockholder has an improper purpose for requesting such inspection, which amendment requires the affirmative vote of the holders of a majority of all issued and outstanding Shares for its approval (“Listing Charter Amendment Proposal 4”);

(vii) the proposal to reflect in the Company’s amended and restated Charter an additional amendment, which will become effective upon a Listing, to clarify that that indemnification and exculpation provisions in the Company’s amended and restated Charter are subject to the limitations of the 1940 Act (as defined below), which amendment requires the affirmative vote of the holders of a majority of all issued and outstanding Shares for its approval (“Listing Charter Amendment Proposal 5”);

(viii) the proposal to reflect in the Company’s amended and restated Charter an additional amendment, which will become effective upon a Listing, to remove references to the NASAA Guidelines, which amendment requires the affirmative vote of two-thirds of all issued and outstanding Shares for its approval (“Listing Charter Amendment Proposal 6”);

(ix) the proposal to reflect in the Company’s amended and restated Charter additional amendments, which will become effective upon a Listing, to, among other things, (a) increase the vote required to effect changes to certain Charter provisions to 80% of all the votes entitled to be cast on the matter, and (b) require such increased vote (i.e., 80% of all the votes entitled to be cast on the matter) to effect a liquidation of the Company or any amendment to provisions of the Charter relating to the composition of the Board and the election of its members, which amendments require the affirmative vote of two-thirds of all issued and outstanding Shares for their approval (“Listing Charter Amendment Proposal 7”);

(x) the proposal to approve an amended and restated investment advisory agreement (the “Proposed Advisory Agreement”) between the Company and FB Income Advisor, LLC, the Company’s investment adviser (“FB Advisor”), which will become effective upon a Listing (except, as described more fully below, for the removal of the subordinated liquidation incentive fee, which is not dependent upon a Listing) (the “Advisory Agreement Amendment Proposal”); and

(xi) the proposal to authorize the Company to offer and sell Shares at a price below the then-current net asset value (“NAV”) per Share, during the 12 months following stockholder approval, at a price below the then-current net asset value per share, subject to a Listing and certain limitations described in the proxy statement (the “Share Issuance Proposal”).

Even if approved by the Company’s stockholders, none of Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7 or the Advisory Agreement Amendment Proposal (except, as described more fully below, for the removal of the subordinated liquidation incentive fee, which is not dependent upon a Listing) will be implemented unless and until a Listing occurs.

Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholder who executes a proxy may revoke it with respect to any proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Quorum

Stockholders of the Company are entitled to one vote for each Share held. Under the Charter, one-third of the number of Shares entitled to be cast, present in person or by proxy, constitutes a quorum for the transaction of business. Abstentions will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting. Shares for which brokers have not received voting instructions from the beneficial owner of the Shares and do not have, or choose not to exercise, discretionary authority to vote the Shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) also will be treated as Shares present for quorum purposes.

Adjournments

In the event that a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the original record date without notice, other than the announcement at the Annual Meeting to permit further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

If there appear not to be enough votes to approve any proposal at the Annual Meeting, the chairman of the Annual Meeting or the stockholders of the Company who are represented in person or by proxy may vote to adjourn the Annual Meeting to permit further solicitation of proxies. The persons named as proxies for the Company will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Record Date

The Board has fixed the close of business on April 30, 2013 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof. As of the Record Date, there were 253,471,022 Shares outstanding.

Required Vote

Election of Director Nominees. Each director shall be elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on the Director Proposal. Shares represented by broker non-votes are not considered votes cast and thus have no effect on the Director Proposal.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present, is required to ratify the appointment of McGladrey LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Accountant Proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there will not be any broker non-votes with respect to the Accountant Proposal.

Approval of Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 5. The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of each of Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 5. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against each of Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 5. Even if approved by the Company’s stockholders, Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 5 will not be implemented unless and until a Listing occurs.

Approval of Listing Charter Amendment Proposal 6 and Listing Charter Amendment Proposal 7. The affirmative vote by the holders of Shares entitled to cast two-thirds of all the votes entitled to be cast as of the Record Date is necessary for approval of each of Listing Charter Amendment Proposal 6 and Listing Charter Amendment Proposal 7. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against each of Listing Charter Amendment Proposal 6 and Listing Charter Amendment Proposal 7. Even if approved by the Company’s stockholders, Listing Charter Amendment Proposal 6 and Listing Charter Amendment Proposal 7 will not be implemented unless and until a Listing occurs.

Approval of Advisory Agreement Amendment Proposal. The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of the Advisory Agreement Amendment Proposal. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Advisory Agreement Amendment Proposal. Even if approved by the Company’s stockholders, the Advisory Agreement Amendment Proposal will not be implemented unless and until a Listing occurs (except, as described more fully below, for the removal of the subordinated liquidation incentive fee, which is not dependent upon a Listing).

Authorization to Offer and Sell Shares of Common Stock Below Net Asset Value per Share. Approval of this proposal requires the affirmative vote of the stockholders of the Company holding (1) a majority of the outstanding Shares entitled to vote at the Annual Meeting and (2) a majority of the outstanding Shares entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company. For purposes of the Share Issuance Proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of outstanding voting securities” of a Company as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Share Issuance Proposal. Even if approved by the Company’s stockholders, the Company does not expect to offer and sell Shares in accordance with the Share Issuance Proposal unless and until a Listing occurs.

Householding

The Company combines mailings for multiple accounts going to a single household by delivering to that address in a single envelope a copy of the document (annual reports, prospectuses, proxy statements, etc.) or other communications for all accounts who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules of the Securities and Exchange Commission (the “SEC”). If you do not want the Company to continue consolidating your Company mailings and would prefer to receive separate mailings of Company communications, please contact the Company’s transfer agent, DST Systems, Inc. at (877) 628-8575 or send mail to FS Investment Corporation, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, Missouri 64105.

Voting

You may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below. You may also authorize a proxy by telephone or through the Internet using the toll-free telephone number or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link. Stockholders of the Company are entitled to one vote for each Share held.

When voting by proxy and mailing your proxy card, you are required to:

•	indicate your instructions on the proxy card;

•	date and sign the proxy card;

•	mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and

•	allow sufficient time for the proxy card to be received on or before 1:00 p.m., Eastern Time, on June 20, 2013.

The Company has enclosed a copy of this proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2012 (the “Annual Report”). This proxy statement,

the proxy card and the Annual Report are also available on the Company’s website at www.fsinvestmentcorp.com. If you plan on attending the Annual Meeting and voting your Shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

Other Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, the proxy card and the Annual Report. The Company has requested that brokers, nominees, fiduciaries and other persons holding Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company and its affiliates (without special compensation therefor). The Company has also retained Broadridge Investor Communication Solutions, Inc. to assist in the solicitation of proxies for a fee of approximately $47,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of April 30, 2013, the beneficial ownership of the nominees for director, the Company’s executive officers, each person known to the Company to beneficially own 5% or more of the outstanding Shares, and all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of April 30, 2013. Ownership information for those persons who beneficially own 5% or more of the Shares is based upon information furnished by the Company’s transfer agent and other information provided by such persons, if available.

	Shares Beneficially Owned as of April 30, 2013
Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percentage(3)
Interested Directors:
Michael C. Forman(4)	136,014.77	*
David J. Adelman	34,062.86	*
Thomas J. Gravina	—	*
Michael J. Heller	14,263.34	*

Independent Directors:
Gregory P. Chandler	—	*
Barry H. Frank(5)	54,605.06	*
Michael J. Hagan	—	*
Jeffrey K. Harrow	—	*
Paul Mendelson	6,828.06	*
Thomas J. Ridge	—	*

Executive Officers:
Salvatore Faia	—	*
William Goebel	—	*
Zachary Klehr	5,962.87	*
Gerald F. Stahlecker	—	*
Stephen S. Sypherd	—	*

All Executive Officers and Directors as a group (15 persons)	251,736.96	*

*	Less than one percent.

(1)	The address of each beneficial owner is c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

(2)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3)	Based on a total of 253,471,022 Shares issued and outstanding on April 30, 2013.

(4)	Includes 5,089.32 Shares held in trust; 8,375.01 Shares held by spouse in trust; 2,103.66 Shares held for the benefit of minor children in trust; and 7,430.00 Shares held in a 401(k) account.

(5)	Includes 25,659.87 Shares held in an IRA account; 25,596.22 Shares held by spouse in an IRA account; and 3,348.97 Shares held in a joint account with spouse.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, stockholders of the Company are being asked to consider the election of the current directors of the Company. Pursuant to the Company’s Amended and Restated Bylaws, the number of directors on the Board may not be fewer than one, as required by the Maryland General Corporation Law, or greater than twelve. Directors of the Company are elected annually for a term of one year, and serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board is currently comprised of ten directors.

Each director named below has been nominated for election by the Board to serve a one-year term until the 2014 annual meeting of stockholders and until his successor is duly elected and qualified. Each director has agreed to serve as a director if elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and the Company.

A stockholder can vote for, or withhold his or her vote from, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the director nominees named below. If any of the director nominees should decline or be unable to serve as a director, the persons named as proxies will vote for such other nominee as may be proposed by the Nominating and Governance Committee of the Company. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve.

Information about the Board and Director Nominees

The role of the Board is to provide general oversight of the Company’s business affairs and to exercise all of the Company’s powers except those reserved for the stockholders. The responsibilities of the Board also include, among other things, the oversight of the Company’s investment activities, the quarterly valuation of the Company’s assets, oversight of the Company’s financing arrangements and corporate governance activities.

A majority of the members of the Board are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Company or FB Advisor, and are “independent” as defined in Rule 5605(a)(2) of The NASDAQ Stock Market LLC. These individuals are referred to as the Company’s independent directors (the “Independent Directors”). Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board that are not Independent Directors are referred to as interested directors (the “Interested Directors”).

The Board is currently comprised of ten directors, six of whom are Independent Directors. The Board has determined that the following director nominees are Independent Directors: Messrs. Chandler, Frank, Hagan, Harrow, Mendelson, and Ridge. Based upon information requested from each director concerning his background, employment and affiliations, the Board has affirmatively determined that none of the Independent Directors has, or within the last two years had, a material business or professional relationship with the Company, other than in his capacity as a member of the Board or any Board committee or as a stockholder.

In considering each director and the composition of the Board as a whole, the Board utilizes a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity and race, that the Board believes enables a director to make a significant contribution to the Board, the Company and its stockholders. These experiences, characteristics, attributes and skills, which are more fully described below, include, but are not limited to, management experience, independence, financial expertise and experience serving as directors or trustees of other entities. The Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of the Board and the Company.

These experiences, characteristics, attributes and skills relate directly to the management and operations of the Company. Success in each of these categories is a key factor in the Company’s overall operational success and creating stockholder value. The Board believes that directors who possess these experiences, characteristics, attributes and skills are better able to provide oversight of the Company’s management and the Company’s long-term and strategic objectives. Below is a description of the experience, characteristics, attributes and skills of each director nominee that led the Board to conclude that each such person should serve as a director. The Board also considered the specific experience described in each director’s biographical information, as disclosed below.

The following table sets forth certain information regarding the Independent Director nominees and Interested Director nominees. For purposes of this proxy statement, the term “Fund Complex” is defined to include the Company, FS Energy and Power Fund and FS Investment Corporation II.

INDEPENDENT DIRECTORS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Gregory P. Chandler Age: 46 Director	Since 2008

Mr. Chandler has been chief financial officer of Emtec, Inc., a publicly-traded global information technology services provider, since May 2009. Mr. Chandler has also been a member of Emtec Inc.’s board of directors since 2005 where he served as chairman of the audit committee from 2005 through 2009. He also currently serves on the board of trustees of FS Energy and Power Fund and has presided in that role since September 2010. He is also the chairman of FS Energy and Power Fund’s audit committee and a member of FS Energy and Power Fund’s valuation committee and has presided in such roles since April 2011. Mr. Chandler presently serves as a director and chairman of the audit committee of the RBB Funds and serves on the board of the Enterprise Center, a non-profit organization. Previously, he served as managing director, Investment Banking, at Janney Montgomery Scott LLC from 1999 to April 2009. From 1995 to 1999, he was with Pricewaterhouse Coopers (“PwC”) and its predecessor Coopers and Lybrand where he assisted companies in the “Office of the CFO Practice” and also worked as a certified public accountant. During his tenure at PwC he spent the majority of his time in the Investment Company practice. Mr. Chandler served as a logistics officer with the United States Army for four years. Mr. Chandler’s degrees include a B.S. in Engineering from the United States Military Academy at West Point and an MBA from Harvard Business School. He is also a certified public accountant.

Mr. Chandler has extensive experience in valuations and in negotiating debt, equity and mergers and acquisitions transactions in a variety of industries with both public and private companies. In addition, Mr. Chandler has experience managing the audits of mutual funds, hedge funds and venture capital funds. This experience has provided Mr. Chandler, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Two	FS Energy and Power Fund; Emtec, Inc.; RBB Funds

INDEPENDENT DIRECTORS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Barry H. Frank Age: 74 Director	Since 2008

Mr. Frank is a partner in the law firm of Archer & Greiner, P.C. (formerly Pelino & Lentz, P.C.) where he has been a partner since he joined the firm in 2003. Prior to joining Archer & Greiner, P.C., Mr. Frank was a partner in the law firm of Schnader, Harrison, Segal & Lewis from 2000 through 2003. Previously, Mr. Frank had been a partner in the law firm of Mesirov, Gelman, Jaffe, Cramer & Jamieson from 1987 until 2000, when Mesirov Gelman merged with Schnader. From 1975 through 1987, Mr. Frank was a partner in the law firm of Pechner, Dorfman, Wolfe, Rounick & Cabot. Mr. Frank has focused his practice on business and corporate taxation and business and estate planning. Mr. Frank received a B.S. from Pennsylvania State University and a J.D. from the Temple University School of Law. Mr. Frank served on the board of directors of Deb Shops, Inc., formerly listed on NASDAQ, from 1989 through 2007. He also served on the audit committee of Deb Shops, Inc. from 1989 through October 2007 and was Chairman of the audit committee from 1989 through 2003.

Mr. Frank has extensive legal knowledge as a practicing attorney. Specifically, this includes his legal experience related to business and corporate taxation and business planning, as well as his service on the board and audit committee of a NASDAQ exchange-listed company. Mr. Frank provides experience the Board has deemed relevant to the duties required to be performed by the Company’s directors.

			One	Deb Shops, Inc.

INDEPENDENT DIRECTORS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael J. Hagan Age: 50 Director	Since 2011

Since December 2009, Mr. Hagan has been the chairman, president and chief executive officer of LifeShield Security, Inc. (“LifeShield”), a leading wireless home security company. Prior to his employment by LifeShield, Mr. Hagan served as chairman of NutriSystem, Inc. (“NutriSystem”) from 2002 to November 2008, as chief executive officer of NutriSystem from 2002 to May 2008 and as president of NutriSystem from July 2006 to September 2007. Prior to joining NutriSystem, Mr. Hagan was the co-founder of Verticalnet Inc. (“Verticalnet”) and held a number of executive positions at Verticalnet since its founding in 1995, including chairman of the board from 2002 to 2005, president and chief executive officer from 2001 to 2002, executive vice president and chief operating officer from 2000 to 2001 and senior vice president prior to that time. Mr. Hagan has served on the board of directors of NutriSystem since February 2012, presiding in the role of chairman of the board since April 2012, and has also served on the board of directors of ICG Group, Inc. since June 2007. Mr. Hagan previously served as a director of NutriSystem from 2002 to November 2008 and Verticalnet from 1995 to January 2008. Mr. Hagan also served as a member of the board of trustees of American Financial Realty Trust from 2003 to June 2007. Mr. Hagan holds a B.S. in Accounting from Saint Joseph’s University.

Mr. Hagan has significant experience as an entrepreneur and senior executive at public and private organizations. Mr. Hagan also has extensive experience in corporate finance, financial reporting and accounting and controls. This experience has provided Mr. Hagan, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	American Financial Realty Trust; ICG Group, Inc.; NutriSystem, Inc.;

INDEPENDENT DIRECTORS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Jeffrey K. Harrow Age: 56 Director	Since 2010

Mr. Harrow has been chairman of Sparks Marketing Group, Inc., (“Sparks”), since 2001. Mr. Harrow is responsible for both operating divisions of Sparks, which includes Sparks Custom Retail and Sparks Exhibits & Environments, with offices throughout the United States and China. Sparks’ clients include a number of Fortune 500 companies. Prior to joining Sparks, Mr. Harrow served as president and chief executive officer of CMPExpress.com from 1999 to 2000. Mr. Harrow created the strategy that allowed CMPExpress.com to move from a Business-to-Consumer marketplace into the Business-to-Business sector. In 2000, Mr. Harrow successfully negotiated the sale of CMPExpress.com to Cyberian Outpost (NASDAQ ticker: COOL). From 1982 through 1998, Mr. Harrow was the president, chief executive officer and a director of Travel One, a national travel management company. Mr. Harrow was responsible for growing the company from a single office location to more than 100 offices in over 40 cities and to its rank as the 6th largest travel management company in the United States. Under his sales strategy, annual revenues grew from $8 million to just under $1 billion. During this time, Mr. Harrow purchased nine travel companies in strategic cities to complement Travel One’s organic growth. In 1998, Mr. Harrow and his partners sold Travel One to American Express. In addition to serving as a board member of Sparks, Mr. Harrow’s past directorships include service as a director of Cherry Hill National Bank, Hickory Travel Systems, Marlton Technologies and Ovation Travel Group and the Dean’s Board of Advisors of The George Washington University School of Business. Mr. Harrow is a graduate of The George Washington University School of Government and Business Administration, where he received his BBA in 1979.

Mr. Harrow has served in a senior executive capacity at various companies, as well as a member of various boards. His extensive service at various companies has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	None

INDEPENDENT DIRECTORS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Paul Mendelson Age: 66 Director	Since 2008

Mr. Mendelson served as the chief financial officer of Lincoln Investment Planning, Inc., a broker-dealer and registered investment adviser, (“Lincoln Investment”), from 1994 until February 2011 and currently serves as a senior advisor for business development for Lincoln Investment. As chief financial officer, Mr. Mendelson was responsible for all financial reporting, controls, planning and regulatory issues. His activities also included acquisitions, consulting with independent branch offices and negotiating contracts, and, as a member of the executive committee, he participated in strategic planning. Mr. Mendelson has served as a member of the board of directors of FS Investment Corporation II since February 2012, and also serves as Chairman of FS Investment Corporation II’s audit committee and as a member of its valuation committee. Mr. Mendelson previously served as a member of the board of trustees of FS Energy and Power Fund from September 2010 through March 2012, as well as a member of FS Energy and Power Fund’s audit committee and chairman of its valuation committee from May 2011 through March 2012. From 1996 to 1999, Mr. Mendelson also led the technology and operations divisions of Lincoln Investment. Prior to joining Lincoln Investment in 1994, Mr. Mendelson spent 20 years in various positions, including controller, chief financial officer, vice president, president and trustee for a group of commonly-owned privately-held businesses, including manufacturing, retail, service and real estate. Prior to this, Mr. Mendelson spent two years with Arthur Andersen and Company, an international public accounting firm. Mr. Mendelson received a B.S. degree in Accounting from Lehigh University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. He is a member of the American Institute of Certified Public Accountants and holds a Series 27 Securities License.

Mr. Mendelson has extensive experience concerning financial reporting, controls, planning and regulatory issues by virtue of his previous position as chief financial officer of a broker/ dealer and registered investment adviser and various other positions he held during the twenty years prior thereto. In addition, the Board considered his B.S. degree in accounting and his M.B.A. as beneficial to the Company.

			Two	FS Energy and Power Fund; FS Investment Corporation II

INDEPENDENT DIRECTORS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Thomas J. Ridge Age: 67 Director	Since 2011

Mr. Ridge is president and chief executive officer of Ridge Global LLC, a global strategic consulting company. He has held that position since July 2006. He served as secretary of the United States Department of Homeland Security from January 2003 through January 2005, and assistant to the president for Homeland Security (an Executive Office created by President George W. Bush) from October 2001 through December 2002. He served as Governor of the Commonwealth of Pennsylvania from January 1995 through October 2001 and in the U.S. House of Representatives from January 1983 through January 1995. He is also a director of The Hershey Company since November 2007, serving on the finance and risk management and governance committees, Exelon Corporation since May 2005, serving on the energy delivery oversight committee and the risk oversight committee, and a director of Lifelock, Inc. since 2012. Governor Ridge previously served as a director of Brightpoint, Inc. from September 2009 through 2012, serving on the strategy committee, Geospatial Holdings, Inc. from April 2010 through 2012 and Vonage Holdings Corp. from August 2006 through April 2010, where he served on the nominating and governance and compensation committees. He also previously served as a director of Home Depot Corporation from May 2005 to May 2007, where he served on the nominating and corporate governance committee and on the information technology advisory council. Governor Ridge holds a bachelor’s degree, cum laude, from Harvard University and a Juris Doctor degree from The Dickinson School of Law of The Pennsylvania State University.

Governor Ridge has significant experience in governmental service at the federal and state level, has served as a member of various boards for publicly-traded companies and is a recognized leader in both government and industry. This experience has provided Governor Ridge, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	The Hershey Company; Exelon Corporation; Brightpoint, Inc.; Geospatial Holdings, Inc.; Lifelock, Inc.; Vonage Holdings Corp.

INTERESTED DIRECTORS(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael C. Forman Age: 52 Chairman of the Board and Chief Executive Officer	Since 2007

Mr. Forman has served as the Company’s chairman, president and chief executive officer from its inception until April 2013 and currently serves as the Company’s chairman and chief executive officer. He has served as the chairman and chief executive officer of FB Advisor since its inception. Mr. Forman also currently serves as chairman, president and chief executive officer of FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II and FSIC II Advisor, LLC, and has presided in such roles since each entity’s inception in September 2010, September 2010, July 2011 and November 2011, respectively. In 2005, Mr. Forman co-founded FB Capital Partners, L.P., an investment firm that previously invested in private equity, senior and mezzanine debt and real estate, and has served as managing general partner since inception. In May 2007, Mr. Forman co-founded Franklin Square Holdings, L.P. (“Franklin Square Holdings”) the Company’s affiliate and sponsor. Prior to co-founding FB Capital Partners, L.P., Mr. Forman spent nearly 20 years as an attorney in the Corporate and Securities Department at the Philadelphia-based law firm of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, where he was a partner from 1991 until leaving the firm to focus exclusively on investments. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman serves as a member of the board of directors of a number of private companies. He is also a member of a number of civic and charitable boards, including The Franklin Institute (executive committee member), the University of the Arts (executive committee member), the Vetri Foundation for Children (chairman), the executive committee of the Greater Philadelphia Alliance for Capital and Technologies (PACT), and Murex Investments, Inc., a Pennsylvania-based economic development/venture capital firm, where he chairs the investment committee. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University.

Mr. Forman has extensive experience in corporate and securities law and has founded and served in a leadership role of various companies, including FB Advisor, which serves as the Company’s investment adviser. The Board believes Mr. Forman’s experience and his positions as the Company’s and FB Advisor’s chief executive officer make him a significant asset to the Company.

			Three	FS Energy and Power Fund; FS Investment Corporation II

INTERESTED DIRECTORS(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
David J. Adelman Age: 41 Director	Since 2008

Mr. Adelman is the Company’s vice-chairman and the vice-chairman of FB Advisor. He also currently serves as the vice-chairman of FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II and FSIC II Advisor, LLC and has presided in such role since each entity’s inception in September 2010, September 2010, July 2011 and November 2011, respectively. Mr. Adelman has significant managerial and investment experience and has served as the president and chief executive officer of Philadelphia-based Campus Apartments, Inc. (“Campus Apartments”), since 1997. Campus Apartments develops, manages, designs and privately finances more than 220 upscale housing facilities for colleges and universities across the United States. In 2006, Campus Apartments entered into a $1.1 billion venture with GIC Real Estate Pte Ltd., the real estate investment arm of the Government of Singapore Investment Corporation, in which Campus Apartments uses the venture’s capital to acquire, develop, operate and manage student housing projects across the United States. In addition to his duties as president and chief executive officer of Campus Apartments, Mr. Adelman has been the chief executive officer of Campus Technologies, Inc. since 2001, the vice-chairman of University City District board of directors since 1997, board member of ICG Group, Inc, and member of the National Multi Family Council (NMHC) and the Young President’s Organization. Mr. Adelman formerly served as a board member of Hyperion Bank and on the executive committee of the Urban Land Institute’s Philadelphia Chapter. Mr. Adelman is also an active private investor and entrepreneur, having co-founded Franklin Square Holdings with Mr. Forman. Mr. Adelman received his B.A. in Political Science from The Ohio State University.

Mr. Adelman serves as vice-chairman of FB Advisor and, together with Mr. Forman, is responsible for implementing the Company’s investment strategy. Mr. Adelman has substantial management, operational and financial expertise generated through his leadership roles for public and private companies, including his service as president and chief executive officer of Campus Apartments. Mr. Adelman also serves on the board of directors and in other leadership roles for various charitable and civic organizations. These varied activities have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Three	FS Energy and Power Fund; FS Investment Corporation II; ICG Group, Inc.

INTERESTED DIRECTORS(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Thomas J. Gravina Age: 51 Director	Since 2009

Mr. Gravina currently serves as executive chairman of GPX Enterprises, L.P., a private investment firm, and its affiliates, including GPX Realty Partners, L.P., a private real estate and investment advisory firm, and has served in such capacities since co-founding GPX Enterprises, L.P. in 2006. He also currently serves on the board of trustees of FS Energy and Power Fund and has presided in that role since September 2009. He is a member of FS Energy and Power Fund’s nominating and corporate governance committee and has presided in that role since April 2011. He was also a member of FS Investment Corporation’s audit committee from January 2010 to September 2011. Mr. Gravina also currently serves as chairman and chief executive officer of EvolveIP Holdings, LLC, a cloud based technology provider, which he co-founded in 2007. Previously, from 2000 to 2005, Mr. Gravina served as president and chief executive officer and director of ATX Communications, Inc., a NASDAQ publicly-traded communications company. Mr. Gravina also served as chairman of the board of directors of ATX Communications, Inc. from 2005 to 2006. Mr. Gravina led the multi-billion dollar merger in 2000 between publicly-traded CoreComm Limited and Voyager.net, and privately-held ATX Telecommunications Services, of which he was co-chief executive officer and co-founder since 1987. Mr. Gravina is a member of the board of trustees, Chairman of the audit and foundation committees and is a member of the finance committee of the Philadelphia College of Osteopathic Medicine and is a member of other charitable and civic boards. Mr. Gravina received his B.S. in Business Administration from Villanova University.

Mr. Gravina has served as a member of various boards, including public company and charitable and civic organizations. In addition, his service as chairman of both public and private companies, including a private investment firm that he co-founded have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Two	FS Energy and Power Fund

INTERESTED DIRECTORS(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael J. Heller Age: 48 Director	Since 2008

Mr. Heller is a shareholder at the law firm of Cozen O’Connor, P.C., where he currently serves as the firm’s president and chief executive officer, and has served in such capacity since January 1, 2013. Immediately prior to that, Mr. Heller was the president and executive partner of Cozen O’Connor, P.C. He also currently serves on the board of trustees of FS Energy and Power Fund and the board of directors of FS Investment Corporation II and has presided in such roles since September 2010 and February 2012, respectively. He also has served as the chairman of FS Energy and Power Fund’s nominating and corporate governance committee and as a member of its valuation committee since April 2011. He is also chairman of FS Investment Corporation II’s nominating and corporate governance committee and has presided in that role since February 2012. Mr. Heller is a corporate and securities lawyer, whose practice is devoted to representing private equity and venture capital funds as well as counseling entrepreneurs and middle-market businesses in various corporate matters, including the structuring of capital-raising transactions and merger and acquisition transactions. Prior to becoming the president and chief executive officer of Cozen O’Connor, P.C., Mr. Heller was the chairman of the Business Law Department from January 2007, and he served as vice-chairman of Cozen O’Connor, P.C.’s Business Law Department from 2002 until January 2007. Mr. Heller is a member of the board of directors of Cozen O’Connor, P.C., Hanover Fire and Casualty Insurance Company, a privately held property and casualty insurance company, and a member of the board of trustees of Thomas Jefferson University Hospital. Mr. Heller received a B.S. in Accounting, summa cum laude, from The Pennsylvania State University, and a J.D., magna cum laude, from Villanova University, where he was a Law Review editor and a member of the Order of the Coif.

Mr. Heller has extensive experience in corporate and securities law matters and has represented various private equity and venture capital funds. Further, Mr. Heller serves on the boards of several private companies and civic and charitable organizations. These activities have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Three	FS Energy and Power Fund; FS Investment Corporation II

†	Includes directorships held in (1) any investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Exchange Act and (3) any company subject to the requirements of Section 15(d) of the Exchange Act.

(1)	The address for each director is c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

(2)	Directors serve for a one year term until the next annual meeting of stockholders and until their successors are duly elected and qualified.

(3)	“Interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act. Messrs. Forman and Adelman are each an “interested person” because of their affiliation with FB Advisor. Messrs. Heller and Gravina are “interested persons” because of material professional relationships they have with Mr. Forman.

Risk Oversight and Board Structure

Board’s Role in Risk Oversight

Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for the Company consisting of, among other things, the following activities: (1) at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Company; (2) reviewing and approving, as applicable, the compliance policies and procedures of the Company; (3) reviewing investment strategies, techniques and the processes used to manage related risks; (4) meeting with representatives of, or reviewing reports prepared by or with respect to, key service providers, including the investment adviser, administrator, distributor, transfer agent, custodian and independent registered public accounting firm of the Company, to review and discuss the activities of the Company and to provide direction with respect thereto; (5) reviewing periodically, and at least annually, the Company’s fidelity bond, directors and officers, and errors and omissions insurance policies and such other insurance policies as may be appropriate; and (6) overseeing the Company’s accounting and financial reporting processes, including supervision of the Company’s independent accountants to ensure that they provide timely analyses of significant financial reporting and internal control issues.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s Chief Compliance Officer. The Board receives a quarterly report from the Chief Compliance Officer, who reports on, among other things, the Company’s compliance with applicable securities laws and its internal compliance policies and procedures. In addition, the Company’s Chief Compliance Officer prepares a written report annually evaluating, among other things, the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s report, which is reviewed by the Board, addresses at a minimum: (1) the operation and effectiveness of the compliance policies and procedures of the Company and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (4) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. The Chief Compliance Officer also meets separately in executive session with the Independent Directors at least once each year. In addition to compliance reports from the Company’s Chief Compliance Officer, the Board also receives reports from legal counsel to the Company regarding regulatory compliance and governance matters.

Board Composition and Leadership Structure

Mr. Forman, who is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act, serves as both the Chief Executive Officer of the Company and Chairman of the Board. The Board believes that Mr. Forman, as co-founder and Chief Executive Officer of the Company, is the director with the most knowledge of the Company’s business strategy and is best situated to serve as Chairman of the Board. The Charter, as well as regulations governing BDCs generally, requires that a majority of the Board be persons other than “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act. The Board does not currently have a lead Independent Director.

The Board, after considering various factors, has concluded that its structure is appropriate given the current size and complexity of the Company and the extensive regulation to which the Company is already subject as a BDC.

Committees of the Board

The Board has established three standing committees of the Board, which consist of an Audit Committee, a Valuation Committee and a Nominating and Corporate Governance Committee. The Board met 20 times during the fiscal year ended December 31, 2012, including four regular quarterly meetings. Each director attended at least 75% of the aggregate of all meetings of the Board to which they were invited during the fiscal year ended December 31, 2012, with the exception of Messrs. Adelman and Ridge. The Company does not have a formal policy regarding director attendance at an annual meeting of stockholders. None of the directors attended the Company’s annual meeting held on June 21, 2012.

The Board has not established a standing compensation committee because the executive officers of the Company do not receive any direct compensation from the Company. The Board, as a whole, participates in the consideration of director compensation and decisions on director compensation are based on, among other things, a review of data of comparable BDCs.

Audit Committee

The Board has established an Audit Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Audit Committee. The Audit Committee members are Messrs. Chandler (Chairman), Frank and Mendelson, each an Independent Director. The Board has determined that Messrs. Chandler and Mendelson are “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. The primary function of the Audit Committee is to oversee the integrity of the Company’s accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies. The Audit Committee held six meetings during the fiscal year ended December 31, 2012. Each member of the Audit Committee who served on such committee during the 2012 calendar year attended over 75% of the meetings held during 2012. The Audit Committee charter is available on the Company’s website at www.fsinvestmentcorp.com.

Valuation Committee

The Board has established a Valuation Committee consisting of four members, including a Chairman of the Valuation Committee. The Valuation Committee members are Messrs. Chandler, Frank (Chairman), Heller and Mendelson. The primary function of the Valuation Committee is to establish guidelines and make recommendations to the Board on valuation matters. The Valuation Committee held four meetings during the fiscal year ended December 31, 2012. Each member of the Valuation Committee who served on such committee during the 2012 calendar year attended over 75% of the meetings held during 2012.

Nominating and Corporate Governance Committee

The Board has established a Nominating and Corporate Governance Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee members are Messrs. Gravina (Chairman), Harrow and Heller. The primary function of the Nominating and Corporate Governance Committee is to consider and make recommendations to the Board regarding certain governance matters, including selection of directors for election by stockholders, selection of nominees to fill vacancies on the Board or a committee thereof, development and revision, as appropriate, of applicable corporate governance documentation and practices and oversight of the evaluation of the Board. The Nominating and Corporate Governance Committee’s charter was adopted by the Board on November 8, 2011. The Nominating and Corporate Governance Committee was established on January 13, 2011 and held five meetings during the fiscal year ended December 31, 2012. Each member of the Nominating and Corporate Governance Committee who served on such committee during the 2012 calendar year attended over 75% of the meetings held during 2012.

When nominating director candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate. Among the qualifications considered in the selection of candidates, the Nominating and Corporate Governance Committee considers the following attributes and criteria of candidates: experience, including experience with investment companies and other organizations of comparable purpose, skills, expertise, diversity, including diversity of gender, race and national origin, personal and professional integrity, time availability in light of other commitments, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board, including, when applicable, to enhance the ability of the Board or committees of the Board to fulfill their duties and/or to satisfy any independence or other applicable requirements imposed by law, rule, regulation or listing standard including, but not limited to, the 1940 Act and rules of the SEC. The director nominees were approved by the members of the Nominating and Corporate Governance Committee and the entire Board.

The Nominating and Corporate Governance Committee considers candidates suggested by its members and other Board members, as well as the Company’s management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board must provide notice to the Corporate Secretary of the Company in accordance with the requirements set forth in the Company’s Amended and Restated Bylaws, which are described in greater detail under the heading “Submission of Stockholder Proposals.” Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director. The Nominating and Corporate Governance Committee charter is available on the Company’s website at www.fsinvestmentcorp.com.

Communications Between Stockholders and the Board

The Board welcomes communications from the Company’s stockholders. Stockholders may send communications to the Board or to any particular director to the following address: c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Information about Executive Officers Who Are Not Directors

The following table sets forth certain information regarding the executive officers of the Company who are not directors of the Company:

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years
Salvatore Faia Age: 50 Chief Compliance Officer	Since 2008

Mr. Faia has served as the Company’s chief compliance officer since May 2008. Mr. Faia also serves as chief compliance officer of FS Investment Corporation II and FS Energy and Power Fund, and has presided in such roles since July 2011 and April 2011, respectively. Also, Mr. Faia served as chief compliance officer for FB Advisor from November 2008 to December 2010. Since 2004, Mr. Faia has served as the president of Vigilant Compliance, LLC, a full service compliance firm serving mutual funds and the investment industry. In connection with his role as president of Vigilant Compliance, LLC, he currently serves as chief compliance officer for a number of mutual funds and investment advisers. Mr. Faia has also served as trustee to EIP Growth and Income Fund since May 2005.

From 2002 to 2004, Mr. Faia served as senior legal counsel for PFPC Worldwide, Inc., and from 1997 to 2001, he was a partner with Pepper Hamilton LLP. Mr. Faia has extensive experience with mutual funds, hedge funds, investment advisers, broker-dealers and the investment management industry. In addition to being an experienced attorney with respect to the 1940 Act and the Investment Advisers Act of 1940, as amended, he is a Certified Public Accountant and holds various Financial Industry Regulatory Authority Securities Licenses. Mr. Faia is a member of the Investment Company Institute’s Chief Compliance Officer Committee. Mr. Faia graduated from the University of Pennsylvania Law School with his J.D., and received his degree in accounting and finance from La Salle University.

William Goebel Age: 38 Chief Financial Officer	Since 2011	Mr. Goebel has served as the Company’s chief financial officer since February 2010. Mr. Goebel also serves as chief financial officer of FS Investment Corporation II, and has presided in such role since July 2011, and served as chief financial officer of FS Energy and Power Fund from February 2011 to November 2012. Prior to joining the Company, Mr. Goebel held a senior manager audit position with Ernst & Young LLP in the firm’s asset management practice from 2003 to January 2011, where he was responsible for the audits of regulated investment companies, private investment partnerships, investment advisers and broker-dealers. Mr. Goebel began his career at a regional public accounting firm, Tait, Weller and Baker LLP, in 1997. Mr. Goebel received a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1997. He is a certified public accountant and holds the CFA Institute’s Chartered Financial Analyst designation.

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years
Zachary Klehr Age: 34 Executive Vice President	Since 2012	Mr. Klehr has served as the Company’s executive vice president since January 2013. Mr. Klehr also currently serves as executive vice president of FS Energy and Power Fund and FS Investment Corporation II and has presided in such roles since January 2013. Mr. Klehr has also served in various senior officer capacities for Franklin Square Holdings and its affiliated investment advisers, FB Advisor, FS Investment Advisor, LLC and FSIC II Advisor, LLC, since the later of February 2011 or such entity’s inception date, including as executive vice president since September 2012. In this role, he focuses on fund administration, portfolio management, fund operations, research, education and communications. Prior to joining Franklin Square Holdings, Mr. Klehr served as a vice president at Versa Capital Management (“Versa”), a private equity firm with approximately $1 billion in assets under management, from July 2007 to February 2011. At Versa, he sourced, underwrote, negotiated, structured and managed investments in middle-market distressed companies, special situations and distressed debt. Prior to Versa, Mr. Klehr spent five years at Goldman, Sachs & Co., starting as an analyst in the Investment Banking Division, then in the executive office working on firm-wide strategy covering hedge funds and other complex multi-faceted clients of the firm. Later, he joined the Financial Sponsors Group as an associate where he focused on leveraged buyouts, acquisitions and equity and debt financings for private equity clients. Mr. Klehr received his M.B.A., with honors, from the Wharton School of the University of Pennsylvania and his B.A., cum laude, also from the University of Pennsylvania. He is active in his community and serves on the board of trustees of The Philadelphia School where he is a member of the executive, governance, advancement, finance and investment committees.

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years
Gerald F. Stahlecker Age: 47 President	Since 2010

Mr. Stahlecker has served as the Company’s president since April 2013 and before that as executive vice president since April 2010. He has served as executive vice president of FB Advisor and Franklin Square Holdings since January 2010. Mr. Stahlecker also serves as executive vice president of FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II and FSIC II Advisor, LLC, and has presided in such roles since the inception of the respective entities in September 2010, September 2010, July 2011 and November 2011, respectively. Mr. Stahlecker was a director and served as a member of the audit committee and as chairman of the valuation committee from the Company’s inception to December 2009 when he resigned as a director in order to join the Company’s affiliates, FB Advisor and Franklin Square Holdings. Mr. Stahlecker is a former founding partner of Radcliffe Capital Management, L.P. (“Radcliffe”), an SEC-registered investment advisory firm which manages the Radcliffe Funds, a family of Cayman Islands-based, master-feeder structured hedge funds, as well as separately managed accounts for an institutional investor base. Radcliffe pursues convertible arbitrage, high-yield debt, special situations and event-driven investment strategies. From its founding in October 2002 until selling his interest in Radcliffe in July 2009, Mr. Stahlecker served as managing director and chief operating officer of Radcliffe and was the co-chair of its investment committee. Prior to co-founding Radcliffe and its affiliated entities, from May 1998 through October 2002, Mr. Stahlecker served as an officer and director of Rose Glen Capital Management, L.P. (“Rose Glen”), a predecessor to Radcliffe. Rose Glen managed hedge funds focusing on directly-negotiated, structured debt and equity investments in public companies. Mr. Stahlecker has extensive experience in structuring and negotiating investment transactions on behalf of investors and issuers and has participated in numerous distressed and special situation restructurings on behalf of investors.

From 1992 to 1998, Mr. Stahlecker was an attorney at Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, a Philadelphia-based law firm, where he practiced corporate and securities law. While at Klehr, Harrison, Mr. Stahlecker represented hedge funds, venture capital funds and other institutional investors pursuing structured equity and debt investments in public and private companies. Prior to attending law school, from 1987 to 1989, Mr. Stahlecker worked as a senior analyst at Furash & Company, a consulting boutique in Washington, D.C., where he advised banks and other financial institutions regarding mergers and acquisitions, restructurings, asset/liability management and strategic planning. Mr. Stahlecker received his B.S. in Industrial Management, with concentrations in Finance and Strategic Planning, from Carnegie Mellon University and his J.D. from Villanova University Law School, where he was an editor of the Villanova University Environmental Law Journal. Mr. Stahlecker serves on the board of directors of the Investment Program Association, an industry trade group, and previously served on the board of trustees of The Philadelphia School where he served as a member of its advancement, finance and investment committees.

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years
Stephen S. Sypherd Age: 36 Vice President, Treasurer and Secretary	Since 2013	Mr. Sypherd has served as the Company’s vice president, treasurer and secretary since January 2013. Mr. Sypherd also currently serves as vice president, treasurer and secretary of FS Energy and Power Fund and FS Investment Corporation II and has presided in such roles since January 2013. Mr. Sypherd has also served in various senior officer capacities for Franklin Square Holdings and its affiliated investment advisers, FB Advisor, FS Investment Advisor, LLC and FSIC II Advisor, LLC, since the later of August 2010 or such entity’s inception date, including as senior vice president since December 2011 and general counsel since January 2013. He is responsible for legal and compliance matters across all entities and investment products of Franklin Square Holdings. Prior to joining Franklin Square Holdings, Mr. Sypherd served for eight years as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law. Mr. Sypherd received his B.A. in Economics from Villanova University and his J.D. from the Georgetown University Law Center, where he was an executive editor of the Georgetown Law Journal.

(1)	The address for each officer is c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct, ethics and statement on the prohibition of insider trading (“Code of Business Conduct and Ethics”) pursuant to Rule 17j-1 under the 1940 Act, which applies to, among others, its officers, including its Chief Executive Officer and its Chief Financial Officer, as well as the members of the Board. The Company’s Code of Business Conduct and Ethics can be accessed via the Company’s website at www.fsinvestmentcorp.com by clicking on “Corporate Governance” at the bottom of the page. The Company intends to disclose any amendments to or waivers of required provisions of the Code of Business Conduct and Ethics on Form 8-K, as required by the Exchange Act and the rules and regulations promulgated thereunder.

Compensation Discussion and Analysis

The Company’s executive officers do not receive any direct compensation from the Company. The Company does not currently have any employees and does not expect to have any employees. As an externally managed BDC, services necessary for the Company’s business are provided by individuals who are employees of FB Advisor or its affiliates or by individuals who were contracted by FB Advisor, the Company or their respective affiliates to work on behalf of the Company. Each of the Company’s executive officers is an employee of FB Advisor or an outside contractor, and the day-to-day investment operations and administration of the Company’s portfolio are managed by FB Advisor. In addition, the Company reimburses FB Advisor for the Company’s allocable portion of expenses incurred by FB Advisor in performing its obligations under the current investment advisory and administrative services agreement between the Company and FB Advisor (the “Current Advisory Agreement”).

The Company reimburses FB Advisor for expenses necessary to perform services related to the Company’s administration and operations. The amount of this reimbursement is set at the lesser of (1) FB Advisor’s actual costs incurred in providing such services and (2) the amount that the Company estimates it would be required to pay alternative service providers for comparable services in the same geographic location. FB Advisor is required to allocate the cost of such services to the Company based on objective factors such as total assets, revenues, time allocations and/or other reasonable metrics. The Board then assesses the reasonableness of such reimbursements based on the breadth, depth and quality of such services as compared to the estimated cost to the

Company of obtaining similar services from third-party providers known to be available. In addition, the Board considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Board compares the total amount paid to FB Advisor for such services as a percentage of the Company’s net assets to the same ratio as reported by other comparable BDCs. During the year ended December 31, 2012, the Company incurred administrative services expenses of approximately $5.3 million attributable to FB Advisor, of which approximately $4.8 million related to the allocation of costs of administrative personnel for services rendered to the Company by FB Advisor and the remainder related to other reimbursable expenses. The Company paid FB Advisor approximately $4.5 million for the services rendered under this arrangement during the year ended December 31, 2012. As of December 31, 2012, there was approximately $947,000 in administrative services expense payable to FB Advisor.

Under the terms of the Current Advisory Agreement, when the Company’s registration statement was declared effective by the SEC and the Company was successful in raising gross proceeds from unrelated outside investors of at least $2.5 million (the “minimum offering requirement”), FB Advisor became entitled to receive 1.5% of gross proceeds raised until all offering costs and organization costs funded by FB Advisor or its affiliates (including Franklin Square Holdings) have been recovered. On January 2, 2009, the Company exceeded the minimum offering requirement. The Company paid total reimbursements of approximately $0, $641,000 and $1.7 million to FB Advisor and its affiliates during the years ended December 31, 2012, 2011 and 2010, respectively. The reimbursements are recorded as a reduction of capital. As of December 31, 2012, no amounts remained reimbursable to FB Advisor and its affiliates under this arrangement.

The Current Advisory Agreement provides that FB Advisor and its officers, directors, controlling persons and any other person or entity affiliated with it acting as the Company’s agent shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by FB Advisor, and FB Advisor shall be held harmless for any loss or liability suffered by the Company, if (i) FB Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in the Company’s best interests, (ii) FB Advisor was acting on behalf of or performing services for the Company, (iii) the liability or loss suffered was not the result of negligence or misconduct by FB Advisor or an affiliate thereof acting as the Company’s agent and (iv) the indemnification or agreement to hold FB Advisor harmless is only recoverable out of the Company’s net assets and not from the Company’s stockholders.

Director Compensation

Prior to meeting the minimum offering requirement, the Company’s directors were not entitled to compensation. Subsequent to the Company’s satisfaction of the minimum offering requirement in January 2009, the Company’s directors who do not also serve in an executive officer capacity for the Company or FB Advisor became entitled to receive an annual cash retainer of $25,000.

On March 14, 2011, the Board approved a fee arrangement, effective as of January 1, 2011, which applies to those directors who do not also serve in an executive officer capacity for the Company or FB Advisor. These directors are Messrs. Chandler, Frank, Hagan, Harrow, Gravina, Heller, Mendelson and Ridge. The fee arrangement provides for a sliding scale of annual cash retainer fees, fees for attending in-person Board and committee meetings and annual fees for serving as a committee chairperson, based on the Company’s net asset value as of the end of each fiscal quarter. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

Net Asset Value	Annual Cash Retainer	Board/Committee Meeting Fee	Annual Chairperson Fee
$0 to $100 million	$0	$0	$0
$100 million to $300 million	$25,000	$1,000	$5,000
$300 million to $500 million	$40,000	$1,000	$5,000
$500 million to $1 billion	$60,000	$1,500	$20,000
> $1 billion	$80,000	$2,500	$25,000

The Company will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each in-person Board meeting and each committee meeting not held concurrently with a Board meeting.

The Company does not pay compensation to its directors who also serve in an executive officer capacity for the Company or FB Advisor. The Company’s directors waived all compensation and reimbursements through June 30, 2009.

The table below sets forth the compensation received by each director from (i) the Company and (ii) to the extent the director also served on the board of directors or board of trustees of one or more of the other companies in the Fund Complex, including the Company, in each case, for service during the fiscal year ended December 31, 2012:

Name of Director	Fees Earned or Paid in Cash by the Company	Total Compensation from the Company	Total Compensation from the Fund Complex(1)
David J. Adelman	—	—	—
Gregory P. Chandler	$137,500	$137,500	$198,750
Michael C. Forman	—	—	—
Barry H. Frank	$137,500	$137,500	$137,500
Thomas J. Gravina	$127,500	$127,500	$175,000
Michael J. Hagan	$90,000	$90,000	$90,000
Jeffrey K. Harrow	$100,000	$100,000	$100,000
Michael J. Heller	$112,500	$112,500	$204,750
Paul Mendelson	$112,500	$112,500	$159,500
Thomas J. Ridge	$87,500	$87,500	$87,500

(1)	Messrs. Adelman, Chandler, Forman, Gravina and Heller serve on the board of directors of FS Energy and Power Fund, which is part of the Fund Complex. Messrs. Adelman, Forman, Heller and Mendelson serve on the board of directors of FS Investment Corporation II, which is also part of the Fund Complex. Compensation amounts shown represent compensation such directors received from FS Energy and Power Fund and FS Investment Corporation II, as applicable, for services rendered during the fiscal year ended December 31, 2012.

The table below shows the dollar range of equity securities of the Company and the aggregate dollar range of equity securities of the Fund Complex that were beneficially owned by each director as of the Record Date stated as one of the following dollar ranges: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; or over $100,000.

Name of Director	Dollar Range of Equity Securities Beneficially Owned in the Company(1)(2)	Aggregate Dollar Range of Equity Securities in the Fund Complex(1)(2)
Interested Directors:
Michael C. Forman	Over $100,000	Over $100,000
David J. Adelman	Over $100,000	Over $100,000
Michael J. Heller	Over $100,000	Over $100,000
Thomas J. Gravina	None	Over $100,000

Independent Directors:
Gregory P. Chandler	None	Over $100,000
Barry H. Frank	Over $100,000	Over $100,000
Michael J. Hagan	None	Over $100,000
Jeffrey K. Harrow	None	Over $100,000
Paul Mendelson	$50,001-$100,000	Over $100,000
Thomas J. Ridge	None	None

(1)	Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Exchange Act.

(2)	The dollar range of equity securities of the Company beneficially owned by directors is based on a price of $10.80 per Share, which is the last offering price at which the Company issued Shares in its public offering in May 2012. The dollar range of equity securities of FS Investment Corporation II and FS Energy and Power Fund beneficially owned by directors of the Company, if applicable, is based on a price of $10.45 per share of common stock of FS Investment Corporation II and $10.70 per common share of FS Energy and Power Fund, which were the public offering prices of such securities as of April 30, 2013.

Certain Relationships and Related Transactions (dollar amounts in thousands)

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. For example, the Company’s Code of Business Conduct and Ethics generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the Code of Business Conduct and Ethics for any executive officer or member of the Board must be approved by the Board and are publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee is required to review and approve all transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Exchange Act). Prior to the occurrence of a liquidity event, all future transactions with affiliates of the Company will be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the Board, including a majority of the Independent Directors.

Pursuant to the Current Advisory Agreement, FB Advisor is entitled to an annual base management fee of 2.0% of the average value of the Company’s gross assets and an incentive fee based on the Company’s performance.

The incentive fee currently consists of three parts. The first part, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears and equals 20.0% of “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return on adjusted capital, as defined in the Current Advisory Agreement, equal to 2.0% per quarter, or an annualized hurdle rate of 8.0%. As a result, FB Advisor will not earn this incentive fee for any quarter until the Company’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 2.0%. Once the

Company’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, FB Advisor will be entitled to a “catch-up” fee equal to the amount of the pre-incentive fee net investment income in excess of the hurdle rate, until the Company’s pre-incentive fee net investment income for such quarter equals 2.5%, or 10.0% annually, of adjusted capital. This “catch-up” feature allows FB Advisor to recoup the fees foregone as a result of the existence of the hurdle rate. The second part of the incentive fee, which is referred to as the incentive fee on capital gains during operations, is an incentive fee on capital gains during operations prior to a liquidation of the Company and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Current Advisory Agreement). This fee equals 20.0% of the Company’s incentive fee capital gains, which equal the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees. The third part of the incentive fee, which is referred to as the subordinated liquidation incentive fee, equals 20.0% of the net proceeds from a liquidation of the Company in excess of adjusted capital, as calculated immediately prior to liquidation. FB Advisor has agreed with the Company to remove the subordinated liquidation incentive fee from the Current Advisory Agreement. Following the removal of the subordinated liquidation incentive fee, the incentive fee will consist of two parts. In the event that the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date do not approve the Advisory Agreement Amendment Proposal, the Company and FB Advisor nonetheless intend to remove the subordinated liquidation incentive fee from the Current Advisory Agreement. The removal of the subordinated liquidation incentive fee would not lead to any increase in advisory fees paid by the Company to FB Advisor.

The Company commenced accruing fees under the Current Advisory Agreement on January 2, 2009, upon the commencement of the Company’s operations. Management fees are paid on a quarterly basis in arrears. During the year ended December 31, 2012, the Company accrued $68,059 in base management fees payable to FB Advisor. The Company paid $56,124 of these fees during the year ended December 31, 2012. As of December 31, 2012, $21,507 in base management fees were payable to FB Advisor.

During the three months ended December 31, 2012, the Company accrued a subordinated incentive fee on income of $13,393 based upon the performance of its portfolio and paid FB Advisor $0 in respect of such fee. As of December 31, 2012, a subordinated incentive fee on income of $13,393 was payable to FB Advisor.

The Company accrues for the capital gains incentive fee, which, if earned, is paid annually. The Company accrues the incentive fee based on net realized and unrealized gains; however, under the terms of the Current Advisory Agreement, the fee payable to FB Advisor is based on realized gains and no such fee is payable with respect to unrealized gains unless and until such gains are actually realized. During the year ended December 31, 2012, the Company accrued capital gains incentive fees of $39,751 based on the performance of its portfolio, of which $27,960 was based on unrealized gains and $11,791 was based on realized gains.

The Company reimburses FB Advisor for expenses necessary to perform services related to the Company’s administration and operations. The amount of this reimbursement is set at the lesser of (1) FB Advisor’s actual costs incurred in providing such services and (2) the amount that the Company estimates it would be required to pay alternative service providers for comparable services in the same geographic location. FB Advisor is required to allocate the cost of such services to the Company based on objective factors such as total assets, revenues, time allocations and/or other reasonable metrics. The Board then assesses the reasonableness of such reimbursements based on the breadth, depth and quality of such services as compared to the estimated cost to the Company of obtaining similar services from third-party providers known to be available. In addition, the Board considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Board compares the total amount paid to FB Advisor for such services as a percentage of the Company’s net assets to the same ratio as reported by other comparable BDCs. During the year ended December 31, 2012, the Company incurred administrative services expenses of $5,297 attributable to FB Advisor, of which $4,772 related to the allocation of costs of administrative personnel for services rendered to the Company by FB Advisor and the remainder related to other reimbursable expenses. The Company paid FB

Advisor $4,504 for the services rendered under this arrangement during the year ended December 31, 2012. As of December 31, 2012, there was $947 in administrative services expense payable to FB Advisor.

The dealer manager for the Company’s public offering was FS2 Capital Partners, LLC, which is one of the Company’s affiliates. During the year ended December 31, 2012, FS2 Capital Partners, LLC retained approximately $15,842 for selling commissions and dealer manager fees in connection with the sale of Shares.

Under the terms of the Current Advisory Agreement, when the Company’s registration statement was declared effective by the SEC and the Company was successful in satisfying the minimum offering requirement, FB Advisor became entitled to receive 1.5% of gross proceeds raised in the Company’s continuous public offering until all offering costs and organization costs funded by FB Advisor or its affiliates (including Franklin Square Holdings) had been recovered. On January 2, 2009, the Company satisfied the minimum offering requirement. The Company paid total reimbursements of $0 to FB Advisor and its affiliates during the year ended December 31, 2012. As of December 31, 2012, no amounts remain reimbursable to FB Advisor and its affiliates under this arrangement.

FB Advisor’s senior management team is comprised of the same personnel as the senior management teams of FS Investment Advisor, LLC and FSIC II Advisor, LLC, the investment advisers to Franklin Square Holdings’ other affiliated BDCs, FS Energy and Power Fund and FS Investment Corporation II, respectively. As a result, such personnel provide investment advisory services to each of the Company, FS Energy and Power Fund and FS Investment Corporation II. While none of FB Advisor, FS Investment Advisor, LLC or FSIC II Advisor, LLC is currently making private corporate debt investments for clients other than the Company, FS Energy and Power Fund and FS Investment Corporation II, respectively, any, or all, may do so in the future. In the event that FB Advisor undertakes to provide investment advisory services to other clients in the future, it intends to allocate investment opportunities in a fair and equitable manner consistent with the Company’s investment objectives and strategies, if necessary, so that the Company will not be disadvantaged in relation to any other client of FB Advisor or its management team. In addition, even in the absence of FB Advisor retaining additional clients, it is possible that some investment opportunities may be provided to FS Energy and Power Fund or FS Investment Corporation II rather than to the Company.

Beginning on February 26, 2009, Franklin Square Holdings agreed to reimburse the Company for expenses in an amount that was sufficient to ensure that, for tax purposes, the Company’s net investment income and net capital gains were equal to or greater than the cumulative distributions paid to its stockholders in each quarter. This arrangement was designed to ensure that no portion of the Company’s distributions would represent a return of capital for its stockholders. Under this arrangement, Franklin Square Holdings had no obligation to reimburse any portion of the Company’s expenses.

Pursuant to an Expense Support and Conditional Reimbursement Agreement, dated as of March 13, 2012 (the “expense reimbursement agreement”), Franklin Square Holdings has agreed to reimburse the Company for expenses in an amount that is sufficient to ensure that no portion of the Company’s distributions to stockholders will be paid from its offering proceeds or borrowings. However, because certain investments the Company may make, including preferred and common equity investments, may generate dividends and other distributions to the Company that are treated for tax purposes as a return of capital, a portion of the Company’s distributions to stockholders may also be deemed to constitute a return of capital for tax purposes to the extent that the Company may use such dividends or other distribution proceeds to fund its distributions to stockholders. Under those circumstances, Franklin Square Holdings will not reimburse the Company for the portion of such distributions to stockholders that represent a return of capital for tax purposes, as the purpose of the expense reimbursement arrangement is not to prevent tax-advantaged distributions to stockholders.

Under the expense reimbursement agreement, Franklin Square Holdings will reimburse the Company for expenses in an amount equal to the difference between the Company’s cumulative distributions paid to its stockholders in each quarter, less the sum of the Company’s net investment income for tax purposes, net capital gains and dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies (to the extent such amounts are not included in net investment income or net capital gains for tax purposes) in each quarter.

Pursuant to the expense reimbursement agreement, the Company will have a conditional obligation to reimburse Franklin Square Holdings for any amounts funded by Franklin Square Holdings under such agreement if (and only to the extent that), during any fiscal quarter occurring within three years of the date on which Franklin Square Holdings funded such amount, the sum of the Company’s net investment income for tax purposes, net capital gains and the amount of any dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies (to the extent not included in net investment income or net capital gains for tax purposes) exceeds the distributions paid by the Company to stockholders. The expense reimbursement agreement does not apply to any amounts funded by Franklin Square Holdings prior to the date of such agreement.

The Company or Franklin Square Holdings may terminate the expense reimbursement agreement at any time. If the Company terminates the investment advisory and administrative services agreement with FB Advisor, the Company will be required to repay Franklin Square Holdings all reimbursements funded by Franklin Square Holdings within three years of the date of termination.

The specific amount of expenses reimbursed by Franklin Square Holdings, if any, will be determined at the end of each quarter. Franklin Square Holdings is controlled by the Company’s Chairman and Chief Executive Officer, Michael C. Forman, and the Company’s Vice-Chairman, David J. Adelman. There can be no assurance that the expense reimbursement agreement will remain in effect or that Franklin Square Holdings will reimburse any portion of the Company’s expenses in future quarters.

During the year ended December 31, 2012, no such reimbursements were required from Franklin Square Holdings.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its Shares, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to such persons were timely filed.

Required Vote

Each director nominee shall be elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes also are not considered votes cast and thus have no effect on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey LLP, 751 Arbor Way, Suite 200, Blue Bell, Pennsylvania 19422, has been appointed by the Board to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. McGladrey LLP acted as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2012, 2011, 2010, 2009 and 2008. The Company knows of no direct financial or material indirect financial interest of McGladrey LLP in the Company. A representative of McGladrey LLP will be available by telephone to answer questions during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.

Although action by the stockholders on this matter is not required, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. If a quorum is present at the Annual Meeting and the appointment of McGladrey LLP as independent registered public accounting firm for fiscal year ending December 31, 2013 is not ratified by the stockholders, the adverse vote will be considered by the Audit Committee in determining whether to appoint McGladrey LLP as the Company’s independent registered public accounting firm for next year.

Fees

Set forth in the table below are audit fees and non-audit related fees billed to the Company by McGladrey LLP for professional services performed for the Company’s fiscal years ended December 31, 2012 and 2011:

Fiscal Year	Audit Fees	Audit-Related Fees(1)	Tax Fees	All Other Fees(2)
2012	$465,157	$35,740	—	$54,150
2011	$556,491	$159,624	—	$15,000

(1)	“Audit-Related Fees” are those fees billed to the Company by McGladrey LLP for services provided by McGladrey LLP or fees billed for expenses relating to the review by McGladrey LLP of the Company’s registration statements filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

(2)	“All Other Fees” are those fees billed to the Company by McGladrey LLP in connection with permitted non-audit services.

The Company’s Audit Committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the Company’s independent registered public accounting firm for audit services and permitted non-audit services for the Company and for permitted non-audit services for FB Advisor and any affiliates thereof that provide services to the Company if such non-audit services have a direct impact on the operations or financial reporting of the Company. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Company’s Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is considered at regularly scheduled meetings of the Company’s Audit Committee. However, the Company’s Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Company’s Audit Committee at its next scheduled meeting. The Company’s Audit Committee does not delegate its responsibilities to pre-approve services performed by McGladrey LLP to management. All of the audit and non-audit services described above for which McGladrey LLP billed the Company for the fiscal years ended December 31, 2012 and 2011 were pre-approved by the Company’s Audit Committee.

Audit Committee Report

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and McGladrey LLP, the Company’s independent registered public accounting firm, the Company’s consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2012. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with McGladrey LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by McGladrey LLP. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by McGladrey LLP in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by McGladrey LLP to management.

The Audit Committee received and reviewed the written disclosures and the letter from McGladrey LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey LLP’s communications with the Audit Committee concerning independence, and has discussed with McGladrey LLP its independence. The Audit Committee has reviewed the audit fees paid by the Company to McGladrey LLP. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting McGladrey LLP from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2012 be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The Audit Committee also recommended the appointment of McGladrey LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.

Audit Committee Members:
Gregory P. Chandler, Chairman Barry H. Frank Paul Mendelson

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided a quorum is present, is required to ratify the appointment of McGladrey LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there will not be any broker non-votes with respect to this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF MCGLADREY LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSAL 3: APPROVAL OF LISTING CHARTER AMENDMENT PROPOSAL 1

Background

On April 11, 2013 and April 23, 2013, the Board considered certain matters in connection with a potential Listing, which, if completed, would provide liquidity to the Company’s stockholders. The Company currently expects that a Listing could occur within 12 months, provided that such Listing could occur at such earlier or later time as the Board may determine, taking into consideration market conditions and other factors. In light of the potential for a Listing, the Company is proposing to amend and restate the Charter, including Section 4.1 of the Charter as described below, in order to conform more closely certain provisions of the Charter to provisions in the charters of most other Listed BDCs. The proposed amendments to the Charter make certain other changes that the Board believes are appropriate for a Listed BDC.

While the Board has not set a definitive time frame for a Listing, the Company believes that seeking approval of these changes to the Charter, which will only go into effect if and immediately prior to a Listing, will avoid the cost and time delay of another stockholder vote prior to a Listing. Moreover, any market changes resulting during the delay associated with seeking another stockholder vote could adversely affect the Company’s ability to list the Shares at an optimal time.

The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 1.

Principal Change

The following discussion summarizes the principal change the Company is asking its stockholders to approve in connection with Listing Charter Amendment Proposal 1. This summary description is qualified in its entirety by the complete text of the proposed Second Articles of Amendment and Restatement, a copy of which is attached as Exhibit A to this proxy statement (the “Second Articles”). The Second Articles attached as Exhibit A are marked to show the changes made to the current Charter and reflect the modifications proposed to be made by Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7 (each as more fully described below). If approved by stockholders at the Annual Meeting, the amendments reflected in the Second Articles and described in Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7 will be effected by the Company’s filing of the Second Articles with the State Department of Assessment and Taxation of the State of Maryland (the “SDAT”), and will become effective upon filing and acceptance for record by the SDAT. If any of Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7 are approved, the Company plans to file the Second Articles reflecting approved changes to the Charter immediately prior to a Listing. Even if approved by the Company’s stockholders, Listing Charter Amendment Proposal 1 will not be implemented unless and until a Listing occurs.

Classified Board of Directors

The Charter currently provides that the Company’s directors shall hold office for one-year terms, until the Company’s next annual meeting of stockholders. If Listing Charter Amendment Proposal 1 is approved, the Company would implement a “staggered board.” Accordingly, the Second Articles provide that the Board shall be classified into three classes: one class to hold office initially for a term expiring at the next succeeding annual meeting of stockholders; a second class to hold office for a term expiring at the second succeeding annual meeting of stockholders; and a third class to hold office initially for a term expiring at the third succeeding annual meeting of stockholders. After such initial terms, the elected directors will hold office for three-year terms, with one class’s term expiring each year.

In publicly held companies, staggered boards have the effect of making hostile takeover attempts more difficult. When a board is staggered, hostile bidders must win more than one proxy contest at successive shareholder meetings in order to exercise control of the target company. Particularly in combination with a shareholder rights plan, also known as a “poison pill”, a staggered board that cannot be dismantled or evaded is one of the most potent takeover defenses available to U.S. companies. Institutional shareholders are increasingly calling for an end to staggered boards of directors—also called “declassifying” the boards. Consistent with this trend, for example, The Wall Street Journal reported in January 2007 that 2006 marked a key switch in the trend toward declassification or annual votes on all directors: more than half (55%) of the S&P 500 companies have declassified boards, compared with 47% in 2005.

The Board believes that a staggered board would provide important benefits to the Company and its stockholders. A staggered board will help to ensure the continuity and stability of the Company’s business strategies and management of the Company’s business because a majority of the Board at any given time will have prior experience as directors of the Company. Further, a classified board structure is designed to prevent sudden disruptive changes to the composition of the Board and enhance long-term planning. Three-year terms provide the Company’s directors an appropriate amount of time to develop a deeper and more thorough understanding of the Company’s business, competitive environment and strategic goals. Experienced directors are better positioned to provide effective oversight and advice consistent with the best interests of the stockholders. As a listed company, a declassified board could result in higher turnover of the Company’s directors and have an adverse impact on the effectiveness of the Board. Furthermore, given the current corporate governance climate in which many qualified directors are declining to serve on public company boards, the Company could be placed at a competitive disadvantage in recruiting qualified director candidates if such candidates are concerned that their service could potentially be cut short after only one year.

In addition, electing a director to a three-year term enhances the independence of a non-employee director by providing him or her with a longer term of office. This longer term provides enhanced independence from management and from special interest groups that may have an agenda contrary to the long-term interests of the Company’s stockholders generally. The Company believes that three-year terms of Board members will encourage them to take on long-term initiatives for the substantial benefit of the Company’s stockholders.

Summary of Specific Change

Listed below, in summary form, is the specific change that will be made to the current Charter pursuant to Listing Charter Amendment Proposal 1 if Listing Charter Amendment Proposal 1 is approved by stockholders at the Annual Meeting and a Listing occurs. The below summary does not identify certain immaterial changes to the Charter or changes that are described as part of Listing Charter Amendment Proposal 2 through Listing Charter Amendment Proposal 7. Please see the marked version of the Charter attached as Exhibit A, which reflects all the proposed changes to the Charter.

•	Revisions to Section 4.1 to provide for a staggered Board.

Vote Required

The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 1. You may vote for or against or abstain on Listing Charter Amendment Proposal 1. Abstentions and broker non-votes will have the same effect as votes against Listing Charter Amendment Proposal 1. Proxies received will be voted “FOR” the approval of Listing Charter Amendment Proposal 1 unless stockholders designate otherwise.

Appraisal Rights

Under Maryland law and the Charter, you will not be entitled to rights of appraisal with respect to Listing Charter Amendment Proposal 1. Accordingly, to the extent that you object to Listing Charter Amendment Proposal 1, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your Shares under the provisions of Maryland law governing appraisal rights.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” LISTING CHARTER AMENDMENT PROPOSAL 1.

PROPOSAL 4: APPROVAL OF LISTING CHARTER AMENDMENT PROPOSAL 2

Background

The Company conducted a continuous public offering of Shares beginning in September 2008 and ending in May 2012. Because the Shares are not listed on a national securities exchange and were not expected to be listed in connection with the Company’s continuous public offering, the Company was required to register its continuous public offering with state securities administrators in each state in which the Company desired to offer Shares for sale. In offerings that are subject to state securities regulation, most states hold BDCs to the standards set forth in the NASAA Guidelines. As a BDC, a number of states where the Company wished to offer Shares for sale required the Company to include a number of limitations imposed by the NASAA Guidelines in the Company’s governing documents, including the Charter.

As discussed further above, in light of the potential for a Listing, the Company is proposing to amend and restate the Charter in order to conform more closely certain provisions of the Charter to provisions in the charters of most other Listed BDCs. The proposed amendments to the Charter would remove the NASAA-mandated limitations because they impose an unnecessary administrative burden on the Company, will no longer be required provided a Listing occurs, and could put the Company at a competitive disadvantage relative to its listed competitors whose charters do not contain these restrictions.

The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 2.

Principal Changes

The following discussion summarizes the principal changes the Company is asking its stockholders to approve in connection with Listing Charter Amendment Proposal 2. This summary description is qualified in its entirety by the complete text of the Second Articles, a copy of which is attached as Exhibit A to this proxy statement. If approved by stockholders at the Annual Meeting, the amendments described in Listing Charter Amendment Proposal 2 and reflected in the Second Articles will be effected by the Company’s filing of the Second Articles with the SDAT, and will become effective upon filing and acceptance for record by the SDAT. If any of Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7 are approved, the Company plans to file the Second Articles reflecting approved changes to the Charter immediately prior to a Listing. Even if approved by the Company’s stockholders, Listing Charter Amendment Proposal 2 will not be implemented unless and until a Listing occurs.

A copy of the proposed Second Articles is attached as Exhibit A to this proxy statement and is marked to show the changes made to the current Charter. The Second Articles reflect the modifications proposed to be made by Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7.

Provisions Regarding FB Advisor and its Affiliates

Relationship Between the Company and FB Advisor

The Charter includes a number of provisions that govern the relationship between the Company, its investment adviser, and its affiliates. Among other things, the Charter requires the Board to supervise and monitor its investment adviser, limits the amount of fees the Company may pay and expenses the Company can reimburse to its investment adviser, and requires that the term of the Company’s investment advisory agreement be terminable by a majority of the Independent Directors on 60 days’ notice, or by the investment adviser on 120 days’ notice, in each case, without penalty. The Second Articles remove these provisions in order to conform more closely the Charter to charters of other Listed BDCs. In addition, the 1940 Act and the provisions of the investment advisory agreement govern the relationship between the Company and its investment adviser. The Company believes the proposed changes to the Charter will provide the Board with maximum flexibility to consider and optimize the Company’s relationship with its investment adviser. However, there can be no assurance that this increased flexibility will not decrease stockholder protections.

Certain Affiliated Transactions

The Charter also contains numerous provisions that limit the Company’s ability to engage in specific transactions with FB Advisor and its affiliates. In general, these provisions require that such transactions (which are referred to herein as “affiliated transactions”) be approved by a majority of the Company’s directors (including a majority of its Independent Directors). These provisions address a number of transactions including joint ventures, sales and leases to and from the Company, loans to and from the Company, as well as general restrictions on affiliated transactions with FB Advisor and its affiliates. The Second Articles remove these limitations. Maryland law and the 1940 Act contain restrictions on the Company’s ability to engage in related-party transactions. Under Maryland law, a transaction with any of the Company’s directors or any other entity in which any of its directors is a director or has a material financial interest is not voidable solely because of the interest so long as the transaction is approved by a majority of the Company’s Independent Directors of the transaction is fair and reasonable to the Company. Further, under the 1940 Act, the Company is prohibited from participating in certain transactions with certain of its affiliates without the prior approval of the majority of the Independent Directors, and in some cases, the SEC. Therefore, charters of Listed BDCs do not typically contain provisions of that nature that address affiliated transactions. However, there are risks to this change, as the proposed removal of these provisions increases the risk that the Company may pursue affiliated transactions such as those described above, which, if such investments perform poorly, could adversely affect the Company’s results of operations and the value of your investment in it. However, the Board does not believe that the removal of these limitations related to FB Advisor and its affiliates will have an adverse effect on the Company because of the protections otherwise afforded by applicable law.

Provisions Regarding the Issuance of Stock

Issuance of Stock on a Deferred-Payment Basis

The Charter limits the Company’s ability to issue Shares on a deferred-payment basis or other similar arrangement, unless certain enumerated conditions are met. If Listing Charter Amendment Proposal 2 is approved, these restrictions will be removed and the Board will be able to issue stock as described above and more fully described in the Charter. The Board recommends this change because it removes limitations on issuances of stock that the Board in the future could determine to be in the Company’s best interest. Although the Company believes this flexibility is advantageous, this proposed amendment does increase the risk that the Company will issue securities in exchange for a deferred payment, such as a promissory note, which could negatively impact the value of a stockholder’s investment. However, the Company has no current intention to issue any stock, the issuance of which would be prohibited under the current Charter.

Approval by Independent Directors

In addition, the Second Articles remove the requirement that a majority of the Independent Directors approve certain matters relating to the issuance and classification of the Company’s stock, which were required to be included in the Charter under the NASAA Guidelines. The Company believes such changes will conform the Charter more closely to the charters of other Listed BDCs. Since a majority of the Board is required to be composed of Independent Directors under the 1940 Act, the Company believes that the removal of this requirement will not have a significant impact on the Company.

Provisions Regarding Distributions

As required by the NASAA Guidelines, the Charter currently provides specific provisions governing FB Advisor’s and the Board’s responsibilities relating to distributions, and limiting the Board’s ability to authorize distributions-in-kind. The Second Articles remove this provision and instead rely only on Maryland law to govern the Company’s ability to pay distributions. The Company believes the removal of this provision will conform the Charter more closely to charters of other Listed BDCs. In addition, as some BDCs have also used stock dividends in order to preserve cash while satisfying BDC distribution requirements, the removal of the additional limitations on the Board’s ability to authorize distributions-in-kind may be advantageous to the Company in the future.

Provisions Regarding Roll-ups

Article XII of the Charter imposes procedural protections relating to transactions in which its stockholders must exchange their Shares for securities of another entity (a “roll-up transaction”). Among other protections and requirements, an appraisal of the Company’s assets as of a date immediately prior to the announcement of the proposed roll-up transaction must be obtained from an independent expert in connection with any roll-up transaction. Stockholders who vote against any proposed roll-up transaction must be given the choice of (a) accepting the securities of the roll-up entity or (b) either (i) remaining stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously, or (ii) receiving cash in an amount equal to their proportionate share of the appraised value of the Company. In addition, the Company is prohibited from participating in any roll-up transaction in which certain stockholder rights in the roll-up entity, such as voting and access to records, are less advantageous than those currently provided to stockholders of the Company. Further, if the roll-up transaction is not approved by the stockholders, the costs of the roll-up transaction may not be borne by the Company. If Listing Charter Amendment Proposal 2 is approved and the stockholders vote to approve a roll-up transaction, the stockholders will no longer receive the benefit of these protections. However, stockholder approval will continue to be required for the Company to effect a roll-up transaction. The Company recommends this change to increase the Company’s flexibility to enter into a roll-up transaction that the Board and the stockholders may believe to be in the Company’s best interest.

Provisions Regarding Exculpation and Indemnification

The Charter currently provides for exculpation of the Company’s officers and directors, and provides for indemnification of its officers and directors, but contains certain limits on the Company’s ability to indemnify and exculpate consistent with the limitations set forth in the NASAA Guidelines. In order to conform the Charter more closely to charters of other Listed BDCs, and to retain and recruit qualified and experienced officers and directors, the Company is proposing to remove these limitations and instead provide that it shall exculpate its officers and directors and shall have the power to indemnify its officers and directors, in each case, to the maximum extent permitted by Maryland law. Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Maryland law also permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in the form of money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (x) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. These amended Charter provisions will provide the Company’s directors and officers with broader and more comprehensive exculpation and indemnification rights.

Although the Board believes that this change will improve its ability to retain and attract qualified directors and officers, the proposed Charter amendment does increase the risk that the Company and the stockholders will not be able to recover monetary damages from the Company’s directors if they fail to meet the statutory standard of conduct as a result of negligence or misconduct (as to its Interested Directors) and gross negligence or intentional misconduct (as to its Independent Directors) or from its officers if they fail to satisfy their duties under Maryland law. In addition, the proposed Charter amendment would permit indemnification of the Company’s directors and officers in circumstances where indemnification is currently limited by the Charter. The reduced ability to recover from directors and officers and the enhanced right to indemnification would apply to both future acts or omissions of directors or officers but also for acts or omissions prior to the date of the Charter amendment. The proposed Charter amendment also increases the risk that the Company will incur significant defense costs that would otherwise have to be borne by its directors, officers or FB Advisor and its affiliates.

In addition to permitting the Company’s directors and officers additional rights with respect to exculpation and indemnification, removing these limitations from the Charter will also permit the Company to indemnify its investment adviser to the maximum extent permitted by Maryland law, including for acts or omissions prior to the date of the amendment to the Charter. To date, the Company has not agreed to expand the indemnification of FB Advisor beyond that permitted by the NASAA Guidelines; however, the proposed Charter amendment does increase the risk that the Company will (i) indemnify FB Advisor for certain losses that it would not be permitted to indemnify FB Advisor for under the current Charter and (ii) advance and bear FB Advisor’s defense costs in circumstances where the current Charter would not permit such advancement.

Provisions Regarding Stockholder Voting, Access to Reports and Inspection of Books and Records

The Second Articles remove the provisions prompted by the NASAA Guidelines requiring that the stockholders have voting rights to direct the Company to take certain actions (or permit FB Advisor to take such actions) regarding FB Advisor and the Current Advisory Agreement, dissolve the Company and approve or disapprove the sale of substantially all of the assets of the Company. The Second Articles also restrict the voting of Shares held by FB Advisor, any directors and their affiliates with respect to certain matters. Such provisions are not typically found in the charters of Listed BDCs, and Maryland law and the 1940 Act generally offer protections similar to the protections the NASAA Guidelines seek to provide through these provisions.

Furthermore, the Second Articles remove provisions relating to stockholders’ ability to receive reports from the Company, which were included in the Charter to meet requirements imposed by the NASAA Guidelines. These provisions are not consistent with the provisions of charters of other Maryland corporations, which generally rely on Maryland law and their bylaws to govern reports to stockholders. If Listing Charter Amendment Proposal 2 is approved, the Company will no longer be subject to a Charter requirement to distribute an annual report with certain information required by the NASAA Guidelines. As a public reporting company, however, the Company will continue to be subject to the rules and regulations promulgated by the SEC related to annual reports as well as the general provisions of Maryland law requiring the Company to prepare an annual statement of affairs. Thus, the Company expects to continue distributing an annual report to stockholders disclosing the information required under the rules and regulations of the SEC.

In addition, under the Second Articles, the rights of the stockholders to inspect the books and records of the Company will be limited to the rights provided for under Maryland law. Maryland law allows any stockholder of a corporation to inspect the corporation’s bylaws, minutes of stockholder proceedings, annual statements of affairs and voting trust agreements on file at the corporation’s principal office and to request a statement showing all stock and securities issued by the corporation during a specified period of not more than twelve months before the date of the request. However, Maryland law permits only stockholders who for at least six months have been stockholders of record of at least 5% of the outstanding stock of any class of the corporation to inspect the corporation’s books of account and stock ledger, to request a statement of the corporation’s affairs and to request a stockholder list. The Company believes these changes will conform the Charter more closely to the charters of other Listed BDCs. The Company also believes that the changes will increase the Company’s ability to protect the privacy of its stockholders and reduce the Company’s exposure to potentially exploitive mini-tender offers for Shares by increasing the threshold at which stockholders may access information related to the Company’s stockholders. The Company believes the changes also enhance its anti-takeover defenses by making it more difficult for a potential acquirer to acquire Shares or to contact stockholders for the purpose of trying to influence the Company’s management. Although the Company believes the changes are in the best interest of the Company, the proposed changes to the Charter may discourage others from trying to acquire control of the Company, which may reduce your ability to liquidate your investment in the Company or to receive a control premium for your Shares. The proposed changes may also make it more difficult for stockholders to communicate with each other to influence the Company’s management, which could result in policies, actions or Board composition that are not as favorable to you as they otherwise would be.

Conforming Changes and Other Ministerial Modifications

The Second Articles reflect a number of changes and other modifications of a ministerial nature that are necessary in light of the other changes being proposed in Listing Charter Amendment Proposal 2. These changes and modifications include, among other things, deletion and revision of definitions, references and cross-references and other provisions which are no longer applicable to the Company or which need to be updated, and the necessary re-numbering and lettering of remaining provisions.

Summary of Specific Changes

Listed below, in summary form, are the specific changes that will be made to the current Charter pursuant to Listing Charter Amendment Proposal 2 if Listing Charter Amendment Proposal 2 is approved by stockholders at the Annual Meeting and a Listing occurs. The below summary does not identify certain immaterial changes to the Charter or changes that are described as part of Listing Charter Amendment Proposal 1, or Listing Charter Amendment Proposal 3 through Listing Charter Amendment Proposal 7. Please see the marked version of the Charter attached as Exhibit A, which reflects all the proposed changes to the Charter.

•	Revision of Section 4.2 to delete the cross reference to former Section 11.1 that, if Listing Charter Amendment Proposal 2 is approved, will have been removed from the Charter.

•	Revisions to Section 4.7 to remove provisions relating to any conflict between the NASAA Guidelines and other applicable law.

•	Revisions to Sections 5.1, 5.2 and 5.3 to delete the NASAA Guidelines requirement that certain specified matters be approved by the Independent Directors.

•

Deletion of former Section 5.5 removing the NASAA Guidelines provisions regarding limitations on the Company’s ability to make arrangements for deferred payments on account of the purchase price of the Company’s stock.

•	Deletion of former Section 5.6 regarding FB Advisor’s responsibilities relating to distributions and regarding limitations on the Board’s ability to authorize distributions.

•

Revisions to Section 7.3, and the deletion of former Sections 7.4 and 7.5, to delete the NASAA Guidelines restrictions on exculpation and indemnification of, and advancement of expenses to, directors, officers and FB Advisor and its affiliates.

•	Deletion of former Article VIII to remove the NASAA Guidelines provisions regarding the supervision of, and payment of enumerated fees to, FB Advisor and related provisions.

•	Deletion of former Article IX to remove NASAA Guidelines provisions limiting the Company’s investment objectives.

•	Deletion of former Article X to remove the NASAA Guidelines provisions restricting certain transactions between the Company and FB Advisor, any director and their affiliates.

•	Deletion of former Article XI removing the NASAA Guidelines provisions regarding certain stockholder rights.

•	Deletion of former Article XII removing the NASAA Guidelines provisions regarding limitations on roll-up transactions.

•	Deletion of definitions in Article VIII that will no longer be applicable as a result of the removal of certain provisions in the Second Articles.

Vote Required

The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 2. You may vote for or against or abstain on Listing Charter Amendment Proposal 2. Abstentions and broker non-votes will have the same effect as votes against Listing Charter Amendment Proposal 2. Proxies received will be voted “FOR” the approval of Listing Charter Amendment Proposal 2 unless stockholders designate otherwise.

Appraisal Rights

Under Maryland law and the Charter, you will not be entitled to rights of appraisal with respect to Listing Charter Amendment Proposal 2. Accordingly, to the extent that you object to Listing Charter Amendment Proposal 2, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your Shares under the provisions of Maryland law governing appraisal rights.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” LISTING CHARTER AMENDMENT PROPOSAL 2.

PROPOSAL 5: APPROVAL OF LISTING CHARTER AMENDMENT PROPOSAL 3

Background

As discussed further above, in light of the Company’s potential Listing, the Company is proposing to amend and restate the Charter in order to conform it more closely to the charters of most other Listed BDCs. In addition to amending and restating the Company’s existing Charter in order to reflect the changes described in Listing Charter Amendment Proposal 1, Listing Charter Amendment Proposal 2 and Listing Charter Amendment Proposal 4 through Listing Charter Amendment Proposal 7, the Company is proposing to further amend and restate the Charter in order to include a new Section 4.8 in the Second Articles to conform more closely the Charter to the charters of most other Listed BDCs.

The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 3.

Principal Change

The following discussion summarizes the principal change the Company is asking its stockholders to approve in connection with Listing Charter Amendment Proposal 3. This summary description is qualified in its entirety by the complete text of the Second Articles, a copy of which is attached as Exhibit A to this proxy statement. If approved by stockholders at the Annual Meeting, the amendment described in Listing Charter Amendment Proposal 3 and reflected in the Second Articles will be effected by the Company’s filing of the Second Articles with the SDAT, and will become effective upon filing and acceptance for record by the SDAT. If any of Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7 are approved, the Company plans to file the Second Articles reflecting approved changes to the Charter immediately prior to a Listing. Even if approved by the Company’s stockholders, Listing Charter Amendment Proposal 3 will not be implemented unless and until a Listing occurs.

A copy of the proposed Second Articles is attached as Exhibit A to this proxy statement and is marked to show the changes made to the current Charter. The Second Articles reflect the modifications proposed to be made by Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7.

Removal of Directors

Maryland law provides that stockholders of a corporation may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, except, among other things, as otherwise provided in the charter. The Company proposes to include a new Section 4.8 in the Second Articles that provides that directors may be removed only for “cause” and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

In connection with a proposed Listing and the related increased risk of hostile takeover attempts, the Board believes that the adoption of these antitakeover provisions may discourage others from trying to (i) acquire control of the Company, which may reduce your ability to liquidate your investment in the Company or to receive a control premium for your Shares, or (ii) change the composition of the Board, which may make it more difficult to influence the Company’s management, which could result in policies, actions or Board composition that are not as favorable to stockholders as they otherwise would be.

Summary of Specific Change

Listed below, in summary form, is the specific change that will be made to the current Charter pursuant to Listing Charter Amendment Proposal 3 if Listing Charter Amendment Proposal 3 is approved by stockholders at the Annual Meeting and a Listing occurs. The below summary does not identify certain immaterial changes to the Charter or changes that are described as part of Listing Charter Amendment Proposal 1, Listing Charter

Amendment Proposal 2, or Listing Charter Amendment Proposal 4 through Listing Charter Amendment Proposal 7. Please see the marked version of the Charter attached as Exhibit A, which reflects all the proposed changes to the Charter.

•	Addition of a new Section 4.8 regarding procedures for director removal.

Vote Required

The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 3. You may vote for or against or abstain on Listing Charter Amendment Proposal 3. Abstentions and broker non-votes will have the same effect as votes against Listing Charter Amendment Proposal 3. Proxies received will be voted “FOR” the approval of Listing Charter Amendment Proposal 3 unless stockholders designate otherwise.

Appraisal Rights

Under Maryland law and the Charter, you will not be entitled to rights of appraisal with respect to Listing Charter Amendment Proposal 3. Accordingly, to the extent that you object to Listing Charter Amendment Proposal 3, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your Shares under the provisions of Maryland law governing appraisal rights.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” LISTING CHARTER AMENDMENT PROPOSAL 3.

PROPOSAL 6: APPROVAL OF LISTING CHARTER AMENDMENT PROPOSAL 4

Background

As discussed further above, in light of the Company’s potential Listing, the Company is proposing to amend and restate the Charter in order to conform it more closely to the charters of most other Listed BDCs. In addition to amending and restating the Company’s existing Charter in order to reflect the changes described in Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 3 and Listing Charter Amendment Proposal 5 through Listing Charter Amendment Proposal 7, the Company is proposing to further amend and restate the Charter in order to include a new Section 5.5 in the Second Articles to conform more closely the Charter to the charters of most other Listed BDCs.

The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 4.

Principal Change

The following discussion summarizes the principal change the Company is asking its stockholders to approve in connection with Listing Charter Amendment Proposal 4. This summary description is qualified in its entirety by the complete text of the Second Articles, a copy of which is attached as Exhibit A to this proxy statement. If approved by stockholders at the Annual Meeting, the amendments described in Listing Charter Amendment Proposal 4 and reflected in the Second Articles will be effected by the Company’s filing of the Second Articles with the SDAT, and will become effective upon filing and acceptance for record by the SDAT. If any of Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7 are approved, the Company plans to file the Second Articles reflecting approved changes to the Charter immediately prior to a Listing. Even if approved by the Company’s stockholders, Listing Charter Amendment Proposal 4 will not be implemented unless and until a Listing occurs.

A copy of the proposed Second Articles is attached as Exhibit A to this proxy statement and is marked to show the changes made to the current Charter. The Second Articles reflect the modifications proposed to be made by Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7.

Provision Regarding Stockholder Inspection of Books and Records

The Second Articles provide that the Company may limit a stockholder’s right to inspect the books and records of the Company if the Board determines that such stockholder has an improper purpose for requesting such inspection. The Company believes this change will conform the Charter more closely to the charters of other Listed BDCs. The Company also believes that the change will increase the Company’s ability to protect the privacy of its stockholders. The Company believes the change also enhances its anti-takeover defenses by making it more difficult for a potential acquirer to acquire Shares or to contact stockholders for the purpose of trying to influence the Company’s management. Although the Company believes the change is in the best interest of the Company, the proposed change to the Charter may discourage others from trying to acquire control of the Company, which may reduce your ability to liquidate your investment in the Company or to receive a control premium for your Shares. The proposed change may also make it more difficult for stockholders to communicate with each other to influence the Company’s management, which could result in policies, actions or Board composition that are not as favorable to you as they otherwise would be.

Summary of Specific Change

Listed below, in summary form, is the specific change that will be made to the current Charter pursuant to Listing Charter Amendment Proposal 4 if Listing Charter Amendment Proposal 4 is approved by stockholders at the Annual Meeting and a Listing occurs. The below summary does not identify certain immaterial changes to the Charter or changes that are described as part of Listing Charter Amendment Proposal 1 through Listing

Charter Amendment Proposal 3, or Listing Charter Amendment Proposal 5 through Listing Charter Amendment Proposal 7. Please see the marked version of the Charter attached as Exhibit A, which reflects all the proposed changes to the Charter.

•	Addition of a new Section 5.5 clarifying the Board’s ability to limit a stockholder’s inspection of the Company’s books and records upon an improper purpose.

Vote Required

The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 4. You may vote for or against or abstain on Listing Charter Amendment Proposal 4. Abstentions and broker non-votes will have the same effect as votes against Listing Charter Amendment Proposal 4. Proxies received will be voted “FOR” the approval of Listing Charter Amendment Proposal 4 unless stockholders designate otherwise.

Appraisal Rights

Under Maryland law and the Charter, you will not be entitled to rights of appraisal with respect to Listing Charter Amendment Proposal 4. Accordingly, to the extent that you object to Listing Charter Amendment Proposal 4, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your Shares under the provisions of Maryland law governing appraisal rights.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” LISTING CHARTER AMENDMENT PROPOSAL 4.

PROPOSAL 7: APPROVAL OF LISTING CHARTER AMENDMENT PROPOSAL 5

Background

As discussed further above, in light of the Company’s potential Listing, the Company is proposing to amend and restate the Charter in order to conform it more closely to the charters of most other Listed BDCs. In addition to amending and restating the Company’s existing Charter in order to reflect the changes described in Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 4, Listing Charter Amendment Proposal 6 and Listing Charter Amendment Proposal 7, the Company is proposing to further amend and restate the Charter in order to include a new Section 7.5 in the Second Articles to conform more closely the Charter to the charters of most other Listed BDCs.

The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 5.

Principal Change

The following discussion summarizes the principal change the Company is asking its stockholders to approve in connection with Listing Charter Amendment Proposal 5. This summary description is qualified in its entirety by the complete text of the Second Articles, a copy of which is attached as Exhibit A to this proxy statement. If approved by stockholders at the Annual Meeting, the amendment described in Listing Charter Amendment Proposal 5 and reflected in the Second Articles will be effected by the Company’s filing of the Second Articles with the SDAT, and will become effective upon filing and acceptance for record by the SDAT. If any of Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7 are approved, the Company plans to file the Second Articles reflecting approved changes to the Charter immediately prior to a Listing. Even if approved by the Company’s stockholders, Listing Charter Amendment Proposal 5 will not be implemented unless and until a Listing occurs.

A copy of the proposed Second Articles is attached as Exhibit A to this proxy statement and is marked to show the changes made to the current Charter. The Second Articles reflect the modifications proposed to be made by Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7.

Provisions Regarding Exculpation and Indemnification

The Charter provides that, as required under the 1940 Act, no indemnification or exculpation provision shall be effective to protect any director or officer of the Company against liability to the Company or its stockholders to which he or she would otherwise be subject by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Second Articles remove this specific limitation, but replace it with a provision that generally provides that the indemnification and exculpation provisions contained in the Second Articles are subject to the limitations of the 1940 Act. This change will allow the provisions of the Charter to be subject to the current limitations set forth in the 1940 Act, as may be in effect from to time, rather than a specific provision previously required by the NASAA Guidelines. The Company believes that this change will conform the Charter more closely to charters of other Listed BDCs.

Summary of Specific Change

Listed below, in summary form, is the specific change that will be made to the current Charter pursuant to Listing Charter Amendment Proposal 5 if Listing Charter Amendment Proposal 5 is approved by stockholders at the Annual Meeting and a Listing occurs. The below summary does not identify certain immaterial changes to the Charter or changes that are described as part of Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 4, Listing Charter Amendment Proposal 6, or Listing Charter Amendment Proposal 7. Please see the marked version of the Charter attached as Exhibit A, which reflects all the proposed changes to the Charter.

•	Addition of a new Section 7.5 to make clear that the provisions of Article VII are subject to any applicable limitations of the 1940 Act.

Vote Required

The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 5. You may vote for or against or abstain on Listing Charter Amendment Proposal 5. Abstentions and broker non-votes will have the same effect as votes against Listing Charter Amendment Proposal 5. Proxies received will be voted “FOR” the approval of Listing Charter Amendment Proposal 5 unless stockholders designate otherwise.

Appraisal Rights

Under Maryland law and the Charter, you will not be entitled to rights of appraisal with respect to Listing Charter Amendment Proposal 5. Accordingly, to the extent that you object to Listing Charter Amendment Proposal 5, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your Shares under the provisions of Maryland law governing appraisal rights.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” LISTING CHARTER AMENDMENT PROPOSAL 5.

PROPOSAL 8: APPROVAL OF LISTING CHARTER AMENDMENT PROPOSAL 6

Background

As discussed further above, in light of the Company’s potential Listing, the Company is proposing to amend and restate the Charter in order to conform it more closely to the charters of most other Listed BDCs. The proposed amendments to the Charter would remove the NASAA-mandated limitations because they impose an unnecessary administrative burden on the Company, will no longer be required provided a Listing occurs, and could put the Company at a competitive disadvantage relative to its listed competitors whose charters do not contain these restrictions. In addition to amending and restating the Company’s existing Charter in order to reflect the changes described in Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 5 and Listing Charter Amendment Proposal 7, the Company is proposing to further amend and restate the Charter in order to conform Section 4.7 of the Charter more closely to the charters of most other Listed BDCs.

The affirmative vote by the holders of Shares entitled to cast two-thirds of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 6.

Principal Change

The following discussion summarizes the principal change the Company is asking its stockholders to approve in connection with Listing Charter Amendment Proposal 6. This summary description is qualified in its entirety by the complete text of the Second Articles, a copy of which is attached as Exhibit A to this proxy statement. If approved by stockholders at the Annual Meeting, the amendment described in Listing Charter Amendment Proposal 6 and reflected in the Second Articles will be effected by the Company’s filing of the Second Articles with the SDAT, and will become effective upon filing and acceptance for record by the SDAT. If any of Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7 are approved, the Company plans to file the Second Articles reflecting approved changes to the Charter immediately prior to a Listing. Even if approved by the Company’s stockholders, Listing Charter Amendment Proposal 6 will not be implemented unless and until a Listing occurs.

A copy of the proposed Second Articles is attached as Exhibit A to this proxy statement and is marked to show the changes made to the current Charter. The Second Articles reflect the modifications proposed to be made by Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7.

Conflicts Between NASAA Guidelines and Maryland Law

The Charter currently provides that two-thirds of all the votes entitled to be cast on the matter is necessary to, among other things, approve any amendments to Section 4.7 (relating to determinations by the Board) of the Charter. Section 4.7 of the Charter currently provides that the determination as to any conflict between the Maryland General Corporation Law (“MGCL”) and the provisions of the NASAA Guidelines made in good faith by or pursuant to the direction of the Board consistent with the Charter shall be final and conclusive and shall be binding upon the Company and its stockholders. Upon a Listing, the Company will no longer be required to comply with the NASAA Guidelines, and therefore the Company proposes to delete the references in Section 4.7 to the NASAA Guidelines to conform the Charter more closely to the charters of other Listed BDCs.

Summary of Specific Change

Listed below, in summary form, is the specific change that will be made to the current Charter pursuant to Listing Charter Amendment Proposal 6 if Listing Charter Amendment Proposal 6 is approved by stockholders at the Annual Meeting and a Listing occurs. The below summary does not identify certain immaterial changes to the Charter or changes that are described as part of Listing Charter Amendment Proposal 1 through Listing

Charter Amendment Proposal 5, or Listing Charter Amendment Proposal 7. Please see the marked version of the Charter attached as Exhibit A, which reflects all the proposed changes to the Charter.

•	Revisions to Section 4.7 to remove references to the NASAA Guidelines.

Vote Required

The affirmative vote by the holders of Shares entitled to cast two-thirds of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 6. You may vote for or against or abstain on Listing Charter Amendment Proposal 6. Abstentions and broker non-votes will have the same effect as votes against Listing Charter Amendment Proposal 6. Proxies received will be voted “FOR” the approval of Listing Charter Amendment Proposal 6 unless stockholders designate otherwise.

Appraisal Rights

Under Maryland law and the Charter, you will not be entitled to rights of appraisal with respect to Listing Charter Amendment Proposal 6. Accordingly, to the extent that you object to Listing Charter Amendment Proposal 6, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your Shares under the provisions of Maryland law governing appraisal rights.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” LISTING CHARTER AMENDMENT PROPOSAL 6.

PROPOSAL 9: APPROVAL OF LISTING CHARTER AMENDMENT PROPOSAL 7

Background

As discussed further above, in light of the Company’s potential Listing, the Company is proposing to amend and restate the Charter in order to conform it more closely to the charters of most other Listed BDCs. In addition to amending and restating the Company’s existing Charter in order to reflect the changes described in Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 6, the Company is proposing to further amend and restate the Charter in order to conform Section 6.2 of the Charter more closely to the charters of most other Listed BDCs.

The affirmative vote by the holders of Shares entitled to cast two-thirds of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 7.

Principal Change

The following discussion summarizes the principal change the Company is asking its stockholders to approve in connection with Listing Charter Amendment Proposal 7. This summary description is qualified in its entirety by the complete text of the Second Articles, a copy of which is attached as Exhibit A to this proxy statement. If approved by stockholders at the Annual Meeting, the amendment described in Listing Charter Amendment Proposal 7 and reflected in the Second Articles will be effected by the Company’s filing of the Second Articles with the SDAT, and will become effective upon filing and acceptance for record by the SDAT. If any of Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7 are approved, the Company plans to file the Second Articles reflecting approved changes to the Charter immediately prior to a Listing. Even if approved by the Company’s stockholders, Listing Charter Amendment Proposal 7 will not be implemented unless and until a Listing occurs.

A copy of the proposed Second Articles is attached as Exhibit A to this proxy statement and is marked to show the changes made to the current Charter. The Second Articles reflect the modifications proposed to be made by Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 7.

Provisions Regarding Amendments to Certain Provisions of the Charter

The Charter currently provides that two-thirds of all the votes entitled to be cast on the matter is necessary to, among other things, approve the dissolution of the Company or any amendments to Article VI (relating to amendments and certain extraordinary actions) of the Charter. The Second Articles revise Section 6.2 to: (i) increase the vote required to effect the changes described in such Section 6.2 to 80% of all the votes entitled to be cast on the matter, and (ii) require such increased stockholder vote (i.e., 80% of all the votes entitled to be cast on the matter) to effect a liquidation of the Company or any amendment to Section 4.1 (relating to the number, term and election of directors) or Section 4.8 (relating to the removal of directors).

Furthermore, the Second Articles include a provision that if a proposal or amendment requiring the increased stockholder voting requirements of Section 6.2 of the Second Articles is approved by two-thirds of the existing directors (together with such nominees approved by a majority of the existing directors), then such proposal or amendment need only be approved by a majority of the stockholder votes entitled to be cast on the matter.

As more fully discussed above, the Board, considering a proposed Listing and the related increased hostile takeover risks, believes the revisions to this provision are appropriate and will conform the Charter more closely to charters of other Listed BDCs. Further, the proposed revisions to Section 6.2 of the Charter, while protecting against hostile takeover actions, will allow the Company to take one of the specific actions described in such Section 6.2 if two-thirds of the Board believes such action is in the best interests of the Company and a majority of the stockholders have voted in favor of such action. This change may also grant members of the Board with enhanced power to direct the Company in the future.

Summary of Specific Change

Listed below, in summary form, are the specific change that will be made to the current Charter pursuant to Listing Charter Amendment Proposal 7 if Listing Charter Amendment Proposal 7 is approved by stockholders at the Annual Meeting and a Listing occurs. The below summary does not identify certain immaterial changes or changes described as part of Listing Charter Amendment Proposal 1 through Listing Charter Amendment Proposal 6. Please see the marked version of the Charter attached as Exhibit A, which reflects all the proposed changes to the Charter.

•

Revisions to Section 6.2 to (i) increase the vote required to effect certain changes to the Charter to 80% of all the votes entitled to be cast on the matter, and (ii) require such increased stockholder vote (i.e., 80% of all the votes entitled to be cast on the matter) to effect a liquidation of the Company or any amendment to Section 4.1 or Section 4.8; provided that, if any such change or action is first approved by two-thirds of the existing directors (together with directors nominated by the existing directors), then it will require approval only by a majority of votes entitled to be cast.

Vote Required

The affirmative vote by the holders of Shares entitled to cast two-thirds of all the votes entitled to be cast as of the Record Date is necessary for approval of Listing Charter Amendment Proposal 7. You may vote for or against or abstain on Listing Charter Amendment Proposal 7. Abstentions and broker non-votes will have the same effect as votes against Listing Charter Amendment Proposal 7. Proxies received will be voted “FOR” the approval of Listing Charter Amendment Proposal 7 unless stockholders designate otherwise.

Appraisal Rights

Under Maryland law and the Charter, you will not be entitled to rights of appraisal with respect to Listing Charter Amendment Proposal 7. Accordingly, to the extent that you object to Listing Charter Amendment Proposal 7, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your Shares under the provisions of Maryland law governing appraisal rights.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” LISTING CHARTER AMENDMENT PROPOSAL 7.

PROPOSAL 10: APPROVAL OF ADVISORY AGREEMENT AMENDMENT PROPOSAL

Background

The Company is seeking approval of a Proposed Advisory Agreement that would (i) change the structure of the income incentive fee in a manner that would express the “hurdle rate” required for FB Advisor to earn, and be paid, the income incentive fee as a percentage of the Company’s “net assets” rather than “Adjusted Capital” (as defined below) (the “Hurdle Amendment”), (ii) remove the “subordinated liquidation incentive fee”, (iii) remove all provisions related to administrative services provided by FB Advisor to the Company from the Current Advisory Agreement so that such provisions could be included in a separate agreement relating only to such services, (iv) delete provisions required by the NASAA Guidelines, (v) add a provision regarding investments to be made through special purpose vehicles, and (vi) revise the term and termination provisions of the Current Advisory Agreement.

A copy of the Proposed Advisory Agreement is attached as Exhibit B to this proxy statement and is marked to show the changes against the Current Advisory Agreement.

Even if approved by the Company’s stockholders, the Advisory Agreement Amendment Proposal will not be implemented unless and until a Listing occurs (except, as described below, for the removal of the subordinated liquidation incentive fee, which is not dependent upon a Listing).

Overview of the Current Advisory Agreement

The Current Advisory Agreement was last re-approved by the Board at a meeting held on October 3, 2012, and was most recently approved by the initial stockholders of the Company on May 12, 2008 in connection with the Company’s commencement of operations.

See Exhibit C to this proxy statement for a listing of the names, addresses, and principal occupations of the principal executive officers of FB Advisor and a listing of the names, addresses, and principal occupations of the officers and directors of the Company who are also officers, employees, or members of FB Advisor.

Advisory Services

FB Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and serves as the Company’s investment adviser pursuant to the Current Advisory Agreement in accordance with the 1940 Act. FB Advisor is an affiliate of Franklin Square Holdings, a national sponsor of alternative investment products designed for the individual investor.

Subject to the overall supervision of the Board, FB Advisor oversees the Company’s day-to-day operations and provides the Company with investment advisory services. Under the terms of the Current Advisory Agreement, FB Advisor, among other things: (i) determines the composition and allocation of the Company’s portfolio, the nature and timing of the changes to the Company’s portfolio and the manner of implementing such changes; (ii) determines what securities the Company will purchase, retain or sell; (iii) identifies, evaluates, negotiates and structures the investments the Company makes; and (iv) executes, monitors and services the investments the Company makes. FB Advisor’s services under the Current Advisory Agreement may not be exclusive and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.

In addition, FB Advisor is authorized to enter into one or more sub-advisory agreements with other investment advisers pursuant to which FB Advisor may obtain the services of such sub-adviser(s) to assist FB Advisor in fulfilling its responsibilities under the Current Advisory Agreement. Specifically, FB Advisor may retain a sub-adviser to recommend specific securities or other investments based upon the Company’s investment objectives, policies and restrictions, and work, along with FB Advisor, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of FB Advisor and the Company.

Advisory Fees

Pursuant to the Current Advisory Agreement, FB Advisor is entitled to an annual base management fee of 2.0% of the average value of the Company’s gross assets and an incentive fee based on the Company’s performance.

The incentive fee consists of three parts. The first part, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears and equals 20.0% of “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a “hurdle rate”, expressed as a rate of return on Adjusted Capital (as defined below), equal to 2.0% per quarter, or an annualized hurdle rate of 8.0%. As a result, FB Advisor will not earn this incentive fee for any quarter until the Company’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 2.0%. Once the Company’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, FB Advisor will be entitled to a “catch-up” fee equal to the amount of the pre-incentive fee net investment income in excess of the hurdle rate, until the Company’s pre-incentive fee net investment income for such quarter equals 2.5%, or 10.0% annually, of adjusted capital. This “catch-up” feature allows FB Advisor to recoup the fees foregone as a result of the existence of the hurdle rate.

The second part of the incentive fee, which is referred to as the incentive fee on capital gains during operations, is an incentive fee on capital gains during operations prior to a liquidation of the Company and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Current Advisory Agreement). This fee equals 20.0% of the Company’s incentive fee capital gains, which equals the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of each applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

The third part of the incentive fee, which is referred to as the subordinated liquidation incentive fee, equals 20.0% of the net proceeds from a liquidation of the Company in excess of adjusted capital, as calculated immediately prior to liquidation. FB Advisor has agreed with the Company to remove the subordinated liquidation incentive fee from the Current Advisory Agreement. Following the removal of the subordinated liquidation incentive fee, the incentive fee will consist of two parts. In the event that the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date do not approve the Advisory Agreement Amendment Proposal, the Company and FB Advisor nonetheless intend to remove the subordinated liquidation incentive fee from the Current Advisory Agreement. The removal of the subordinated liquidation incentive fee would not lead to any increase in advisory fees paid by the Company to FB Advisor.

Administrative Services

In addition, FB Advisor performs certain administrative services under the Current Advisory Agreement, including general ledger accounting, fund accounting, legal services, investor relations and other administrative services. FB Advisor also performs, or oversees the performance of, the Company’s corporate operations and required administrative services, which includes being responsible for the financial records which the Company is required to maintain and preparing reports to the Company’s stockholders and reports filed with the SEC. In addition, FB Advisor assists the Company in calculating its NAV, overseeing the preparation and filing of its tax returns and the printing and dissemination of reports to its stockholders, and generally overseeing the payment of its expenses and the performance of administrative and professional services rendered to the Company by others. For providing these services, facilities and personnel, the Company reimburses FB Advisor for administrative expenses it incurs in performing its obligations. The amount of this reimbursement is set at the lesser of (1) FB Advisor’s actual costs incurred in providing such services and (2) the amount that the Company estimates it would be required to pay alternative service providers for comparable services in the same geographic location. FB Advisor is required to allocate the cost of such services to the Company based on objective factors such as total assets, revenues, time allocations and/or other reasonable metrics. The Board then assesses the reasonableness of such reimbursements based on the breadth, depth and quality of such services as compared to the estimated cost to the Company of obtaining similar services from third-party providers known to be available. In addition, the Board considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Board compares the total amount paid to FB Advisor for such services as a percentage of the Company’s net assets to the same ratio as reported by other comparable BDCs.

Fees and Reimbursements Paid in the Most Recent Fiscal Year

During the year ended December 31, 2012, the Company accrued approximately $68.1 million in base management fees payable to FB Advisor. The Company paid approximately $56.1 million of these fees during the year ended December 31, 2012. As of December 31, 2012, approximately $21.5 million in base management fees were payable to FB Advisor.

During the three months ended December 31, 2012, the Company accrued a subordinated incentive fee on income of approximately $13.4 million based upon the performance of its portfolio and paid FB Advisor $0 in respect of such fee. As of December 31, 2012, approximately $13.4 million was payable to FB Advisor in respect of the subordinated incentive fee on income.

The Company accrues the capital gains incentive fee based on net realized and unrealized gains; however, under the terms of the Current Advisory Agreement, the fee payable to FB Advisor is based on realized gains and no such fee is payable with respect to unrealized gains unless and until such gains are actually realized. During the year ended December 31, 2012, the Company accrued capital gains incentive fees of approximately $39.8 million based on the performance of its portfolio, of which approximately $28.0 million was based on unrealized gains and approximately $11.8 million was based on realized gains.

During the year ended December 31, 2012, the Company incurred administrative services expenses of approximately $5.3 million attributable to FB Advisor, of which approximately $4.8 million related to the allocation of costs of administrative personnel for services rendered to the Company by FB Advisor and the remainder related to other reimbursable expenses. The Company paid FB Advisor approximately $4.5 million for the services rendered under this arrangement during the year ended December 31, 2012. As of December 31, 2012, there was approximately $947,000 in administrative services expense payable to FB Advisor.

Indemnification

The Current Advisory Agreement provides that FB Advisor and its officers, directors, controlling persons and any other person or entity affiliated with it acting as the Company’s agent shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by FB Advisor, and FB Advisor shall be held harmless for any loss or liability suffered by the Company, if (i) FB Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in the Company’s best interests, (ii) FB Advisor was acting on behalf of or performing services for the Company, (iii) the liability or loss suffered was not the result of negligence or misconduct by FB Advisor or an affiliate thereof acting as the Company’s agent and (iv) the indemnification or agreement to hold FB Advisor harmless is only recoverable out of the Company’s net assets and not from the Company’s stockholders.

Revisions to the Current Advisory Agreement in the Proposed Advisory Agreement

The Proposed Advisory Agreement is materially similar to the Current Advisory Agreement, except for the proposed amendments detailed below.

The Hurdle Amendment

Proposed Revisions

The Hurdle Amendment will amend the structure of the subordinated incentive fee on income in a manner that would express the “hurdle rate” required for the Company’s investment adviser to earn, and be paid, the income incentive fee as a percentage of the Company’s “net assets” rather than “Adjusted Capital” (as defined below).

The applicable percentages related to the subordinated incentive fee on income, including the hurdle rate, would remain the same. Accordingly, if the Hurdle Amendment is approved, the subordinated incentive fee on income would be calculated and payable quarterly in arrears and equal 20.0% of “pre-incentive fee net investment income” for the immediately preceding quarter, subject to a “hurdle rate”, expressed as a rate of return on the Company’s net assets, equal to 2.0% per quarter, or an annualized hurdle rate of 8.0%.

“Adjusted Capital” is defined in the Current Advisory Agreement to mean the cumulative gross proceeds generated from sales of the Company’s common stock (including proceeds from the Company’s dividend reinvestment plan) reduced for distributions from non-liquidating dispositions of the Company’s investments paid to stockholders and amounts paid for share repurchases pursuant to the Company’s share repurchase program. This provision was designed to work in connection with the Company’s former continuous public offering and its share repurchase program. Upon Listing, the Company would no longer conduct a share repurchase program. Therefore, upon Listing, the concept of “Adjusted Capital” will no longer be relevant to the Company. The Company believes that using “net assets” rather than “Adjusted Capital” for purposes of the subordinated incentive fee on income is appropriate in connection with the potential Listing of the Company and is consistent with provisions in investment advisory agreements of other Listed BDCs.

Effect of Hurdle Amendment on Advisory Fees

Calculated under the terms of the Current Advisory Agreement, during the three months ended December 31, 2012, the Company accrued a subordinated incentive fee on income of $13.4 million based upon the performance of its portfolio and paid FB Advisor $0 in respect of such fee. As of December 31, 2012, approximately $13.4 million was payable to FB Advisor in respect of the subordinated incentive fee on income. Were the incentive fee on income for the three months ended December 31, 2012 calculated under the terms of the Proposed Advisory Agreement, the amount of the incentive fee on income payable by the Company to FB Advisor for such period would not have changed. Accordingly, for the fiscal year ended December 31, 2012, there would have been no change in the total amount of the aggregate advisory fees paid to FB Advisor if the Hurdle Amendment had been in effect during such period.

Notwithstanding the foregoing, because the Hurdle Amendment will amend the structure of the subordinated incentive fee on income, there is a potential that the Hurdle Amendment could result in an increase of the advisory fees to be paid by the Company to FB Advisor following the effectiveness of the Hurdle Amendment and such increase could be significant.

Removal of Subordinated Liquidation Incentive Fee

As previously discussed, the Current Advisory Agreement includes, as the third part of the incentive fee, the subordinated liquidation incentive fee, which equals 20.0% of the net proceeds from a liquidation of the Company in excess of adjusted capital, as calculated immediately prior to liquidation.

Under the Proposed Advisory Agreement, the subordinated liquidation incentive fee would be removed and the incentive fee would be made up of only two parts. In connection with the removal of the subordinated liquidation incentive fee, the Proposed Advisory Agreement would delete from Section 3(b)(ii) of the Current Advisory Agreement the phrase “earned on liquidated investments from the portfolio during operations prior to the liquidation of the Company,” which was originally included in the Current Advisory Agreement to distinguish the incentive fee on capital gains during operations from the subordinated liquidation incentive fee and therefore, such clause would be unnecessary were the subordinated liquidation incentive fee to be deleted. In addition, the Proposed Advisory Agreement would change the fee description “Incentive Fee on Capital Gains During Operations” to “Incentive Fee on Capital Gains” because the phrase “During Operations” would also be unnecessary following the removal of the subordinated liquidation incentive fee. The removal of the subordinated liquidation incentive fee would not lead to any increase in advisory fees paid by the Company to FB Advisor. Accordingly, the Company believes that this amendment is in the best interest of stockholders.

Bifurcation of Advisory and Administrative Services

As noted above, the Current Advisory Agreement governs both the advisory services and the administrative services that FB Advisor provides to the Company. The Proposed Advisory Agreement would remove all provisions relating to the provision of administrative services. At or about the same time as the Proposed Advisory Agreement becomes effective, the Company would enter into a new administration agreement with FB Advisor (the “Administration Agreement”) to provide the administrative services for which FB Advisor is currently responsible under the Current Advisory Agreement. The same personnel of FB Advisor would provide the same administrative services to the Company as they currently provide under the Current Advisory Agreement. This restructuring of the Current Advisory Agreement into separate advisory and administration agreements will not result in any decreases in the nature or level of the advisory or administrative services provided to the Company.

These revisions include the deletion of Section 1(d), which states that FB Advisor will provide administrative services, Sections 2(b) and 2(c), which address the expenses that are the responsibility of the Company and for which the Company may reimburse FB Advisor, and certain limitations imposed on the reimbursement of such expenses, and Section 2(d), which addresses the timing of reimbursements to FB Advisor, of the Current Advisory Agreement. Each of these provisions would be addressed in the Administration Agreement. In Section 2(b) of the Current Advisory Agreement, there is a limitation on expenses deemed “organization and offering expenses” under applicable regulation. These “organization and offering expenses” include expenses incurred for registration and the offering of securities to the public. Since, upon a Listing, the Company would not be involved in a continuous public offering of its securities, the Company would not incur any “organization and offering expenses” of the sort intended to be limited under the Current Advisory Agreement. The Company believes that this limitation is no longer relevant and, therefore, the Proposed Advisory Agreement eliminates this limitation.

The purpose of these changes is to more clearly delineate the nature of payments made by the Company for various services, which may result in operational efficiencies for the Company and FB Advisor. Further, if and to the extent necessary, the Company will be able to make certain amendments to the Administration Agreement without seeking stockholder approval. Such flexibility will allow the Company to avoid the cost and time delay of seeking a stockholder vote prior to any such amendment.

Under the Administration Agreement, the Company would reimburse FB Advisor for administrative expenses it incurs in performing its obligations under the Administration Agreement, including providing administrative services, facilities, and personnel, as it does under the Current Advisory Agreement. Because the Company would continue to reimburse administrative expenses, as it does under the Current Advisory Agreement, and because, as noted above, the Company would not be impacted by the removal of the “organization and offering expense” limitation as it would not be incurring such expenses upon a Listing, there would be no change in the fees paid to FB Advisor as result of this amendment. However, because in the future, amendments could be made to the Administration Agreement without stockholder approval, and because in the future the Company could engage in additional offerings of securities and therefore incur related expenses, it is possible that the overall fees (including reimbursements of administrative expenses) to be paid by the Company to FB Advisor under the Proposed Advisory Agreement and Administration Agreement could increase.

Deletion of Provisions Required by NASAA Guidelines

Limitations Only Applicable While the Company Is Not Listed

As described above, as a BDC, a number of states where the Company wished to offer Shares for sale required the Company to include certain limitations imposed by the NASAA Guidelines in its governing documents. Like the Charter, the Current Advisory Agreement includes certain NASAA-mandated limitations that govern the relationship between the Company and FB Advisor.

However, the Current Advisory Agreement provides that certain of such NASAA-mandated limitations shall apply for only so long as the Shares of the Company are not listed on a securities exchange, and if the Company’s Shares are listed on a national securities exchange, the Company would no longer be subject to the NASAA Guidelines. These provisions include Sections 1(i)-(j), Section 2(c), Section 4(b), Section 5(b), Section 8(b), Section 9(d), and Section 10 of the Current Advisory Agreement. Accordingly, if the Company effects a Listing, such NASAA-mandated limitations contained in the Current Advisory Agreement will no longer have any effect. Therefore, for administrative ease and clarity, upon a Listing, the Company intends that the Proposed Advisory Agreement would delete all of the NASAA-mandated limitations that would no longer be in effect in accordance with the Current Advisory Agreement.

In connection with the revisions to Section 8, upon the removal of Section 8(b) of the Current Advisory Agreement, which places limitations on the indemnification of FB Advisor, provisions will be added to Section 8 to clarify, as required by the 1940 Act, that FB Advisor cannot be indemnified for any liability arising out of willful misfeasance, bad faith, or negligence in the performance of FB Advisor’s duties or by reason of the reckless disregard of FB Advisor’s duties and obligations under the Proposed Advisory Agreement. In connection with the removal of Section 9(d) of the Current Advisory Agreement, which, among other items, states when an amendment to the Current Advisory Agreement must be approved by the stockholders of the Company, a provision would be added in Section 11 of the Proposed Advisory Agreement to clarify that an amendment to the Proposed Advisory Agreement may only be made in conformity with the requirements of the 1940 Act related to approval by the Company of such amendment.

Other Limitations Required by NASAA Guidelines

Certain other provisions in the Current Advisory Agreement were originally included because of requirements of the NASAA Guidelines, although such provisions are not specifically referenced as applying for only so long as the Shares of the Company are not Listed. These provisions are not otherwise required by the 1940 Act. Accordingly, for administrative ease and clarity, upon a Listing, the Company intends that the Proposed Advisory Agreement would revise these provisions, as detailed below.

First, the Current Advisory Agreement requires, in Section 9(b), the Company to obtain a vote of the majority of the outstanding voting securities of the Company or the vote of the majority of the Company’s Independent Directors to terminate the Current Advisory Agreement. With respect to approval by the Company’s Board, the 1940 Act requires only approval by a majority of the Company’s Board, and not the majority of the Company’s Independent Directors. In addition, the Current Advisory Agreement requires FB Advisor to give 120 days’ written notice to the Company to terminate the Current Advisory Agreement. These limitations are imposed by the NASAA Guidelines. Therefore, under the Proposed Advisory Agreement, the Company may terminate the Proposed Advisory Agreement either by a vote of the majority of the outstanding voting securities of the Company or by a vote of the Board, and may be terminated by FB Advisor upon 60 days’ written notice. The Company believes that these amendments comply with the provisions of the 1940 Act, and are similar to provisions in the investment advisory agreements of other Listed BDCs.

Second, Section 9(c) of the Current Advisory Agreement governs the payments to and duties of FB Advisor upon termination of the Current Advisory Agreement. Under Section 9(c)(i), FB Advisor is only entitled to receive payments under the Current Advisory Agreement for services provided prior to termination, which must be paid by the Company within thirty days after the effective date of such termination. In addition, Section 9(c)(ii) imposes certain requirements upon FB Advisor upon termination, including providing an accounting to the Board, delivering to the Board all assets and documents of the Company then in custody of FB Advisor, and cooperating with the Company to provide an orderly management transition. Under the Proposed Advisory Agreement, these provisions would be deleted and a provision would be added to the end of

Section 9(b) to clarify that, upon termination or expiration of the Proposed Advisory Agreement, FB Advisor would be entitled to receive any payments due through the date of termination or expiration of the Proposed Advisory Agreement, and that Section 9 will remain in full force and effect and apply to FB Advisor and its representatives as and to the extent applicable. The Company believes that these amendments, similar to the previously described amendments to Section 9(b), comply with the provisions of the 1940 Act and are similar to provisions in the investment advisory agreements of other Listed BDCs.

Addition of Special Purpose Vehicle Provision

Section 1(c) of the Proposed Advisory Agreement makes explicit FB Advisor’s authority, should it need to make investments on behalf of the Company through a special purpose vehicle, to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the 1940 Act. For clarity, the Company believes that this provision should be added to the Proposed Advisory Agreement and it is consistent with provisions in the investment advisory agreements of other Listed BDCs.

Revisions to the Term and Termination Provisions of the Proposed Advisory Agreement

The Current Advisory Agreement became effective upon the Company meeting the minimum offering requirement in January 2009. After an initial two-year term, the Current Advisory Agreement was required to be re-approved annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Company’s directors who are not parties to the Current Advisory Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party. The Proposed Advisory Agreement will only become effective upon a Listing (except, as described above, for the removal of the subordinated liquidation incentive fee, which is not dependent upon a Listing), as the Company has already met the minimum offering requirement. Similar to the Current Advisory Agreement, the Proposed Advisory Agreement will be effective for an initial two-year term and then will be required to be re-approved annually as is required under the Current Advisory Agreement.

With respect to the termination provisions, the Current Advisory Agreement provides that it may be terminated by the Company upon 60 days’ written notice to FB Advisor either by the vote of a majority of the outstanding voting securities of the Company or by the vote of the Independent Directors, and by FB Advisor upon 120 days’ written notice to the Company. With respect to the Company, the requirement to have a termination approved by the vote of the Independent Directors, and with respect to FB Advisor, the requirement to provide 120 days’ written notice, are requirements imposed by the NASAA Guidelines. Under the Proposed Advisory Agreement, it could be terminated upon 60 days’ written notice (i) by the vote of a majority of the outstanding voting securities, (ii) by the vote of the Board, or (iii) by FB Advisor. The Company believes that these amendments comply with the relevant provisions of the 1940 Act and are similar to provisions in the investment advisory agreements of other Listed BDCs.

Board Consideration

At meetings of the Board held on April 11, 2013 and April 23, 2013, the Board, including a majority of the Independent Directors, approved the Proposed Advisory Agreement as being in the best interests of the Company and its stockholders. The Board then directed that the Proposed Advisory Agreement be submitted to the Company’s stockholders for approval with the Board’s recommendation that the stockholders vote to approve the Proposed Advisory Agreement.

If stockholders of the Company do not approve this proposal, the Current Advisory Agreement will remain in effect and the Board will consider and evaluate its options to determine what alternatives are in the Company’s best interests and that of the Company’s stockholders.

Factors Considered by the Board

The Board, in approving and recommending the approval of the Proposed Advisory Agreement, effective upon a Listing, considered a number of factors. Such approvals were made in accordance with, and on the basis of an evaluation satisfactory to the Board as required by Section 15(c) of the 1940 Act and applicable rules and regulations thereunder, including a consideration of, among other factors, (i) the nature, quality and extent of the advisory and other services provided under the Current Advisory Agreement and to be provided under the Proposed Advisory Agreement, (ii) the Company’s investment performance, (iii) comparative data with respect to advisory fees or similar expenses paid by other BDCs, including Listed BDCs, investment companies and other accounts, if any, of FB Advisor with similar investment objectives, and (iv) information about the services to be performed and the personnel performing such services under the Current Advisory Agreement and the Proposed Advisory Agreement.

In approving the Proposed Advisory Agreement, the Board considered materials provided in connection with its approval of the Current Advisory Agreement at a meeting held in October 2012 as well as materials provided specifically in connection with its consideration of the Proposed Advisory Agreement.

With respect to the nature, quality and extent of the advisory and other services, and the services to be performed and the personnel performing such services, the Board favorably considered that the same personnel that provide services to the Company under the Current Advisory Agreement would provide services to the Company under the Proposed Advisory Agreement. In addition, the Board specifically considered the bifurcation of advisory and administrative services into separate agreements, and particularly considered FB Advisors’ representation that this bifurcation would not result in any decreases in the nature or level of the advisory or administration services provided to the Company. Based on these considerations, the Board concluded, within the context of its overall determination to approve the Proposed Advisory Agreement, that the Company should continue to benefit from the services to be provided by FB Advisor under the Proposed Advisory Agreement.

Regarding investment performance, the Board took note of the Company’s historical investment performance results, as presented to the Board in connection with its consideration of the Current Advisory Agreement, in light of the Company’s investment objective, strategies and risks. Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Proposed Advisory Agreement, that the Company’s historical investment performance supported a determination to approve the Proposed Advisory Agreement.

In considering the fees and expenses of the Company, including the comparative data with respect to advisory fees or similar expenses paid by other BDCs, including Listed BDCs, investment companies and other accounts, if any, of FB Advisor with similar investment objectives, the Board considered information provided in connection with its approval of the Current Advisory Agreement. The Board also considered that, with respect to the Hurdle Amendment, if it had been in effect for the year ended December 31, 2012, there would have been no change in the total amount of the aggregate advisory fees paid to FB Advisor during such period, and that, as a result of the removal of the subordinated liquidation incentive fee, there would be no increase in the advisory fees paid by the Company to FB Advisor. However, the Board also considered that: (i) there is a potential that the Hurdle Amendment could result in an increase of the advisory fees to be paid by the Company to FB Advisor, and that such increase could be significant; and (ii) in the future, amendments could be made to the Administration Agreement without stockholder approval, and the Company could engage in additional offerings of securities and therefore incur related expenses. As a result of the bifurcation of the advisory and administrative services and the removal of the “organization and offering expense” limitation, it is possible that the overall fees (including reimbursements of administrative expenses) to be paid by the Company to FB Advisor under the Proposed Advisory Agreement and Administration Agreement could increase. After considering all of the factors outlined above, the Board concluded that the Company’s advisory fees, as set forth in the Proposed Advisory Agreement, are reasonable in relation to the services to be provided by FB Advisor.

On the basis of the information provided to it and its evaluation thereof, the Board, including the Independent Directors, unanimously voted to approve the Proposed Advisory Agreement, effective upon a Listing.

Vote Required

The affirmative vote by the holders of Shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date is necessary for approval of the Advisory Agreement Amendment Proposal. You may vote for or against or abstain on the Advisory Agreement Amendment Proposal. Abstentions and broker non-votes will have the same effect as votes against the Advisory Agreement Amendment Proposal. Proxies received will be voted “FOR” the approval of the Advisory Agreement Amendment Proposal unless stockholders designate otherwise.

Appraisal Rights

Under Maryland law and the Charter, you will not be entitled to rights of appraisal with respect to the Advisory Agreement Amendment Proposal. Accordingly, to the extent that you object to the Advisory Agreement Amendment Proposal, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your Shares under the provisions of Maryland law governing appraisal rights.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE ADVISORY AGREEMENT

AMENDMENT PROPOSAL.

PROPOSAL 11: AUTHORIZATION TO OFFER AND SELL SHARES OF

COMMON STOCK BELOW NET ASSET VALUE

Background

The 1940 Act generally prohibits the Company, as a BDC, from offering and selling Shares at a price per Share, after deducting selling commissions and dealer manager fees, below the then-current NAV per Share unless the policy and practice of doing so is approved by the Company’s stockholders within one year immediately prior to any such sales. During the Company’s prior continuous public offering, to the extent that its NAV increased, the Board increased the offering price such that the Company sold Shares at a price necessary to ensure that Shares were not sold at a price per Share, after deduction of selling commissions and dealer manager fees, that was below its NAV per Share. However, upon a Listing, Shares may trade at a market price that is less than the NAV attributable to those Shares.

The Company is seeking stockholder approval now to sell its Shares below NAV per Share in order to provide flexibility for future sales, which typically are undertaken quickly in response to market conditions. The Company believes that it is important to maintain consistent access to capital through the public and private equity markets to enable the Company to raise capital for the Company’s operations, including to repay outstanding indebtedness of the Company, to continue to build the Company’s investment portfolio or for other general corporate purposes, as and when the Board believes it is in the Company’s best interests and that of stockholders. The final terms of any such sales will be determined by the Board at the time of sale. Also, because the Company does not have any immediate plans to sell any Shares at a price below NAV per Share, it is impracticable to describe the transaction or transactions in which such Shares would be sold. Instead, any transaction where the Company would sell Shares, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If the Share Issuance Proposal is approved, the Company will not solicit further authorization from its stockholders prior to any such sale, and the authorization would be effective for Shares sold during a period beginning on the date of stockholder approval and expiring one year from such approval. This proxy statement is not an offer to sell securities of the Company. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from SEC registration requirements.

It should be noted that the maximum number of Shares salable at a price below NAV per Share pursuant to this authority that could result in such dilution is limited to 25% of the Company’s then outstanding common stock immediately prior to each such sale. Furthermore, pursuant to this authority, there would be no limit on the discount to NAV at which Shares could be sold. See below for a discussion and an example of the dilutive effect of the sale of Shares at a price below NAV per Share.

The Board, including a majority of the Independent Directors and a majority of directors who have no financial interest in the Share Issuance Proposal, has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval.

1940 Act Conditions for Sales at a Price below NAV per Share

The Company’s ability to issue Shares at a price below NAV per Share is governed by the 1940 Act. Specifically, Section 63(2) of the 1940 Act provides that a Company may offer and sell Shares at prices below the then-current NAV per Share with stockholder approval, provided that:

•

any such sales are approved by (1) a majority of the Company’s Independent Directors and (2) a majority of the Company’s directors who have no financial interest in the proposal as being in the best interests of the Company and its stockholders; and

•

such a required majority of directors, in consultation with the underwriter of the offering, if it is underwritten, has determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of any firm commitment to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value for those securities, less any underwriting commission or discount.

Without the approval of stockholders to offer and sell Shares at prices below NAV per Share, the Company would be prohibited from selling such Shares to raise capital when the market price for Shares is below NAV per Share.

Board Approval

The Board is recommending that stockholders vote in favor of, the Share Issuance Proposal to offer and sell Shares at a price that may be less than NAV. The Board has concluded that the Share Issuance Proposal is in the best interests of the Company and its stockholders. In doing so, the Board, including the Independent Directors, considered and evaluated various factors, including the following, as discussed more fully below:

•	possible long-term benefits to the Company’s stockholders; and

•	possible dilution to the Company’s NAV.

In determining whether or not to offer and sell the Company’s Shares at a price per Share below NAV per Share, the Board has a duty to act in the Company’s best interests and that of stockholders and must comply with the other requirements of Section 63(2) of the 1940 Act. If stockholders of the Company do not approve the Share Issuance Proposal, the Board will consider and evaluate its options to determine what alternatives are in the Company’s best interests and that of the Company’s stockholders.

Reasons to Offer Common Stock at a Price Below NAV per Share.

As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company is dependent on its ability to raise capital through the sale of Shares. RICs generally must distribute substantially all of their earnings from dividends, interest and short-term gains to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, for the same reason, BDCs, in order to borrow money or issue preferred stock, must maintain a debt to equity ratio of not more than 1:1, which requires the Company to finance its investments with at least as much common equity as debt and preferred stock in the aggregate. Therefore, the Company endeavors to maintain consistent access to capital through the public and private equity markets to enable the Company to raise capital for the Company’s operations, including to repay outstanding indebtedness of the Company, to continue to build the Company’s investment portfolio or for other general corporate purposes, as and when the Board believes it is in the Company’s best interests and that of stockholders.

The Company believes that market conditions may from time to time provide attractive opportunities to deploy capital. Over the preceding several years, the global capital markets had experienced a period of disruption as evidenced by a lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of certain major financial institutions. Despite actions of the United States federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. During that period of time, many investors sold assets in order to repay debt or meet equity redemption requirements or other obligations. This dynamic created forced selling (which could return should global markets experience future disruption of the past credit cycle) that had negatively impacted valuations of debt securities in most markets. This negative pressure on valuations had contributed to significant unrealized write-downs of debt investments of many finance companies. However, these changes in market conditions also had beneficial effects for capital providers, including more favorable pricing of risk and more creditor-friendly contractual terms. Further, although valuations had partially recovered during that period of time, additional opportunity continued to remain in the secondary market. Accordingly, for those firms that continued to have access to capital, such an environment had the potential to provide investment opportunities on more favorable terms than would otherwise have been available. The Company’s ability to take advantage of these opportunities is dependent upon its access to capital.

Even though the underlying performance of a particular portfolio company may not necessarily indicate impairment or its inability to repay all principal and interest in full, the volatility in the debt capital markets may continue to negatively impact the valuations of debt investments and result in further unrealized write-downs of those debt investments. These unrealized write-downs, as well as unrealized write-downs based on the underlying performance of the Company’s portfolio companies, if any, negatively impact stockholders’ equity and the resulting debt to equity ratio.

Exceeding the 1:1 debt to equity ratio could have severe negative consequences for a BDC, including the inability to pay distributions to its stockholders, breaching debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed this 1:1 debt to equity ratio, the markets in which it operates and the general economy remain volatile and uncertain. Continued volatility in the capital markets and the resulting negative pressure on debt investment valuations could negatively impact the Company’s asset valuations, stockholders’ equity and the Company’s debt to equity ratio.

As noted above, market disruption had resulted in good opportunities to invest at attractive risk-adjusted returns. However, the extreme volatility and dislocation that the capital markets had experienced also materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. If these adverse market conditions return and/or worsen in the future, the Company and other companies in the financial services sector may not have access to sufficient debt and equity capital in order to take advantage of these good investment opportunities. In addition, the debt capital that will be available, if at all, may be at a higher cost and on less favorable terms and conditions in the future.

Shares of BDCs may trade at a market price that is less than the NAV attributable to those Shares. At times Shares may trade in excess of NAV and at times it may trade at a discount from NAV. The possibility that Shares will trade at a discount from NAV or at premiums that are unsustainable over the long term is a risk separate and distinct from the risk that the Company’s NAV will decrease. It is not possible to predict whether the Shares that may be offered pursuant to this proposal, if approved, will trade at, above, or below NAV per Share.

Recent dislocations in the credit markets described above have led to significant stock market volatility, particularly with respect to the stock of financial services companies. Upon the completion of a Listing, during these times of increased price volatility, Shares may trade below the Company’s NAV per Share, which is not uncommon for BDCs like the Company. As noted above, however, these periods of market volatility and dislocation created, and may create again, favorable opportunities for the Company to make investments at attractive risk-adjusted returns, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of Shares at a price below NAV per Share. Stockholder approval of the Share Issuance Proposal, subject to the conditions set forth in the Share Issuance Proposal, would provide the Company with the flexibility to invest in such opportunities and would enable the Company to raise capital for the Company’s operations, including to repay outstanding indebtedness of the Company and for other general corporate purposes.

The Board believes that having the flexibility to issue Shares at a price below NAV per Share in certain instances is in the best interests of the Company and its stockholders. This would provide added financial flexibility to comply with BDC and credit facility requirements the Company and its subsidiaries may face from time to time, including the 1:1 debt to equity ratio, and would provide access to capital markets to repay any outstanding indebtedness and/or pursue attractive investment opportunities or for other corporate purposes. It could also minimize the likelihood that the Company would be required to sell assets that the Company would not otherwise sell, which sales could occur at times that are disadvantageous to the Company.

While the Company has no immediate plans to sell its Shares at a price below NAV per Share, it is seeking stockholder approval now in order to maintain access to the markets if the Company determines it should sell Shares at a price below NAV per Share, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of issuance and the Shares will not include preemptive rights. Also, because the Company has no immediate plans to issue any Shares, it is impracticable to describe the transaction or transactions in which such Shares would be issued. Instead, any transaction where the Company issues such Shares, including the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of issuance. If the Share Issuance Proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance in accordance with the terms of this proposal. If approved, the authorization would be effective for securities issued during a period beginning on the date of such stockholder approval and expiring on the earlier of the first anniversary of the date of the Annual Meeting and the date of the Company’s 2014 annual meeting of stockholders, which is currently expected to be held in June 2014.

Conditions to the Sale of the Company’s Common Stock below NAV

If stockholders approve this proposal, the Company will sell Shares at a price below NAV per Share, exclusive of sales compensation, only if the following conditions are met:

•	a majority of the Company’s Independent Directors who have no financial interest in the sale have approved the sale;

•

a majority of such Independent Directors, who, in consultation with the underwriter or underwriters of the offering, if any, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities, or immediately prior to the sale of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and

•	the cumulative number of Shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale.

Dilution

Before voting on the Share Issuance Proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect on the NAV of the issuance of Shares at a price less than NAV per Share. Any sale of Shares by the Company at a price below NAV per Share would result in an immediate dilution to existing stockholders on a per Share basis. This dilution would include reduction in the NAV as a result of the issuance of Shares at a price below NAV per Share and a proportionately greater decrease in a stockholder’s per Share interest in the earnings and assets of the Company and per Share voting interest in the Company. The Board has considered the potential dilutive effect of the issuance of Shares at a price below NAV per Share and will consider again such dilutive effect when considering whether to authorize any specific issuance of Shares below NAV per Share.

The 1940 Act establishes a connection between market price and NAV because, when stock is sold at a market price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders of the Company should also consider that they will have no subscription, preferential or preemptive rights to additional Shares proposed to be authorized for issuance, and thus any future issuance of common stock at a price below NAV per Share would dilute a stockholder’s holdings of Shares as a percentage of Shares outstanding to the extent the stockholder does not purchase sufficient Shares in the offering or otherwise to maintain the stockholder’s percentage interest. Further, if the stockholder does not purchase, or is unable to purchase, any Shares to maintain the stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then-current NAV per Share, the stockholder’s voting power will be diluted.

The precise extent of any such dilution to the Company’s common stock cannot be estimated before the terms of a common stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution in an offering is the amount of net proceeds that the Company receives from such offering. The Board would expect that the net proceeds to a Company will be equal to the price that investors pay per Share, less the amount of any underwriting discounts and commissions, typically approximately 95% of the market price.

The following examples indicate how an offering would immediately affect the NAV per Share of the Company’s common stock based on the assumptions set forth below. They do not include any effects or influence on market Share price due to changes in investment performance over time, distribution policy, increased trading volume or other qualitative aspects of the Shares.

Examples of Dilutive Effect of the Issuance of Shares at a Price Below NAV per Share

Impact on Existing Stockholders who do not Participate in the Offering

Existing stockholders of the Company who do not participate, or who are not given the opportunity to participate, in an offering below NAV per Share by the Company or who do not buy additional Shares in the secondary market at the same or lower price obtained by the Company in the offering (after expenses and any underwriting discounts and commissions) face the greatest potential risks. All stockholders will experience an immediate decrease (often called dilution) in the NAV per Share of the Shares they hold. Stockholders who do not participate in the offering will also experience a disproportionately greater decrease in their participation in the Company’s earnings and assets and their voting power than stockholders who do participate in the offering. All stockholders may also experience a decline in the market price of their Shares, which often reflects, to some degree, announced or potential increases and decreases in NAV per Share. Their decrease could be more pronounced as the size of the offering and level of discounts increase.

The following examples illustrate the level of NAV dilution that would be experienced by a nonparticipating stockholder in four different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Entity XYZ has 1,000,000 shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and any underwriting discounts and commissions (a 5% discount from NAV per share); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and any underwriting discounts and commissions (a 10% discount from NAV per share); (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and any underwriting discounts and commissions (a 20% discount from NAV per share); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.01 per share after offering expenses and any underwriting discounts and commissions (a 100% discount from NAV per share).

		Example 1 5% offering at 5% Discount		Example 2 10% offering at 10% Discount		Example 3 20% offering at 20% Discount		Example 4 25% offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.05	—	$9.52	—	$8.47	—	$0.01	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.01	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%	$8.00	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000
Percentage Held by Stockholder A	1.00%	0.95%	(5.00)%	0.91%	(9.00)%	0.83%	(17.00)%	0.80%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%	$80,000	(20.00)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(3,300)	—	$(20,000)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$8.00	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(2.00)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%	—	(20.00)%

Impact on Existing Stockholders who Participate in the Offering

An existing stockholder of the Company who participates in an offering by the Company below NAV per Share or who buys additional Shares in the secondary market at the same or lower price as obtained by the Company in the offering (after expenses and any underwriting discounts and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in the Shares immediately prior to the offering. The level of NAV dilution on an aggregate basis will decrease as the number of Shares such stockholders purchase increases. Existing stockholders of the Company who buy more than such percentage will experience NAV dilution, but will, in contrast to existing stockholders of that Company who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per Share over their investment per Share and will also experience a disproportionately greater increase in their participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of Shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that the Company may make additional discounted offerings in which such stockholder does not participate, in which case such stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their Shares, which often reflects to some degree announced or potential increases and decreases in NAV per Share. Their decrease could be more pronounced as the size of the Company’s offering and level of discount to NAV increases.

The examples assume that Entity XYZ has 1,000,000 shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effect in the hypothetical 20% discount offering from the prior chart for stockholder A that acquires shares equal to (1) 50% of their proportionate share of the offering (i.e., 1,000 shares, which is 0.50% of the offering of 200,000 shares rather than their 1.00% proportionate share) and (2) 150% of their proportionate share of the offering (i.e., 3,000 shares, which is 1.50% of the offering of 200,000 shares rather than their 1.00% proportionate share).

The Company’s prospectus pursuant to which any discounted offering by the Company is made will include a chart for its example based on the actual number of Shares in such offering and the actual discount from the most recently determined NAV per share.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$8.47	—	$8.47	—
Net proceeds per share to issuer	—	$8.00	—	$8.00	—
Increases in Shares and Decrease to NAV
Total shares outstanding	1,000,000	1,200,000	20.00%	1,200,000	20.00%
NAV per share	$10.00	$9.67	(3.30)%	$9.67	(3.30)%
(Dilution)/Accretion to Participating Stockholder A
Shares held by stockholder A	10,000	11,000	10.00%	13,000	30.00%
Percentage held by stockholder A	1.0%	0.92%	(8.00)%	1.08%	8.00%
Total Asset Values
Total NAV held by stockholder A	$100,000	$106,370	6.37%	$125,710	25.71%
Total investment by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$100,000	$108,470	8.47%	$125,410	25.41%
Total (dilution)/accretion to stockholder A (total NAV less total investment)	—	(2,100)	—	$300	—
Per Share Amounts
NAV per share held by stockholder A	—	$9.67	—	$9.67	—
Investment per share held by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$9.86	(1.40)%	$9.65	(3.50)%
(Dilution)/accretion per share held by stockholder A (NAV per share less investment per share)	—	$(0.19)	—	$0.02	—
Percentage (dilution)/accretion to stockholder A (dilution/accretion per share divided by investment per share)	—	—	(1.93)%	—	0.21%

Impact on New Investors

The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder in the Company in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per Share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

Investors who are not currently stockholders of the Company, but who participate in an offering by the Company below NAV and whose investment per Share is greater than the resulting NAV per Share due to expenses and any underwriting discounts and commissions paid by the Company will experience an immediate decrease, albeit small, in the NAV of their Shares and their NAV per Share compared to the price they pay for their Shares. Investors who are not currently stockholders of the Company and who participate in an offering by the Company below NAV per Share and whose investment per Share is also less than the resulting NAV per Share due to expenses and any underwriting discounts and commissions paid by the Company being significantly less than the discount per Share, will experience an immediate increase in the NAV of their Shares and their NAV per Share compared to the price they pay for their Shares. All these investors will experience a disproportionately greater participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that the Company may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings by the Company. These investors may also experience a decline in the market price of their

Shares, which often reflects to some degree announced or potential increases and decreases in NAV per Share. Their decrease could be more pronounced as the size of the offering and level of discounts increases.

The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder who purchases the same percentage (1.00%) of the shares in the three different hypothetical offerings of common stock of different sizes and levels of discount from NAV per share. The examples assume that Entity XYZ has 1,000,000 shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effects on stockholder A at (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and any underwriting discounts and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and any underwriting discounts and commissions (a 10% discount from NAV); and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and any underwriting discounts and commissions (a 20% discount from NAV).

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$10.05	—	$9.52	—	$8.47	—
Net offering proceeds per share to issuer	—	$9.50	—	$9.00	—	$8.00	—
Decrease to NAV
Total shares outstanding	—	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per share	—	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%
Dilution to Stockholder A
Shares held by stockholder A	—	500	—	1,000	—	2,000	—
Percentage held by stockholder A	—	—%	—	—%	—	—%	—
Total Asset Values
Total NAV held by stockholder A	—	$4,990	—	$9,910	—	$19,340	—
Total investment by stockholder A	—	$5,025	—	$9,952	—	$16,940	—
Total dilution to stockholder A (total NAV less total investment)	—	$(35)	—	$390	—	$2,400	—
Per Share Amounts
NAV per share held by stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per share held by stockholder A	—	$10.05	—	$9.52	—	$8.47	—
Dilution per share held by stockholder A (NAV per share less investment per share)	—	$(0.07)	—	$0.39	—	$1.20	—
Percentage dilution to stockholder A (dilution per share divided by investment per share)	—	—	(0.70)%	—	4.10%	—	14.17%

The discount to NAV is a result of market perception that moves the share price and thus NAV is only one determinant of market value.

The Company expects the market price of Shares will incorporate a discount or premium factor based on the market assessment of future earnings and the likelihood of those earnings supporting growth in its dividend yield.

Notwithstanding the dilutive effect of any equity financing on the Company’s NAV, the Board has considered the Company’s potential need to obtain additional capital for the repayment of indebtedness, investment or other corporate purposes discussed in this proxy statement. With more capital to utilize, the Board believes that the Company would be able to pay down its outstanding indebtedness or make investments with more significant earnings and growth potential. The Board further believes that over time the value of the incremental assets available for investment or other uses, taken together with the other factors previously discussed, may be reflected positively in the market price of the Shares and that such increases may exceed the initial dilutive effects that the Company is likely to experience in its NAV due to offerings of Shares in accordance with this proposal. In the Company’s view, the secondary market price of its Shares is an important gauge of the true economic impact on stockholders of any equity offering.

Other Considerations

In reaching its recommendation to stockholders to approve the Share Issuance Proposal, the Board considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional Shares may increase the management fees that such Company pays to FB Advisor as such fees are partially based on the amount of the Company’s gross assets. The Board, including the Independent Directors, concluded that the benefits to the Company’s stockholders from increasing the Company’s capital base or from other uses outweighed any detriment from increased management fees, especially considering that the management fees would increase regardless of whether the Company offers Shares at a price below NAV per Share or above NAV per Share. The Board also considered the effect of the following factors:

•	The costs and benefits of a common stock offering below NAV per Share compared to other possible means for raising capital or concluding not to raise capital;

•	the size of a common stock offering in relation to the number of Shares outstanding;

•	the general conditions of the securities markets; and

•	any impact on operating expenses associated with an increase in capital.

Potential Investors

The Company has not solicited any potential buyers of the Shares that it may elect to issue in any future offering to comply with the federal securities laws. No Shares are earmarked for management or other affiliated persons of the Company. However, members of the Company’s management and other affiliated persons may participate in an offering of Shares by the Company on the same terms as others.

Vote Required

If stockholders approve the Share Issuance Proposal, during a one-year period commencing on the date of such approval, the Company will be permitted, but not required or otherwise obligated, to offer and sell newly issued Shares at a price below NAV per Share at the time sold.

Approval of the Share Issuance Proposal requires the affirmative vote of the stockholders of the Company holding (1) a majority of the outstanding Shares entitled to vote at the Annual Meeting and (2) a majority of the outstanding Shares entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company. The 1940 Act defines “a majority of outstanding voting securities” of a company as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the company, whichever is less. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore count against the Share Issuance Proposal.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SHARE ISSUANCE PROPOSAL.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company’s Amended and Restated Bylaws require the Company to hold an annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Company on a date and at a time set by the Board. In addition, the Company will hold special meetings as required or deemed desirable, or upon the request of holders of at least 10% of the Company’s outstanding Shares entitled to vote. Any stockholder that wishes to submit a proposal for consideration at a subsequent meeting of the stockholders should mail the proposal promptly to the Secretary of the Company. Any proposal to be considered for submission to stockholders must comply with Rule 14a-8 under the Exchange Act and must be received by the Company in accordance with the Company’s Amended and Restated Bylaws and any other applicable law, rule, or regulation regarding director nominations. When submitting a nomination to the Company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of Shares beneficially owned by the nominee, if any; the date such Shares were acquired and the investment intent of such acquisition; whether such stockholder believes the individual is an “interested person” of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required. To date, the Company has not received any recommendations from stockholders requesting consideration of a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement.

Pursuant to the Company’s Amended and Restated Bylaws, for a director nomination or other business to be considered for the next annual meeting of stockholders, notice must be provided in writing and delivered to the Secretary of the Company at the Company’s principal executive office before February 9, 2014 but not before January 10, 2014. The timely submission of a proposal does not guarantee its inclusion.

Any stockholder proposals submitted pursuant to the Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2014 annual meeting of stockholders must be received by the Company on or before January 10, 2014. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, Attention: Corporate Secretary.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

INVESTMENT ADVISER AND ADMINISTRATOR, INVESTMENT SUB-ADVISER

AND SUB-ADMINISTRATOR

Set forth below are the names and addresses of the Company’s investment adviser and administrator, investment sub-adviser and sub-administrator:

INVESTMENT ADVISER AND ADMINISTRATOR	INVESTMENT SUB-ADVISER	SUB-ADMINISTRATOR
FB Income Advisor, LLC Cira Centre 2929 Arch Street Suite 675 Philadelphia, PA 19104	GSO / Blackstone Debt Funds Management LLC 345 Park Avenue New York, NY 10154	State Street Bank and Trust Company 4 Copley Place, 5th Floor Boston, MA 02116

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES INSTRUCTIONS FOR AUTHORIZING A PROXY BY TELEPHONE OR THROUGH THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Exhibit A

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

OF

FS INVESTMENT CORPORATION

FIRST: FS Investment Corporation (the “Corporation”), a Maryland corporation, desires to amend and restate its charter.

SECOND: The following provisions are all the provisions of the charter of FS Investment Corporation currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation is FS Investment Corporation.

ARTICLE II

PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force, including conducting and carrying on the business of a business development company, subject to making an election therefor under the Investment Company Act of 1940, as amended (the “1940 Act”).

ARTICLE III

RESIDENT AGENT AND PRINCIPAL OFFICE

The name and address of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated, ~~300 East Lombard~~351 W. Camden Street, Baltimore, Maryland ~~21202.~~21201. The street address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, ~~300 East Lombard~~351 W. Camden Street, Baltimore, Maryland ~~21202.~~21201.

ARTICLE IV

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 4.1 Number, Term and Election of Directors. The business and affairs of the Corporation shall be managed under the direction of the board of directors. The number of directors of the Corporation is ~~seven~~ten, which number may be increased or decreased from time to time by the board of directors pursuant to the bylaws of the Corporation (“Bylaws”). ~~Each director shall hold office for one year, until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.~~

A majority of the board of directors shall be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor. A director is considered independent if he or she is not an “interested person” as that term is defined under Section 2(a)(19) of the 1940 Act. The names of the directors currently in office are Michael C. Forman, David J. Adelman, Gregory P. Chandler, Barry H. Frank, Thomas J. Gravina, Michael J. Hagen, Jeffrey K. Harrow, Michael J. Heller, Paul Mendelson, and ~~Gerald Stahlecker~~Thomas J. Ridge.

The Corporation elects ~~that~~, at all times that it is eligible to so elect, to be subject to the provisions of Section 3-804(c) of the Maryland General Corporation Law (the “MGCL”), subject to applicable requirements of the 1940 Act and except as may be provided by the board of directors in setting the terms of any class or series of Preferred Stock (as hereinafter defined), in order that any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.

From and after the date these Articles of Amendment and Restatement are filed with State Department of Assessments and Taxation of the State of Maryland (“SDAT”), the directors (other than any director elected solely by holders of one or more classes or series of Preferred Stock) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the board of directors, one class to hold office initially for a term expiring at the next succeeding annual meeting of stockholders, another class to hold office initially for a term expiring at the second succeeding annual meeting of stockholders and another class to hold office initially for a term expiring at the third succeeding annual meeting of stockholders, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify. Directors may be elected to an unlimited number of successive terms.

Section 4.2 Extraordinary Actions. Except as provided in Section ~~6.2 and Section 11.1,~~6.2, notwithstanding any provision of law requiring an action to be approved by the affirmative vote of the holders of stock entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable and approved by the board of directors, and approved by the affirmative vote of holders of stock entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 4.3 Authorization by Board of Stock Issuance. The board of directors may authorize the issuance from time to time of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into stock of any class or series, whether now or hereafter authorized, for such consideration as the board of directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

Section 4.4 Quorum. The presence in person or by proxy of the holders of stock of the Corporation entitled to cast one third of the votes entitled to be cast at the meeting shall constitute a quorum at any meeting of stockholders, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of stock entitled to cast one third of the votes entitled to be cast by each such class on such a matter shall constitute a quorum.

Section 4.5 Preemptive Rights. Except as may be provided by the board of directors in setting the terms of classified or reclassified stock pursuant to Section 5.4 or as may otherwise be provided by contract approved by the board of directors, no holder of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional stock of the Corporation or any other security of the Corporation which it may issue or sell.

Section 4.6 Appraisal Rights. Except as may be provided by the board of directors in setting the terms of any class or series of Preferred Stock and except as contemplated by Section ~~3.708~~3-708 of the MGCL, no stockholder of the Corporation shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL or any successor provision thereto in connection with any transaction.

Section 4.7 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the board of directors consistent with the charter shall be final and conclusive and shall be binding upon the Corporation and every stockholder: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of stated capital, capital surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any stock of the Corporation; ~~the stock of any class of the Corporation;~~ any matter relating to the acquisition, holding and disposition of any assets by the Corporation; ~~any conflict between the MGCL and the provisions set forth in the North American Securities Administrators Association (“NASAA”) Omnibus Guidelines;~~ or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the charter or the Bylaws or otherwise to be determined by the board of directors~~; and provided that to the extent the board of directors determines that the MGCL conflicts with the provisions set forth in the NASAA Omnibus Guidelines, NASAA Omnibus Guidelines control to the extent any provisions of the MGCL are not mandatory~~.

Section 4.8 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire board of directors, may be removed from office at any time only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

ARTICLE V

STOCK

Section 5.1 Authorized Stock. The Corporation has authority to issue 500,000,000 shares of stock, of which 450,000,000 shares are classified as common stock, $0.001 par value per share (“Common Stock”), and 50,000,000 shares are classified as Preferred Stock, $0.001 par value per share (“Preferred Stock”). The aggregate par value of all authorized stock having par value is $500,000. ~~All stock shall be fully paid and nonassessable when issued, and the Corporation shall not make any mandatory assessment against any stockholder beyond such stockholder’s subscription commitment.~~ A majority of the entire board of directors~~, including a majority of the independent directors,~~ without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 5.2 Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote. Except as otherwise provided in this charter, and subject to the express terms of any class or series of Preferred Stock, holders of Common Stock shall have the exclusive right to vote on all matters as to which a stockholder is entitled to vote pursuant to applicable law at all meetings of stockholders. In the event of any voluntary or involuntary liquidation, dissolution or winding up, the aggregate assets available for distribution to holders of Common Stock shall be determined in accordance with applicable law and the charter. Each holder of Common Stock shall be entitled to receive, ratably with each other holder of Common Stock, that portion of the assets available for distribution as the number of outstanding shares of stock of such class held by such holder bears to the total number of outstanding shares of stock of such class then outstanding. The board of directors~~, including a majority of the independent directors,~~ may classify or reclassify any unissued shares of Common Stock from time to time, in one or more classes or series of Common Stock or Preferred Stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations, or to dividends, qualifications, or terms or conditions of redemption of the stock.

Section 5.3 Preferred Stock. The board of directors~~, including a majority of the independent directors,~~ may issue shares of Preferred Stock or classify or reclassify any unissued shares of Preferred Stock from time to time, in one or more classes or series of Preferred Stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations, or to dividends, qualifications, or terms or conditions of redemption of the stock.

Section 5.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the board of directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the ~~State Department of Assessments and Taxation of the State of Maryland (“SDAT”)~~SDAT. Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the board of directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with SDAT, or other charter document.

Section 5.5 ~~Deferred Payments. The Corporation shall not have authority to make arrangements for deferred payments on account of the purchase price of the Corporation’s stock unless all of the following conditions are met: (a) such arrangements are warranted by the Corporation’s investment objectives; (b) the period of deferred payments coincides with the anticipated cash needs of the Corporation; (c) the deferred payments shall be evidenced by a promissory note of the stockholder, which note shall be with recourse, shall not be negotiable, shall be assignable only subject to defenses of the maker and shall not contain a provision authorizing a confession of judgment and (d) selling commissions and front end fees paid upon deferred payments are payable when payment is made on the note. The Corporation shall not sell or assign the deferred obligation notes at a discount. In the event of default in the payment of deferred payments by a stockholder, the stockholder may be subjected to a reasonable penalty.~~ Inspection of Books and Records. A stockholder that is otherwise eligible under applicable law to inspect the Corporation’s books of account, stock ledger, or other specified documents of the Corporation shall have no right to make such inspection if the board of directors determines that such stockholder has an improper purpose for requesting such inspection.

Section 5.6 ~~Distributions.~~

~~(a) The Adviser shall cause the Corporation to provide for adequate reserves for normal replacements and contingencies (but the Corporation shall not be required to maintain reserves for payment of fees payable to the Adviser) by causing the Corporation to retain a reasonable percentage of proceeds from offerings and revenues.~~

~~(b) From time to time and not less than quarterly, the Corporation shall cause the Adviser to review the Corporation’s accounts to determine whether cash distributions are appropriate. The Corporation may, subject to authorization by the board of directors, distribute pro rata to the stockholders funds received by the Corporation~~

~~which the Adviser deems unnecessary to retain in the Corporation. The board of directors may authorize the Corporation to declare and pay to stockholders such dividends or distributions, in cash or other assets of the Corporation or in securities of the Corporation or from any other source as the board of directors in its discretion shall determine. The board of directors shall endeavor to authorize the Corporation to declare and pay such dividends and distributions (i) as shall be necessary for the Corporation to qualify as a “Regulated Investment Company” under the Code and under the 1940 Act, and (ii) to the extent that the board of directors deems it unnecessary for the Corporation to retain funds received by it; provided, however, that in each case stockholders shall have no right to any dividend or distribution unless and until authorized by the board of directors and declared by the Corporation. The exercise of the powers and rights of the board of directors pursuant to this Section 5.7 shall be subject to the provisions of any class or series of shares at the time outstanding. The receipt by any person in whose name any shares are registered on the records of the Corporation or by his or her duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the charter or distributions in which (i) the board of directors advises each stockholder of the risks associated with direct ownership of the property, (ii) the board of directors offers each stockholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those stockholders that accept such offer. Section 5.7~~ Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws. The board of directors of the Corporation shall have the exclusive power to make, alter, amend or repeal the Bylaws.

ARTICLE VI

AMENDMENTS; CERTAIN EXTRAORDINARY ACTIONS

Section 6.1 Amendments Generally. The Corporation reserves the right from time to time to make any amendment to the charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

Section 6.2 Approval of Certain Charter Amendments and Dissolution.

(a) The affirmative vote of the holders of shares entitled to cast at least ~~two-thirds~~80 percent of all the votes entitled to be cast on the matter, with each class that is entitled to vote on the matter voting as a separate class, shall be necessary to effect:

(~~a~~i) Any amendment to the charter to make the Common Stock a “redeemable security” or to convert the Corporation, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act);

(~~b~~ii) The liquidation or dissolution of the Corporation and any amendment to the charter of the Corporation to effect any such liquidation or dissolution; and

(~~c~~iii) Any amendment to Section 4.1, Section 4.2, Section 4.7, Section 4.8, Section 6.1 or this Section ~~6.2.~~6.2;

provided, however, that, if the Continuing Directors (as defined herein) then on the board of directors, by a vote of at least two-thirds of such Continuing Directors, in addition to approval by the board of directors, approve such proposal or amendment, the affirmative vote of only the holders of stock entitled to cast a majority of all the votes entitled to be cast on the matter shall be required to approve such matter.

(b) Continuing Directors. “Continuing Directors” means the directors identified in Article IV, Section 4.1 and the directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the Continuing Directors then on the board of directors.

ARTICLE VII

LIMITATION OF LIABILITY; INDEMNIFICATION AND

ADVANCE OF EXPENSES

Section 7.1 Limitation of Stockholder Liability. No stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of being a stockholder, nor shall any stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Corporation’s assets or the affairs of the Corporation by reason of being a stockholder. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the ~~Code~~Internal Revenue Code of 1986, as amended (the “Code”)), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

Section 7.2 Limitation of Director and Officer Liability. To the fullest extent permitted by Maryland law, ~~subject to any limitation set forth under the federal securities laws, or in this Article VII,~~ no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 7.2, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Section 7.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 7.3 ~~(a)~~ Indemnification. ~~Subject to any limitations set forth in paragraph (b) or (c) below or, with respect to the advancement of expenses, Section 7.4, the~~The Corporation shall have the power to indemnify, and~~, without requiring a preliminary determination of the ultimate entitlement to indemnification,~~ pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to ~~the~~a proceeding by reason of his or her service in that capacity, and (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to ~~the~~a proceeding by reason of his or her service in ~~that capacity or (iii) the Adviser or any of its Affiliates acting as an agent of the Corporation (each such person an “Indemnitee”)~~such capacity and from and against any claim or liability to which such person may become subject or which such person may incur, in each case to the fullest extent permitted by Maryland law. The Corporation may, with the approval of the board of directors or any duly authorized committee thereof, provide such indemnification and ~~advance for~~advancement of expenses to a Person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation~~. The board of directors may take such action as is necessary to carry out this Section 7.3(a). No amendment of the charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.~~

~~(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Corporation shall not provide for indemnification of an Indemnitee pursuant to paragraph (a) for any liability or loss suffered by such Indemnitee, unless all of the following conditions are met:~~

~~(i) The Corporation has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.~~

~~(ii) The Indemnitee was acting on behalf of or performing services for the Corporation.~~

~~(iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), the Adviser or an Affiliate of the Adviser or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director.~~

~~(iv) Such indemnification or agreement to hold harmless is recoverable only out of net assets and not from the stockholders.~~

~~Notwithstanding the foregoing, this paragraph (b) and paragraph (c) below shall apply to the Adviser and its affiliates only so long as the shares of the Corporation are not listed on a national securities exchange. (c) Notwithstanding anything to the contrary contained in paragraph (a) above, the Corporation shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee pursuant to paragraph (a) unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (“SEC”) and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws~~.

Section 7.4 ~~Payment of Expenses. The Corporation shall pay or reimburse reasonable legal expenses and other costs incurred by a director, an officer, the Adviser or any Affiliate of the Adviser in advance of final disposition of a proceeding if all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (b) such Person provides the Corporation with written affirmation of such Person’s good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized by Section 7.3 hereof has been met, (c) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Corporation acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (d) such Person provides the Corporation with a written agreement to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, in cases in which such Person is found not to be entitled to indemnification. Section 7.5~~ Express Exculpatory Clauses in Instruments. Neither the stockholders nor the directors, officers, employees or agents of the Corporation shall be liable under any written instrument creating an obligation of the Corporation by reason of their being stockholders, directors, officers, employees or agents of the Corporation, and all Persons shall look solely to the Corporation’s net assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any stockholder, director, officer, employee or agent liable thereunder to any third party, nor shall the directors or any officer, employee or agent of the Corporation be liable to anyone as a result of such omission.

Section 7.5 1940 Act. The provisions of this Article VII shall be subject to any applicable limitations of the 1940 Act.

Section 7.6 ~~Limitation on Indemnification. As required under the 1940 Act, no provision of this Article VII shall be effective to protect or purport to protect any director or officer of the Corporation against liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Section 7.7~~ Amendment or Repeal. Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding sections of this Article VII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section ~~7.8~~7.7 Non-exclusivity. The indemnification and advancement of expenses provided or authorized by this Article VII shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the bylaws, a resolution of stockholders or directors, an agreement or otherwise.

~~ARTICLE VIII~~

~~ADVISER~~

~~Section 8.1 Supervision of Adviser.~~

~~(i) The board of directors may exercise broad discretion in allowing the Adviser to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the board of directors. The board of directors shall monitor the Adviser to assure that the administrative procedures, operations and programs of the Corporation are in the best interests of the stockholders and are fulfilled and that (i) the expenses incurred are reasonable in light of the investment performance of the Corporation, its net assets and its net income, (ii) all Front End Fees shall be reasonable and shall not exceed 18% of the gross proceeds of any offering, regardless of the source of payment, and (iii) the percentage of gross proceeds of any offering committed to Investment in Program Assets shall be at least 82%. All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Corporation, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.~~

~~(ii) The board of directors is responsible for determining that compensation paid to the Adviser is reasonable in relation to the nature and quality of services performed and the investment performance of the Corporation and that the provisions of the investment advisory agreement are being carried out. The board of directors may consider all factors that they deem relevant in making these determinations. So long as the corporation is a business development company under the 1940 Act, compensation to the Adviser shall be considered presumptively reasonable if the incentive fee is limited to the participation in net gains allowed by the 1940 Act.~~

~~Section 8.2 Fiduciary Obligations. Any investment advisory agreement with the Adviser shall provide that the Adviser have a fiduciary responsibility and duty to the Corporation and to the stockholders. The chief executive officer and chief investment officer of the Adviser shall have at least three years’ relevant experience demonstrating the knowledge and experience to acquire and manage the type of assets being acquired and shall have not less than four years relevant experience in the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services proposed. The board of directors shall determine whether any successor Adviser possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its contract with the Corporation is justified.~~

~~Section 8.3 Termination. The investment advisory agreement shall provide that it is terminable by (a) a majority of the independent directors on 60 days’ written notice or (b) the Adviser on 120 days’ written notice, in each case without cause or penalty, and in each case the Adviser will cooperate with the Corporation and the board of directors in making an orderly transition of the advisory function.~~

~~Section 8.4 Organization and Offering Expenses Limitation. Unless otherwise provided in any resolution adopted by the board of directors, the Corporation shall reimburse the Adviser and its Affiliates for Organization and Offering Expenses incurred by the Adviser or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall be included Front End Fees for purposes of the limit on such Front End Fees set forth in Section 8.1.~~

~~Section 8.5 Acquisition Fees. Unless otherwise provided in any resolution adopted by the board of directors, the Corporation may pay the Adviser and its Affiliates fees for the review and evaluation of potential investments; provided, however, that the board of directors shall conclude that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable.~~

~~Section 8.6 Reimbursement for Expenses. Unless otherwise provided in any resolution adopted by the board of directors, the Corporation may reimburse the Adviser, at the end of each fiscal quarter, for actual cost of goods and services used for or by the Corporation and obtained from Persons other than the Adviser’s Affiliates. The Adviser may be reimbursed for the administrative services necessary to the prudent operation of the Corporation; provided, the reimbursement shall be the lower of the Adviser’s actual cost or the amount the Corporation would be required to pay Persons other than the Adviser’s Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Corporation on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles.~~

~~Section 8.7 Reimbursement Limitations. The Corporation shall not reimburse the Adviser or its Affiliates for services for which the Adviser or its Affiliates are entitled to compensation in the form of a separate fee. Excluded from the allowable reimbursement shall be: (a) rent or depreciation, utilities, capital equipment, other administrative items of the Adviser; and (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any controlling person of the Adviser. For purposes of this Section 8.7, “controlling person” means persons with responsibilities similar to those of an executive, or a member of the board of directors, or any person who holds more than 10% of the Adviser’s equity securities or who has the power to control the Adviser.~~

~~ARTICLE IX~~

~~INVESTMENT OBJECTIVES AND LIMITATIONS~~

~~Section 9.1 Investment Objectives. The Corporation’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. The independent directors shall review the investment policies of the Corporation with sufficient frequency (not less often than annually) to determine that the policies being followed by the Corporation are in the best interests of its stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the board of directors.~~

~~Section 9.2 Investments in Other Programs~~

~~(a) The Corporation shall not invest in general partnerships or joint ventures with non-Affiliates that own and operate specific assets, unless the Corporation, alone or together with any publicly registered Affiliate of the Corporation meeting the requirements of subsection (b) below, acquires a controlling interest in such a general partnership or joint venture, but in no event shall the Adviser be entitled to duplicate fees; provided, however that the foregoing is not intended to prevent the Corporation from carrying out its business of investing and reinvesting its assets in securities of other issuers. For purposes of this Section, “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to: (i) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets; (ii) cause a sale or refinancing of the assets or its interest therein subject, in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture partner or consent of the joint venture partner; (iii) approve budgets and major capital expenditures, subject to a stated minimum amount; (iv) veto any sale or refinancing of the assets, or alternatively, to receive a specified preference on sale or refinancing proceeds and (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the assets, except for transfer to an Affiliate of the joint venture partner.~~

~~(b) The Corporation shall have the authority to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Corporation if all of the following conditions are met: (i) the Affiliate and the Corporation have substantially identical investment objectives; (ii) there are no duplicate fees to the Adviser; (iii) the compensation payable by the general partnership or joint venture to the Advisers in each Corporation that invests in such partnership or joint venture is substantially identical; (iv) each of the Corporation~~

~~and the Affiliate has a right of first refusal to buy if the other party wishes to sell assets held in the joint venture; (v) the investment of each of the Corporation and its Affiliate is on substantially the same terms and conditions and (vi) any prospectus of the Corporation in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions since neither the Corporation nor its Affiliate controls the partnership or joint venture, and the potential risk that while a the Corporation or its Affiliate may have the right to buy the assets from the partnership or joint venture, it may not have the resources to do so.~~

~~(c) The Corporation shall have the authority to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Corporation only if all of the following conditions are met: (i) the investment is necessary to relieve the Adviser from any commitment to purchase the assets entered into in compliance with Section 10.1 prior to the closing of the offering period of the Corporation; (ii) there are no duplicate fees to the Adviser; (iii) the investment of each entity is on substantially the same terms and conditions; (iv) the Corporation has a right of first refusal to buy if the Adviser wishes to sell assets held in the joint venture and (v) any prospectus of the Corporation in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions.~~

~~(d) The Corporation may be structured to conduct operations through separate single-purpose entities managed by the Adviser (multi-tier arrangements); provided that the terms of any such arrangements do not result in the circumvention of any of the requirements or prohibitions contained herein or under applicable federal or state securities laws. Any agreements regarding such arrangements shall accompany any prospectus of the Corporation, if such agreement is then available, and the terms of such agreement shall contain provisions assuring that all of the following restrictions apply: (i) there will be no duplication or increase in Organization and Offering expenses, fees payable to the Adviser, program expenses or other fees and costs; (ii) there will be no substantive alteration in the fiduciary and contractual relationship between the Adviser, the Corporation and the stockholders and (iii) there will be no diminishment in the voting rights of the stockholders.~~

~~(e) Other than as specifically permitted in subsections (b), (c) and (d) above, the Corporation shall not invest in general partnerships or joint ventures with Affiliates.~~

~~(f) The Corporation shall be permitted to invest in general partnership interests of limited partnerships only if the Corporation, alone or together with any publicly registered Affiliate of the Corporation meeting the requirements of subsection (b) above, acquires a “controlling interest” as defined in subsection (a) above, the Adviser is not entitled to any duplicate fees, no additional compensation beyond that permitted under applicable law is paid to the Adviser, and the agreement of limited partnership or other applicable agreement complies with this Section 9.2.~~

~~Section 9.3 Other Goods or Services~~

~~(a) In addition to the services to be provided under the investment advisory agreement, the Corporation may accept goods or other services provided by the Adviser in connection with the operation of assets, provided that (i) the Adviser, as a fiduciary, determines such self-dealing arrangement is in the best interest of the Corporation; (ii) the terms pursuant to which all such goods or services are provided to the Corporation by the Adviser shall be embodied in a written contract, the material terms of which must be fully disclosed to the stockholders; (iii) the contract may only be modified with approval of holders of a majority of the outstanding voting securities of the Corporation and (iv) the contract shall contain a clause allowing termination without penalty on 60 days’ notice. Without limitation to the foregoing, arrangements to provide such goods or other services must meet all of the following criteria: (i) the Adviser must be independently engaged in the business of providing such goods or services to persons other than its Affiliates and at least 33% of the Adviser’s associated gross revenues must come from persons other than its Affiliates; (ii) the compensation, price or fee charged for providing such goods or services must be comparable and competitive with the compensation, price or fee charged by persons other than the Adviser and its Affiliates in the same geographic location who provide comparable goods or services which could reasonably be made available to the Corporation; and (iii) except in extraordinary circumstances, the compensation and other material terms of the arrangement must be fully~~

~~disclosed to the stockholders. Extraordinary circumstances are limited to instances when immediate action is required and the goods or services are not immediately available from persons other than the Adviser and its Affiliates.~~

~~(b) Notwithstanding the foregoing clause (a), if the Adviser is not engaged in the business to the extent required by such clause, the Adviser may provide to the Corporation other goods and services if all of the following additional conditions are met: (i) the Adviser can demonstrate the capacity and capability to provide such goods or services on a competitive basis; (ii) the goods or services are provided at the lesser of cost or the competitive rate charged by persons other than the Adviser and its Affiliates in the same geographic location who are in the business of providing comparable goods or services; (iii) the cost is limited to the reasonable necessary and actual expenses incurred by the Adviser on behalf of the Corporation in providing such goods or services, exclusive of expenses of the type which may not be reimbursed under applicable federal or state securities laws and (iv) expenses are allocated in accordance with generally accepted accounting principles and are made subject to any special audit required by applicable federal and state securities laws.~~

~~ARTICLE X~~

~~CONFLICTS OF INTEREST~~

~~Section 10.1 Sales and Leases to Corporation. The Corporation shall not purchase or lease assets in which the Adviser or any Affiliate thereof has an interest unless all of the following conditions are met: (a) the transaction is fully disclosed to the stockholders either in a periodic report filed with the SEC or otherwise; and (b) the assets are sold or leased upon terms that are reasonable to the Corporation and at a price not to exceed the lesser of cost or fair market value as determined by an independent expert. Notwithstanding anything to the contrary in this Section 10.1, the Adviser may purchase assets in its own name (and assume loans in connection therewith) and temporarily hold title thereto, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for the Corporation, or the completion of construction of the assets, provided that all of the following conditions are met: (a) the assets are purchased by the Corporation at a price no greater than the cost of the assets to the Adviser; (b) all income generated by, and the expenses associated with, the assets so acquired shall be treated as belonging to the Corporation and (c) there are no other benefits arising out of such transaction to the Adviser.~~

~~Section 10.2 Sales and Leases to the Adviser, Directors or Affiliates. The Corporation shall not sell assets to the Adviser or any Affiliate thereof unless such sale is duly approved by the holders of a majority of the outstanding voting securities of the Corporation. The Corporation shall not lease assets to the Adviser or any director or Affiliate thereof unless all of the following conditions are met: (a) the transaction is fully disclosed to the stockholders either in a periodic report filed with the SEC or otherwise and (b) the terms of the transaction are fair and reasonable to the Corporation.~~

~~Section 10.3 Loans. Except for the advancement of funds pursuant to Sections 7.3 and 7.4, no loans, credit facilities, credit agreements or otherwise shall be made by the Corporation to the Adviser or any Affiliate thereof.~~

~~Section 10.4 Commissions on Financing, Refinancing or Reinvestment. The Corporation shall not pay, directly or indirectly, a commission or fee to the Adviser or any Affiliate thereof (except as otherwise specified in this Article X) in connection with the reinvestment of cash flow from operations and available reserves or of the proceeds of the resale, exchange or refinancing of assets.~~

~~Section 10.5 Other Transactions. The Corporation shall not engage in any other transaction with the Adviser or a director or Affiliate thereof unless (a) such transaction complies with the NASAA Omnibus Guidelines and all applicable law and (b) a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from non-Affiliated third parties.~~

~~Section 10.6. Lending Practices. On financing made available to the Corporation by the Adviser, the Adviser may not receive interest in excess of the lesser of the Adviser’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Adviser shall not impose a prepayment charge or penalty in connection with such financing and the Adviser shall not receive points or other financing charges. The Adviser shall be prohibited from providing permanent financing for the Corporation. For purposes of this Section 10.6, “permanent financing” shall mean any financing with a term in excess of 12 months.~~

~~ARTICLE XI~~

~~STOCKHOLDERS~~

~~Section 11.1 Voting Rights of Stockholders. Subject to the provisions of any class or series of shares then outstanding and the mandatory provisions of any applicable laws or regulations, upon a vote by the holders of a majority of the shares entitled to vote on a matter, stockholders may, without the necessity for concurrence by the Adviser, direct that the Corporation: (a) amend the investment advisory agreement; (b) remove the Adviser and elect a new Adviser; (c) dissolve the Corporation; or (d) approve or disapprove the sale of all or substantially all of the assets of the Corporation when such sale is to be made other than in the ordinary course of the Corporation’s business. Without approval of holders of a majority of shares entitled to vote on the matter, the Corporation shall not permit the Adviser to: (a) amend the investment advisory agreement except for amendments that do not adversely affect the interests of the stockholders; (b) voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Corporation and would not materially adversely affect the stockholders; (c) appoint a new Adviser; (d) sell all or substantially all of the assets of the Corporation when such sale is to be made other than in the ordinary course of the Corporation’s business; or (e) cause the merger or other reorganization of the Corporation. With respect to any shares owned by the Adviser, the Adviser may not vote or consent on matters submitted to the stockholders regarding the removal of the Adviser or regarding any transaction between the Corporation and the Adviser. In determining the existence of the requisite percentage of the Corporation’s shares entitled to vote on the matter and necessary to approve a matter on which the Adviser may not vote or consent pursuant to this Section 11.1, any shares of the Corporation’s stock entitled to vote on the matter and owned by the Adviser shall not be included.~~

~~Section 11.2 Voting Limitations on Shares Held by the Adviser, Directors and Affiliates. With respect to Shares owned by the Adviser, any director, or any of their Affiliates, neither the Adviser, nor such director(s), nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the Adviser, such director(s) or any of their Affiliates or any transaction between the Corporation and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Adviser, such director(s) and any of their Affiliates may not vote or consent, any shares owned by any of them shall not be included.~~

~~Section 11.3 Right of Inspection. Any stockholder and any designated representative thereof shall be permitted access to the records of the Corporation to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Corporation’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours. Information regarding stockholders’ right to access to the Corporation’s records pertaining to its stockholders is set forth in the Corporation’s Bylaws.~~

~~Section 11.4 Reports.~~

~~(a) The directors, including the independent directors, shall take reasonable steps to insure that the Corporation shall cause to be prepared and mailed or delivered by any reasonable means, including an electronic medium, to each stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the commencement of the Corporation’s initial public offering that shall include: (i) financial~~

~~statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) a report of the activities of the Corporation during the period covered by the report; and (iii) where forecasts have been provided to the stockholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and (iv) a report setting forth distributions to stockholders for the period covered thereby and separately identifying distributions from: (A) cash flow from operations during the period, (B) cash flow from operations during a prior period which have been held as reserves, (C) proceeds from disposition of Assets; and (D) reserves from the gross proceeds. Such annual report must also contain a breakdown of the costs reimbursed to the Adviser. The directors shall take reasonable steps to ensure that, (i) within the scope of the annual audit of the Adviser’s financial statements, the independent certified public accountants preparing such annual report will issue a special report on the allocation of such costs to the Corporation in accordance with the investment advisory agreement, (ii) the special report shall be in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, (iii) the additional costs of such special report will be itemized and may be reimbursed to the Adviser by the Corporation in accordance with this Section only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services as determined above, (iv) the special report shall at minimum provide: a review of the time records of individual employees, the costs of whose services were reimbursed; and a review of the specific nature of the work performed by each such employee, and (v) the prospectus, prospectus supplement or periodic report as filed with the SEC shall disclose in tabular form an itemized estimate of such proposed expenses for the next fiscal year together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Adviser.~~

~~(b) The directors, including the independent directors, shall take reasonable steps to insure that the Corporation shall cause to be prepared and mailed or delivered to each stockholder within 60 days after the end of each fiscal quarter of the Corporation, a report containing the same financial information contained in the Corporation’s Quarterly Report on Form 10-Q filed by the Corporation under the Securities Exchange Act of 1934.~~

~~(c) The directors, including the independent directors, shall take reasonable steps to insure that the Corporation shall cause to be prepared and mailed or delivered within 75 days after the end of each fiscal year of the Corporation to each Person who was at any time during such fiscal year a stockholder all information necessary for the preparation of the stockholders’ federal income tax returns.~~

~~(d) If stock has been purchased on a deferred payment basis, on which there remains an unpaid balance during any period covered by any report required by subsections (a) and (b) above; then such report shall contain a detailed statement of the status of all deferred payments, actions taken by the Corporation in response to any defaults, and a discussion and analysis of the impact on capital requirements of the Corporation.~~

~~ARTICLE XII~~

~~ROLL-UP TRANSACTIONS~~

~~Section 12.1 Roll-up Transactions. In connection with any proposed Roll-Up Transaction, an appraisal of all of the Corporation’s assets shall be obtained from a competent Independent Expert. The Corporation’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Corporation and the stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposed Roll-Up Transaction the choice of:~~

~~(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or~~

~~(b) one of the following:~~

~~(i) remaining as stockholders and preserving their interests therein on the same terms and conditions as existed previously; or~~

~~(ii) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of the net assets of the Corporation.~~

~~The Corporation is prohibited from participating in any proposed Roll-Up Transaction:~~

~~(a) that would result in the stockholders having voting rights in a Roll-Up Entity that are less than the rights provided for in the second sentence of Section 11.1 hereof;~~

~~(b) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of stock by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the stock held by that investor;~~

~~(c) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Section 11.3 hereof; or~~

~~(d) in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is rejected by the stockholders.~~

~~ARTICLE XIII~~

~~DEFINITIONS~~

~~As used in the charter, the following terms shall have the following meanings unless the context otherwise requires:~~

~~Acquisition Expenses. The term “Acquisition Expenses” shall mean any and all expenses incurred by the Corporation, the Advisor, or any Affiliate of either in connection with the initial purchase or acquisition of assets by the Corporation, including, without limitation, legal fees and expenses, travel and communications expenses, accounting fees and expenses, any commission, selection fee, supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.~~

~~Acquisition Fee. The term “Acquisition Fee” shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Corporation or the Adviser) in connection with the initial purchase or acquisition of assets by the Corporation. Included in the computation of such fees or commissions shall be any commission, selection fee, supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.~~

~~Affiliate or Affiliated. The term “Affiliate” or “Affiliated” shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.~~

~~Assessments. The term “Assessments” shall mean any additional amounts of capital which may be mandatorily required of, or paid voluntarily by, a Stockholder beyond his or her subscription commitment excluding deferred payments.~~

~~Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.~~

~~Capital Contributions. The term “Capital Contributions” shall mean the total investment, including the original investment and amounts reinvested pursuant to a distribution reinvestment plan, in the Corporation by a stockholder or by all stockholders, as the case may be. Unless otherwise specified, Capital Contributions shall be deemed to include principal amounts to be received on account of deferred payments.~~

~~Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended.~~

~~Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owned” and “Constructively” (as the context requires) shall have the correlative meanings.~~

~~Front End Fees. The term “Front End Fees” shall mean fees and expenses paid by any party for any services rendered to organize the Corporation and to acquire assets for the Corporation, including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated by the Sponsor.~~

~~Independent Expert. The term “Independent Expert” shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation, and who is qualified to perform such work.~~

~~Investment in Program Assets. The term “Investment in Program Assets” shall mean the amount of Capital Contributions actually paid or allocated to the purchase or development of assets acquired by the Corporation (including working capital reserves allocable thereto, except that working capital reserves in excess of three percent shall not be included) and other cash payments such as interest and taxes, but excluding Front End Fees.~~

~~Liquidity Event. The term “Liquidity Event” shall mean (i) a Listing, (ii) a sale or merger in a transaction that provides Stockholders with cash and/or securities of a publicly traded company or (iii) a sale of all or substantially all of the Assets for cash or other consideration.~~

~~Organization and Offering Expenses. The term “Organization and Offering Expenses” shall mean any and all costs and expenses incurred by and to be paid from the Assets of the Corporation in connection with the formation, qualification and registration of the Corporation, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.~~

~~Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.~~

~~Promotional Interest. The term “Promotional Interest” shall mean a percentage interest of the Advisory in all revenues, costs and expenses of the Corporation, other than Front End Fees, for which the Advisor is not obligated to make a Capital Contribution in the form of cash or tangible property.~~

~~Roll-Up Entity. The term “Roll-Up Entity” shall mean a partnership, trust, corporation, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.~~

~~Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the Stockholders. Such term does not include:~~

~~(a) a transaction involving Securities of the Corporation that have been for at least twelve months listed on a national securities exchange; or~~

~~(b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:~~

~~(i) stockholders’ voting rights;~~

~~(ii) the term of existence of the Corporation;~~

~~(iii) Sponsor or Adviser compensation; or~~

~~(iv) the Corporation’s investment objectives.~~

~~Sponsor. The term “Sponsor” shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Corporation, (ii) will control, manage or participate in the management of the Corporation, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Corporation, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Corporation, (vi) possesses significant rights to control Assets,~~

~~(vii) receives fees for providing services to the Corporation which are paid on a basis that is not customary in the industry or (viii) provides goods or services to the Corporation on a basis which was not negotiated at arm’s-length with the Corporation. “Sponsor” does not include any Person whose only relationship with the Corporation is that of an independent manager of the Assets and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. For purposes of this charter, we refer to the Sponsor as the “Adviser.”~~

THIRD: The amendment and restatement of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The name and address of the Corporation’s current resident agent and the current address of the principal office of the Corporation are as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Section 4.1 of Article IV of the foregoing amendment and restatement of the charter.

SIXTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment and restatement ~~was 100,000,000, consisting of 100,000,000~~, the number of shares of ~~Common Stock, $0.001 par value per share. The~~each class or series thereof, and the aggregate par value of all shares of stock ~~having par value was $100,000. SEVENTH: The total number of shares of stock which~~of the Corporation ~~has authority to issue after giving effect to~~having par value were not changed by the amendments set forth in the foregoing amendment and restatement of the charter ~~is 500,000,000 shares of Common Stock, $0.001 par value per share. The aggregate par value of all authorized shares of stock having par value is $500,000.~~ of the Corporation.

~~EIGHTH~~SEVENTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these ~~Amended~~Second Articles of ~~Incorporation~~Amendment and Restatement to be signed in its name and on its behalf by its President on ~~September __, 2008.~~[—], 2013.

FS INVESTMENT CORPORATION

Attest:		By:
	~~Ryan Conley~~Stephen S. Sypherd Secretary		~~Michael C. Forman~~Gerald F. Stahlecker President ~~and Chief Executive Officer~~

Exhibit B

AMENDED AND RESTATED

INVESTMENT ADVISORY ~~AND~~

~~ADMINISTRATIVE SERVICES~~ AGREEMENT

BETWEEN

~~FRANKLIN SQUARE~~FS INVESTMENT CORPORATION

AND

FB ~~FRANKLIN~~INCOME ADVISOR, LLC

This Amended and Restated Investment Advisory Agreement (the “Agreement”) made this ~~12th~~[—] day of ~~February, 2008,~~[—], 2013, by and between ~~FRANKLIN SQUARE~~FS INVESTMENT CORPORATION (formerly Franklin Square Investment Corporation), a Maryland corporation (the “Company”), and FB ~~FRANKLIN~~INCOME ADVISOR, LLC (formerly FB Franklin Advisor, LLC), a Delaware limited liability company (the “Adviser”). This Agreement amends and restates in its entirety that certain Investment Advisory and Administrative Services Agreement (as amended, the “Investment Advisory and Administrative Services Agreement”), dated February 12, 2008, by and between the Company and the Adviser.

WHEREAS, the Company is a ~~newly organized~~ non-diversified, closed-end management investment company that ~~intends to elect~~has elected to be ~~treated~~regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Adviser is ~~a newly organized~~an investment adviser that ~~intends to register~~has registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, pursuant to the Investment Advisory and Administrative Services Agreement, the Company ~~desires to retain~~retained the Adviser to furnish investment advisory services (the “Investment Advisory Services”) to the Company and to provide for the administrative services (the “Administrative Services”) necessary for the operation of the Company on the terms and conditions set forth therein;

WHEREAS, the Company and the Adviser desire to amend and restate in its entirety the Investment Advisory and Administrative Services to unbundle the Investment Advisory Services and the Administrative Services;

WHEREAS, the Company desires to continue to retain the Adviser to furnish the Investment Advisory Services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to continue to be retained to provide such services; and

WHEREAS, simultaneously with the execution of this Agreement, the Company and the Adviser (in such capacity, the “Administrator”) have entered into that certain Administrative Services Agreement (the “Administration Agreement”) whereby the Administrator will provide for the Administrative Services on the terms and conditions set forth therein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Duties of the Adviser.

(a) Retention of Adviser. The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth:

(i) in accordance with the investment objectives, policies and restrictions that are set forth in the Company’s then effective Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the “SEC”), as amended from time to time ~~(the “Registration Statement”)~~, if any, and/or the Company’s periodic reports filed with the SEC from time to time; and

(ii) during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and bylaws, in each case as amended from time to time~~,~~.

(b) Responsibilities of Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:

(i) determine the composition and allocation of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes;

(ii) identify, evaluate and negotiate the structure of the investments made by the Company;

(iii) execute, monitor and service the Company’s investments;

(iv) determine the securities and other assets that the Company shall purchase, retain, or sell;

(v) perform due diligence on prospective portfolio companies; and

(vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

(c) Power and Authority. To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Adviser ~~(which power and authority may be delegated by the Adviser to one or more investment sub-advisers)~~, and the Adviser hereby accepts, the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt or other financing, the Adviser shall arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act.

(d) Administrative Services. ~~Subject to the supervision, direction and control of the Board, the provisions of the Articles and Bylaws of the Company, and applicable federal and state law, the Adviser shall perform, or cause to be performed by other persons, all administrative services in connection with the operation of the Company. (e)~~ Acceptance of Employment. The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.

(~~f~~e) Sub-Advisers. The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objectives, policies and restrictions, and work, along with the Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company.

(i) The Adviser and not the Company shall be responsible for any compensation payable to any Sub-Adviser.

(ii) Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, including without limitation the requirements relating to Board and Company shareholder approval thereunder, and other applicable federal and state law.

(iii) Any Sub-Adviser shall be subject to the same fiduciary duties imposed on the Adviser pursuant to this Agreement, the Investment Company Act and the Advisers Act, as well as other applicable federal and state law. ~~(g)~~

(f) Independent Contractor Status. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(~~h)~~ g) Record Retention. Subject to review by and the overall control of the Board, the Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request and upon termination of this Agreement pursuant to Section 9, provided that the Adviser may retain a copy of such records.

~~The following provisions in this Section 1 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.~~

~~(i) Administrator. The Adviser shall, upon by request by an official or agency administering the securities laws of a state, province, or commonwealth (an “Administrator”) submit to such Administrator the reports and statements required to be distributed to Company stockholders pursuant to this Agreement, the Registration Statement and applicable federal and state law.~~

~~(j) Fiduciary Duty: It is acknowledged that the Adviser shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Adviser’s immediate possession or control. The Adviser shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Adviser shall not, by entry into an agreement with any stockholder of the Company or otherwise, contract away the fiduciary obligation owed to the Company and the Company stockholders under common law.~~

2.	Company’s Responsibilities and Expenses Payable by the Company.

(a) Adviser Personnel. All personnel of the Adviser, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company.

~~(b) Costs. Subject to the limitations on reimbursement of the Adviser as set forth in Section 2(c) below, the Company, either directly or through reimbursement to the Adviser, shall bear all other costs and expenses of its operations and transactions, including (without limitation) fees and expenses relating to: expenses deemed to be “organization and offering expenses” of the Company for purposes of Conduct Rule 2810(a)(12) of the Financial Industry Regulatory Authority (for purposes of this Agreement, such expenses, exclusive of commissions, the dealer manager fee and any discounts, are hereinafter referred to as “Organization and Offering Expenses”); amounts paid to third parties for administrative services; the investigation and monitoring of the Company’s investments; the cost of calculating the Company’s net asset value; the cost of effecting sales and repurchases of shares of the Company’s common stock and other securities; management and incentive fees payable pursuant to the investment advisory agreement; fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms), transfer agent and custodial fees, fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events); federal and state registration fees; any exchange listing fees; federal, state and local taxes; independent directors’ fees and expenses; brokerage commissions; costs of proxy statements; stockholders’ reports and notices; costs of preparing government filings, including periodic and current reports with the SEC; fidelity bond, liability insurance and other insurance premiums; and printing, mailing, independent accountants and outside legal costs.~~

~~Notwithstanding the foregoing, the Company shall not be liable for Organization and Offering Expenses to the extent that Organization and Offering Expenses, together with all prior Organization Offering Expenses, exceeds the greater of $125,000 and 1.5% of the aggregate gross proceeds from the offering of the Company’s securities (the “Offering Proceeds”). The Company shall be obligated to reimburse the Adviser for all current and past Organization and Offering Expenses paid by the Adviser and not already reimbursed by the Company (the “Reimburseable O&O Expenses”) as follows:~~

~~(i) if the Offering Proceeds are $8,333,333.33 or less, the Company shall reimburse the Adviser for such Reimburseable O&O Expenses to the extent that the Reimburseable O&O Expenses, together with all past Organization and Offering Expenses for which the Adviser has received reimbursement, does not exceed $125,000; or~~

~~(ii) if the Offering Proceeds exceed $8,333,333.33, the Company shall reimburse the Adviser for such Reimburseable O&O Expenses to the extent that the Reimburseable O&O Expenses, together with all past Organization and Offering Expenses for which the Adviser has received reimbursement, does not exceed an amount equal to 1.5% of the Offering Proceeds, or a maximum reimbursement of $22,500,000, assuming the maximum offering size is $1,500,000,000.~~

~~The following provisions in this Section 2(c) shall apply for only so long as the shares of the Company are not listed on a national securities exchange.~~

~~(c) Limitations on Reimbursement of Expenses.~~

~~(i) In addition to the compensation paid to the Adviser pursuant to Section 3, the Company shall reimburse the Adviser for all expenses of the Company incurred by the Adviser as well as the actual cost of goods and services used for or by the Company and obtained from entities not affiliated with the Adviser. The Adviser may be reimbursed for the administrative services performed by it on behalf of the Company; provided, however, the reimbursement shall be an amount equal to the lower of the Adviser’s actual cost or the amount the Company would be required to pay third parties for the provision of comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Adviser is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be:~~

~~(A) rent or depreciation, utilities, capital equipment, and other administrative items of the Adviser; and~~

~~(B) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any executive officer or board member of the Adviser (or any individual performing such services) or a holder of 10% or greater equity interest in the Adviser (or any person having the power to direct or cause the direction of the Adviser, whether by ownership of voting securities, by contract or otherwise). (d) Periodic Reimbursement. Expenses incurred by the Adviser on behalf of the Company and payable pursuant to this Section 2 shall be reimbursed no less than monthly to the Adviser. The Adviser shall prepare a statement documenting the expenses of the Company and the calculation of the reimbursement and shall deliver such statement to the Company prior to full reimbursement.~~

3. Compensation of the Adviser. The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee. See Appendix A for examples of how these fees are calculated.

(a) Base Management Fee. The Base Management Fee shall be calculated at an annual rate of 2.0% of the Company’s average gross assets. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as the Adviser shall determine. The Base Management Fee for any partial month or quarter shall be appropriately pro rated.

(b) Incentive Fee. The Incentive Fee shall consist of ~~three~~two parts, as follows:

(i) The first part, referred to as the “Subordinated Incentive Fee on Income,” shall be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Subordinated Incentive Fee on Income shall be subject to payment of a preferred return to investors each quarter, expressed as a ~~quarterly~~ rate of return on ~~Adjusted Capital (as defined below) at the beginning~~the value of the Company’s net assets at the end of the most recently completed calendar quarter, of 2.00% (8.00% annualized), subject to a “catch up” feature (as described below).

•

• For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

•

~~• For purposes of this fee, “Adjusted Capital” shall mean cumulative gross proceeds generated from sales of the Company’s common stock (including proceeds from the Company’s distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Company’s investments paid to shareholders and amounts paid for share repurchases pursuant to the Company’s share repurchase program.~~The calculation of the Subordinated Incentive Fee on Income for each quarter is as follows:

(A) No Subordinated Incentive Fee on Income shall be payable to the Adviser in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate of 2.00% or 8.00% annualized (the “Preferred Return”) on ~~Adjusted Capital~~net assets;

(B) 100% of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the ~~preferred return~~Preferred Return but is less than or equal to 2.50% in any calendar quarter (10.00% annualized) shall be payable to the Adviser. This portion of the company’s Subordinated Incentive Fee on Income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches 2.50% (10.00% annualized) in any calendar quarter; and

(C) For any quarter in which the Company’s Pre-Incentive Fee Net Investment Income exceeds 2.50% (10.00% annualized), the Subordinated Incentive Fee on Income shall equal 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, as the Preferred Return and catch-up will have been achieved.

(ii) The second part of the incentive fee, referred to as the “Incentive Fee on Capital Gains ~~During Operations~~,” shall be an incentive fee on capital gains ~~earned on liquidated investments from the portfolio during operations prior to the liquidation of the Company~~ and shall be determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory agreement). This fee shall equal 20.0% of the Company’s incentive fee capital gains, which shall equal the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

~~(iii) The third part of the incentive fee, referred to as the “Subordinated Liquidation Incentive Fee,” shall equal 20.0% of the net proceeds from the liquidation of the Company remaining after investors have received distributions of net proceeds from liquidation of the Company equal to Adjusted Capital as calculated immediately prior to liquidation.~~ 4. Covenants of the Adviser.

~~(a) Adviser Status.~~ The Adviser covenants that it will register as an investment adviser under the Advisers Act and will maintain such registration. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

~~The following provisions in this Section 4 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.~~

~~(b) Reports to Stockholders. The Adviser shall prepare or shall cause to be prepared and distributed to stockholders during each year the following reports of the Company (either included in a periodic report filed with the SEC or distributed in a separate report):~~

~~(i) Quarterly Reports. Within 60 days of the end of each quarter, a report containing the same financial information contained in the Company’s Quarterly Report on Form 10-Q filed by the Company under the Securities Exchange Act of 1934, as amended.~~

~~(ii) Annual Report. Within 120 days after the end of the Company’s fiscal year, an annual report containing:~~

~~(A) A balance sheet as of the end of each fiscal year and statements of income, equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principals and accompanied by an auditor’s report containing an opinion of an independent certified public accountant;~~

~~(B) A report of the activities of the Company during the period covered by the report;~~

~~(C) Where forecasts have been provided to the Company’s shareholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report;~~

~~(D) A report setting forth distributions by the Company for the period covered thereby and separately identifying distributions from (i) cash flow from operations during the period; (ii) cash flow from operations during a prior period which have been held as reserves; and (iii) proceeds from disposition of Company assets.~~

~~(iii) Previous Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report, prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, and distributed to stockholders not less than annually, containing an itemized list of the costs reimbursed to the Adviser pursuant to Section 2(c) for the previous fiscal year. The special report shall at a minimum provide:~~

~~(A) A review of the time records of individual employees, the costs of whose services were reimbursed; and~~

~~(B) A review of the specific nature of the work performed by each such employee.~~

~~(iv) Proposed Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report containing an itemized estimate of all proposed expenses for which it shall receive reimbursements pursuant to Section 2(c) of this Agreement for the next fiscal year, together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Adviser. (c) Reports to Administrators. The Adviser shall, upon written request of any Administrator, submit any of the reports and statements to be prepared and distributed by it pursuant to this Section 4 to such Administrator.~~

~~(d) Reserves. In performing its duties hereunder, the Adviser shall cause the Company to provide for adequate reserves for normal replacements and contingencies (but not for payment of fees payable to the Adviser hereunder) by causing the Company to retain a reasonable percentage of proceeds from offerings and revenues.~~

~~(e) Recommendations Regarding Reviews. From time to time and not less than quarterly, the Adviser must review the Company’s accounts to determine whether cash distributions are appropriate. The Company may, subject to authorization by the Board of Directors, distribute pro rata to the stockholders funds received by the Company which the Adviser deems unnecessary to retain in the Company.~~

~~(f) Temporary Investments. The Investment Adviser shall, in its sole discretion, temporarily place proceeds from offerings by the Company into short term, highly liquid investments which, in its reasonable judgment, afford appropriate safety of principal during such time as it is determining the composition and allocation of the portfolio of the Company and the nature, timing and implementation of any changes thereto pursuant to Section 1(b); provided however, that the Investment Adviser shall be under no fiduciary obligation to select any such short-term, highly liquid investment based solely on any yield or return of such investment. The Investment Adviser shall cause any proceeds of the offering of Company securities not committed for investment within the later of two years from the date of effectiveness of the Registration Statement or one year from termination of the offering, unless a longer period is permitted by the applicable Administrator, to be paid as a distribution to the stockholders of the Company as a return of capital without deduction of Front End Fees (as defined below).~~

5.	Brokerage Commissions, Limitations on Front End Fees; Period of Offering; Assessments.

(a) Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

~~The following provisions in this Section 5 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.~~

~~(b) Limitations. Notwithstanding anything herein to the contrary:~~

~~(i) All fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company (“Front End Fees”) shall be reasonable and shall not exceed 18% of the gross offering proceeds, regardless of the source of payment. Any reimbursement to the Adviser or any other person for deferred organizational and offering expenses, including any interest thereon, if any, will be included within this 18% limitation.~~

~~(ii) The Adviser shall commit at least eighty-two percent (82%) of the gross offering proceeds towards the investment or reinvestment of assets and reserves as set forth in Section 4(d) above on behalf of the Company. The remaining proceeds may be used to pay Front End Fees. 6.~~

6.	Other Activities of the Adviser.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.	Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, member, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, member, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8.	Indemnification.

~~(a) Indemnification.~~ The Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment ~~advisor~~adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company, to the extent such damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland~~,~~ or the charter of the Company ~~or the provisions of Section II.G of the Omnibus Guidelines published by the North American Securities Administrators Association on March 29, 1992, as it may be amended from time to time.~~

~~The following provisions in this Section 8 shall apply for only so long as the shares of the Company are not listed on a national securities exchange. (b) Limitations on Indemnification. Notwithstanding Section 8(a) to the contrary, the Company shall not provide for indemnification of the Indemnified Parties for any liability or loss suffered by the Indemnified Parties, nor shall the Company provide that any of the Indemnified Parties be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:~~ . Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its stockholders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisor’s duties or by reason of the reckless disregard of the Advisor’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

~~(i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;~~

~~(ii) the Indemnified Party was acting on behalf of or performing services for the Company;~~

~~(iii) such liability or loss was not the result of negligence or misconduct by the Indemnified Party; and~~

~~(iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders. Furthermore, the Indemnified Party shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:~~

~~(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;~~

~~(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or~~

~~(iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. (c) Advancement of Funds. The Company shall be permitted to advance funds to the Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are met:~~

~~(i) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;~~

~~(ii) The legal action is initiated by a third party who is not a Company stockholder, or the legal action is initiated by a Company stockholder and a court of competent jurisdiction specifically approves such advancement; and~~

~~(iii) The Indemnified Party undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Indemnified Party is not found to be entitled to indemnification. 9. Effectiveness,~~

9.	Duration and Termination of Agreement.

(a) ~~Term and Effectiveness. This Agreement shall become effective as of the date that the Company meets the minimum offering requirement, as such term is defined in the prospectus contained in the Company’s registration statement on Form N-2 as declared effective by the SEC~~ Term. This Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(b) Termination. This Agreement may be terminated at any time, without the payment of any penalty, ~~(a) by the Company~~ upon 60 days’ written notice ~~to the Adviser~~, (~~i~~a) ~~upon~~by the vote of a majority of the outstanding voting securities of the Company, ~~or (ii~~(b) by the vote of the ~~Company’s independent directors, or (b) by the Adviser upon 120 days’ written notice to the Company~~Board or (c) by the Adviser. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed to it under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

~~(c) Payments to and Duties of Adviser Upon Termination.~~

~~(i) After the termination of this Agreement, the Adviser shall not be entitled to compensation for further services provided hereunder except that it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement.~~

~~(ii) The Investment Adviser shall promptly upon termination:~~

~~(A) Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;~~

~~(B) Deliver to the Board all assets and documents of the Company then in custody of the Investment Adviser; and~~

~~(C) Cooperate with the Company to provide an orderly management transition. The following provisions in this Section 9 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.~~

~~(d)~~ Other Matters. ~~Without the approval of holders of a majority of the shares entitled to vote on the matter, the Adviser shall not: (i) amend the investment advisory agreement except for amendments that do not adversely affect the interests of the stockholders; (ii) voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the stockholders; (iii) appoint a new Adviser; (iv) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business; or (v) cause the merger or other reorganization of the Company. In the event that the Adviser should withdraw pursuant to (ii) above, the withdrawing Adviser shall pay all expenses incurred as a result of its withdrawal. The Company may terminate the Adviser’s interest in the Company’s revenues, expenses, income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Adviser’s interest, determined by agreement of the terminated Adviser and the Company. If the Company and the Adviser cannot agree upon such amount, then such amount will be determined in accordance with the then current rules of the American Arbitration Association. The expenses of such arbitration shall be borne equally by the terminated Adviser and the Company. The method of payment to the terminated Adviser must be fair and must protect the solvency and liquidity of the Company.~~

10.	~~Conflicts of Interests and Prohibited Activities~~.

~~The following provisions in this Section 10 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.~~

~~(a) No Exclusive Agreement~~. ~~The Adviser is not hereby granted or entitled to an exclusive right to sell or exclusive employment to sell assets for the Company.~~

~~(b) Rebates, Kickbacks and Reciprocal Arrangements~~. ~~(i) The Adviser agrees that it shall not (A) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws, (B) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, or (C) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws.~~

~~(ii) The Adviser agrees that it shall not directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell the Company’s stock or give investment advice to a potential stockholder; provided, however, that this subsection shall not prohibit the payment of a registered broker-dealer or other properly licensed agent from sales commissions for selling or distributing the Company’s common stock. (c) Commingling. The Adviser covenants that it shall not permit or cause to be permitted the Company’s funds from being commingled with the funds of any other entity. Nothing in this Subsection 10(c) shall prohibit the Adviser from establishing a master fiduciary account pursuant to which separate sub-trust accounts are established for the benefit of affiliated programs, provided that the Company’s funds are protected from the claims of other programs and creditors of such programs. 11.~~ Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

~~12.~~	11. Amendments.

This Agreement may be amended by mutual consent but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

~~13.~~	12. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a BDC under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

~~FRANKLIN SQUARE~~FS INVESTMENT CORPORATION

By:
Name:

Title:

FB ~~FRANKLIN~~INCOME ADVISOR, LLC

By:
Name:

Title:

Appendix A

NOTE: All percentages herein refer to ~~adjusted capital~~net assets.

Example 1: Subordinated Incentive Fee on Income for Each Calendar Quarter

Scenario 1

Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.25%

Preferred return(1) = 2.00%

Base management fee(2) = 0.50%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(investment income – (base management fee + other expenses) = 0.55%

Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate, therefore there is no Subordinated Incentive Fee on Income payable.

Scenario 2

Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.90%

Preferred return(1) = 2.00%

Base management fee(2) = 0.50%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(investment income – (base management fee + other expenses) = 2.20%

Subordinated Incentive fee on Income = 100% × Pre-Incentive Fee Net Investment Income (subject to “catch-up”)(4)

= 100% x (2.20% – 2.00%)

= 0.20%

Pre-Incentive Fee Net Investment Income exceeds the preferred return rate, but does not fully satisfy the “catch-up” provision, therefore the Subordinated Incentive Fee on Income is 0.20%.

Scenario 3

Assumptions

Investment income (including interest, dividends, fees, etc.) = 3.50%

Preferred return(1) = 2.00%

Base management fee(2) = 0.50%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(investment income – (base management fee + other expenses) = 2.80%

Catch up = 100% × Pre-Incentive Fee Net Investment Income (subject to “catch-up”)(4)

Subordinated Incentive Fee on Income = 100% × “catch-up” + (20% × (Pre-Incentive Fee Net Investment Income – 2.5%))

Catch up = 2.50% – 2.00%

= 0.50%

Subordinated Incentive Fee on Income = (100% × 0.50%) + (20.00% × (2.80% –2.50%))

= 0.50% + (20.00% × 0.30%)

= 0.50% + 0.06%

= 0.56%

Pre-Incentive Fee Net Investment Income exceeds the preferred return and fully satisfies the “catch-up” provision, therefore the Subordinated Incentive Fee on Income is 0.56%.

~~(1)~~	~~Represents 8.00% annualized preferred return.~~

~~(2)~~	~~Represents 2.00% annualized base management fee on average gross assets. Examples assume assets are equal to adjusted capital.~~

~~(3)~~	~~Excludes organizational and offering expenses.~~

(1)	Represents 8.00% annualized preferred return.

(2)	Represents 2.00% annualized base management fee on average gross assets.

(3)	Excludes organizational and offering expenses.

(4)	The “catch-up” provision is intended to provide the Adviser with an incentive fee of 20.00% on all Pre-Incentive Fee Net Investment Income when the Company’s net investment income exceeds 2.50% in any calendar quarter.

~~(4)~~	~~The “catch-up” provision is intended to provide the Adviser with an incentive fee of 20.00% on all Pre-Incentive Fee Net Investment Income when the Company’s net investment income exceeds 2.50% in any calendar quarter.~~

Example 2: Incentive Fee on Capital Gains ~~During Operations~~ (*):

Scenario 1:

Assumptions

Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)

Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million

Year 3: FMV of Investment B determined to be $25 million

Year 4: Investment B sold for $31 million

The Incentive Fee on Capital Gains ~~During Operations~~ would be:

Year 1: None

Year 2: Incentive Fee on Capital Gains ~~During Operations~~ of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20.00%)

Year 3: None ~~—~~- $5 million (20.00% multiplied by ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $6 million (previous capital gains fee paid in Year 2)

Year 4: Incentive Fee on Capital Gains ~~During Operations~~ of $200,000 — $6.2 million ($31 million cumulative realized capital gains multiplied by 20.00%) less $6 million (Incentive Fee on Capital Gains ~~During Operations~~ taken in Year 2)

Scenario 2

Assumptions

Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

Year 4: FMV of Investment B determined to be $35 million

Year 5: Investment B sold for $20 million

The capital gains incentive fee, if any, would be:

Year 1: None

Year 2: $5 million Incentive Fee on Capital Gains ~~during operations~~ — 20.00% multiplied by $25 million ($30 million realized capital gains on Investment A less unrealized capital depreciation on Investment B)

Year 3: $1.4 million Incentive Fee on Capital Gains ~~During Operations~~ — $6.4 million (20.00% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $5 million Incentive Fee on Capital Gains ~~During Operations~~ received in Year 2

Year 4: None

Year 5: None — $5 million (20.00% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million cumulative Incentive Fee on Capital Gains ~~During Operations~~ paid in Year 2 and Year 3

~~Example 3: Subordinated Liquidation Incentive Fee~~

~~Scenario 1~~

~~Assumptions~~

~~Year 1: Gross offering proceeds total $85 million. $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)~~

~~Year 2: Investment A sold for $25 million and all proceeds, net of any capital gains incentive fees payable, are returned to shareholders. FMV of Investment B determined to be $30 million and FMV of Investment C determined to be $27 million.~~

~~Year 3: FMV of Investment B determined to be $31 million. FMV of Investment C Determined to be $20 million.~~

~~Year 4: FMV of Investment B determined to be $35 million. FMV of Investment C determined to be $25 million.~~

~~Year 5: Investments B and C sold in an orderly liquidation for total proceeds of $55 million. All proceeds, net of any capital gains incentive fees payable, are returned to shareholders.~~

*	The returns shown are for illustrative purposes only. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in this example.

~~The capital gains incentive fee, if any, would be:~~

~~Year 1: None~~

~~Year 2: $1 million Incentive Fee on Capital Gains During Operations — 20.00% multiplied by a realized gain $5 million (no unrealized depreciation or realized losses occurred). Adjusted capital now equals $61 million ($85 million gross proceeds less $24 million returned to shareholders from the sale of portfolio investments).~~

~~Year 3: None~~

~~Year 4: None~~

~~Year 5: No Subordinated Liquidation Incentive Fee Due — Liquidation proceeds of $55 million are less than Adjusted Capital immediately prior to liquidation ($61 million).~~

~~Scenario 2~~

~~Assumptions~~

~~Year 1: Gross offering proceeds total $85 million. $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).~~

~~Year 2: Investment A sold for $25 million and all proceeds, net of any capital gains incentive fees payable, are returned to shareholders. FMV of Investment B determined to be $30 million and FMV of Investment C determined to be $27 million.~~

~~Year 3: FMV of Investment B determined to be $31 million. FMV of Investment C Determined to be $20 million.~~

~~Year 4: FMV of Investment B determined to be $35 million. FMV of Investment C determined to be $25 million.~~

~~Year 5: Investments B and C sold in an orderly liquidation for total proceeds of $80 million. All proceeds, net of any capital gains incentive fees payable, are returned to shareholders.~~

~~The capital gains incentive fee, if any, would be:~~

~~Year 1: None~~

~~Year 2: $1 million Incentive Fee on Capital Gains During Operations —20.00% multiplied by a realized gain $5 million (no unrealized depreciation or realized losses occurred). Adjusted Capital now equals $61million ($85 million gross proceeds less $24 million returned to shareholders from the sale of portfolio investments).~~

~~Year 3: None~~

~~Year 4: None~~

~~Year 5: $3.8 million Subordinated Liquidation Incentive Fee — 20% multiplied by liquidation proceeds ($80 million) in excess of Adjusted Capital immediately prior to liquidation ($61 million), or $19 million.~~

~~*~~	~~The returns shown are for illustrative purposes only. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in this example.~~

Exhibit C

Principal Executive Officers of FB Income Advisor, LLC

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

Name and Title

Michael C. Forman – Chairman and Chief Executive Officer

David J. Adelman – Vice-Chairman

Zachary Klehr – Executive Vice President

Gerald F. Stahlecker – Executive Vice President

Stephen S. Sypherd – Senior Vice President and General Counsel

Officers and Directors of FS Investment Corporation who are Officers of FB Income Advisor, LLC

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

Name and Title

Michael C. Forman – Chairman and Chief Executive Officer

Gerald F. Stahlecker – President

David J. Adelman – Vice-Chairman

Zachary Klehr – Executive Vice President

Stephen S. Sypherd – Vice President, Secretary and Treasurer

C-1

FS INVESTMENT CORPORATION 2929 ARCH ST, SUITE 675 PHILADELPHIA, PA 19104

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐
Nominees

01 David J. Adelman	02 Gregory P. Chandler	03 Michael C. Forman	04 Thomas J. Gravina	05 Barry H. Frank
06 Michael J. Hagan	07 Jeffrey K. Harrow	08 Michael J. Heller	09 Paul Mendelson	10 Thomas J. Ridge

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

2. To ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

3.      To amend and restate the Company’s charter to reflect an amendment described in the proxy statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange (such as the New York Stock Exchange or the NASDAQ Stock Market), to provide for a staggered board of directors.

	☐	☐	☐

4.      To amend and restate the Company’s charter to reflect additional amendments described in the proxy statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to delete certain provisions required by the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc., and which will serve to conform more closely certain provisions in the Company’s charter to provisions in the charters of other business development companies whose securities are listed and publicly-traded on a national securities exchange as described in the proxy statement.

	☐	☐	☐

5.      To amend and restate the Company’s charter to reflect an additional amendment described in the proxy statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to provide that directors may be removed only for “cause” and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

	☐	☐	☐

6.      To amend and restate the Company’s charter to reflect an additional amendment described in the proxy statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to provide that the Company may limit a stockholder’s right to inspect the books and records of the Company if the Company’s board of directors determines that such stockholder has an improper purpose for requesting such inspection.

	☐	☐	☐

7.      To amend and restate the Company’s charter to reflect an additional amendment described in the proxy statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to clarify that that indemnification and exculpation provisions in the Company’s amended and restated charter are subject to the limitations of the Investment Company Act of 1940, as amended.

	☐	☐	☐

8.      To amend and restate the Company’s charter to reflect an additional amendment described in the proxy statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to remove additional references to the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc.

	☐	☐	☐

9.      To amend and restate the Company’s charter to reflect additional amendments described in the proxy statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to, among other things, (a) increase the vote required to effect changes to certain charter provisions to 80% of all the votes entitled to be cast on the matter, and (b) require such increased vote (i.e., 80% of all the votes entitled to be cast on the matter) to effect a liquidation of the Company or any amendment to provisions of the charter relating to the composition of the board of directors and the election of its members.

	☐	☐	☐

10.    To approve an amended and restated investment advisory agreement between the Company and its investment advisor, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange.

	☐	☐	☐

11.    To authorize flexibility for the Company, with the approval of the Company’s board of directors, to offer and sell shares of the Company’s common stock, during the 12 months following stockholder approval, at a price below the then-current net asset value per share, subject to the Company listing its outstanding shares of common stock on a national securities exchange and certain limitations described in the proxy statement.

	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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FS INVESTMENT CORPORATION

Annual Meeting of Stockholders

June 20, 2013

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael C. Forman and Stephen S. Sypherd, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend the 2013 Annual Meeting of Stockholders of FS Investment Corporation, a Maryland corporation (the “Company”), to be held at 1:00 p.m., Eastern Time, on Thursday, June 20, 2013, at Cira Centre, 2929 Arch Street, 21st Floor, Philadelphia, Pennsylvania 19104, and any adjournments or postponements thereof (the “Annual Meeting”), and vote as designated on the reverse side of this proxy card all of the shares of common stock, par value $0.001 per share, of the Company (“Shares”) held of record by the undersigned as of any applicable record date. The proxy statement and the accompanying materials are being mailed to stockholders of record described below on or about May 10, 2013 and are available on the Company’s website at www.fsinvestmentcorp.com. All properly executed proxies representing Shares received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon.

If no specification is made, the Shares will be voted FOR the proposal to elect each of the director nominees, FOR the proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm, FOR each of the seven proposals to reflect in the Company’s amended and restated charter certain amendments that will become effective upon a future listing of the Shares on a national securities exchange, FOR the proposal to approve an amended and restated investment advisory agreement between the Company and its investment adviser that will become effective upon a future listing of the Shares on a national securities exchange and FOR the proposal to authorize flexibility for the Company, with the approval of the Company’s board of directors, to sell Shares during the next twelve months following stockholder approval at a price below the then-current net asset value per share. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors of the Company knows of no other business to be presented at the Annual Meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Continued and to be signed on reverse side